UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
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TRONOX HOLDINGS PLC
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Dear Fellow Shareholder:
You are cordially invited to attend the Annual General Meeting of Shareholders of Tronox Holdings plc, which will be held at 9 a.m. (U.S. Eastern Daylight Time) on Wednesday, June 24, 2020.
The accompanying notice of meeting and Proxy Statement describe the matters to be voted on at the meeting. The Board of Directors recommends that you vote FOR all the proposals set forth in the accompanying notice of meeting and Proxy Statement.
Like all companies and organizations, we have been profoundly affected by the coronavirus pandemic (or COVID-19 pandemic). Our first priority is to protect the health and well-being of all Tronox stakeholders, including our shareholders and others who might normally attend our Annual General Meeting of Shareholders. Hence, as part of our precautions, the Annual Meeting will be a “virtual” meeting. The Company is making its proxy materials available electronically as the primary means of furnishing proxy materials to stockholders, who can participate in the meeting online at www.virtualshareholdermeeting.com/TROX2020 at the appointed date and time. This virtual approach to the Annual Meeting also provides a convenient way to access the Company’s proxy materials and vote, enables greater stockholder participation in the proceedings and reduces the cost and environmental impact of the Annual Meeting.
YOUR VOTE IS IMPORTANT. We encourage you to read the Proxy Statement and vote your shares as soon as possible. Shareholders may vote via the Internet, by telephone or by completing and returning a proxy card.
On behalf of the Board of Directors, we want to thank you for your continued support of Tronox.
Sincerely,

 Jeffry N. Quinn
Chairman and CEO

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS
OF TRONOX HOLDINGS PLC
(Registered Company No. 11653089)
Date:	Wednesday, June 24, 2020

Time:	9:00 am EDT

Virtual Meeting Access:	www.virtualshareholdermeeting.com/TROX2020

Record Date:	5:00 p.m. (U.S. Eastern Daylight Time) on Monday, April 13, 2020

Meeting Agenda:	1.	Election of each of the nine director nominees listed in the accompanying Proxy Statement by separate ordinary resolutions.
	2.	A non-binding advisory vote to approve executive compensation.
	3.	Ratify the appointment of PricewaterhouseCoopers LLP (U.S.) as the Company’s independent registered public accounting firm.
4.
Approve receipt of our U.K. audited annual report and accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2019 included in Appendix A to this Proxy Statement (the “Annual Report and Accounts”).

5.
Approve our U.K. directors' remuneration policy, included in the directors' remuneration report contained in the Annual Report and Accounts and included in Appendix A to this Proxy Statement (the “Directors’ Remuneration Policy”).

6.
Approve on a non-binding advisory basis our U.K. directors' remuneration report (other than the part containing the Directors' Remuneration Policy) for the fiscal year ended December 31, 2019, contained in the Annual Report and Accounts and included in Appendix A to this Proxy Statement (the “Directors’ Remuneration Report”).

7.
Re-appoint PricewaterhouseCoopers LLP (“PwC U.K.”) as our U.K. statutory auditor under the U.K. Companies Act 2006 to hold office from the conclusion of the Annual Meeting until the conclusion of the next general meeting at which the annual report and accounts are laid before the Company.

	8.	Authorize the Board or the Audit Committee to determine the remuneration of PwC U.K. in its capacity as the Company’s U.K. statutory auditor.
	9.	Approve an amendment to the Tronox Holdings plc Amended and Restated Management Equity Incentive Plan for the sole purpose of increasing the authorized shares thereunder.

We encourage shareholders to vote as soon as possible. Shareholders of record on the Record Date are entitled to vote in the following ways:
By Internet:	By Telephone:	By Mail:

You can vote your shares online at www.proxyvote.com	In the U.S. or Canada, you can vote your shares by calling +1-800-690-6903.
You can vote by mail by marking, dating and signing your proxy card and returning it in the business reply envelope to Tronox Holdings plc, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901 U.S.A.

A shareholder of record is entitled to appoint more than one proxy in relation to the 2020 Annual Meeting (provided that each proxy is appointed to exercise the rights attached to different ordinary shares). Such proxy need not be a shareholder of record, but must attend the 2020 Annual Meeting and vote as the shareholder of record instructs for such vote to be counted. The proxy may exercise all or any of a shareholder’s right to attend the “virtual” meeting, ask questions and vote at the 2020 Annual Meeting and need not be a shareholder of Tronox Holdings plc.
This Notice of Annual General Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about April 27, 2020.
By Order of the Board of Directors,

Jeffrey N. Neuman
Senior Vice President,
General Counsel and Secretary
Registered Office: Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, DN40 2PR, United Kingdom

Page
Proxy Summary	1
Proposal 1 – Election of Directors	12
Sustainability and Corporate Responsibility	16
Corporate Governance of the Company	19
2019 Non-Employee Director Compensation	27
Security Ownership of Certain Beneficial Owners	29
Section 16(a) Beneficial Ownership Reporting Compliance	31
Certain Relationships and Related Transactions	32
Proposal 2 – Advisory Vote on Executive Compensation (Say-On-Pay)	33
Compensation and Discussion Analysis	35
Report of the Audit Committee	69
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	70
Proposal 4 – Approve U.K. Audited Annual Report and Accounts	72
Proposal 5 – Approve U.K. Directors' Remuneration Policy	73
Proposal 6 – Approve U.K. Directors' Remuneration Report	74
Proposal 7 – Approve Re-Appointment of U.K. Statutory Auditor	75
Proposal 8 – Authorize the Board or Audit Committee to Determine Remuneration of U.K. Statutory Auditor	76
Proposal 9 – Approve an Amendment to the Tronox Holdings plc Amended and Restated Management Equity Incentive Plan for the Sole Purpose of Increasing the Authorized Shares Thereunder	77
General Information	83
Additional Information	87
Appendix A: Annual Report and Accounts (with Directors’ Remuneration Report and Policy)	A-1
Appendix B: Amended And Restated Management Equity Incentive Plan	B-1
In the Notice of Annual Meeting and this Proxy Statement, references to “Tronox,” the “Company,” “we,” “us,” or “our” and similar expressions refer to Tronox Holdings plc and “Annual Meeting” refers to the annual general meeting of the shareholders of Tronox Holdings plc, unless the context of a particular reference provides otherwise. In this Proxy Statement, references to “shares” refer to ordinary shares of Tronox Holdings plc.

PROXY SUMMARY
Tronox, like virtually every other company and organization, is in the midst of grappling with the profound disruptions and changes to what is “normal” brought about by the COVID-19 pandemic. Though the challenges ahead will indeed be difficult, we are confident that our ability to serve customers globally from mines and TiO2 pigment facilities on six continents, focus on being the low-cost producer in our industry and long-term strategy of being the world’s only vertically producer of TiO2 will distinguish us from our competitors and enable us to thrive in the months and years ahead. In addition, our balance sheet and liquidity position are strong, and we are focused on business continuity and continuing to strengthen our human capital throughout the pandemic. In short, we believe that in times of difficulty, strong companies become even stronger and that Tronox will be no exception to this rule.
What has not changed during the COVID-19 pandemic is our focus on safety. Our first priority is to protect the health and well-being of all Tronox stakeholders, including our shareholders and others who might normally attend our Annual General Meeting of Shareholders. Hence, as part of our precautions, our annual general meeting of shareholders (the “Annual Meeting”) will be a “virtual” meeting. For the first time, all of our shareholders will be able to hear directly from Jeffry Quinn, Chief Executive Officer and Chairman of the Board, and the rest of our Board and senior management, regardless of location, as the 2020 Annual Meeting will be conducted exclusively online via live webcast. We believe conducting a “virtual” shareholder meeting will allow all of our shareholders the option to participate in the live, online meeting from any location convenient to them, providing shareholders access to our Board and senior management, and enhancing participation. Shareholders at the close of business on April 13, 2020 will be allowed to communicate with us and ask questions in our virtual shareholder meeting forum during the meeting. All directors and key executive officers are expected to be available to answer questions, and we are committed to acknowledging each question we receive. By hosting our meeting virtually, we are able to expand participant access and improve communications with our shareholders. This approach also enables participation from our global community and aligns with our broader sustainability goals. For further information on the virtual meeting, please see the section entitled “−Virtual Shareholder Meeting – Questions and Answers About the Virtual Meeting” included elsewhere in this Proxy Statement.
In addition, our Annual Meeting is significant for several reasons:
•
It is the first time that shareholders will be able to express their views on Tronox’s executive compensation policies and programs since we closed the Cristal Transaction (as defined below) on April 10, 2019. The Cristal Transaction was truly transformational, more than doubling our size and enabling us to become the preeminent and only vertically integrated TiO2 producer in the world. By closing the Cristal Transaction we could begin to deliver significant cost and operational synergies for shareholders which will improve our EBITDA margins and free cash flow for many years to come. Approximately 98% of votes were cast in favor of the proposal to approve our executive compensation at the 2019 annual general meeting of shareholders, and we continue to believe that our executive compensation policies and programs are strongly aligned to performance.

•
The slate of directors who shareholders will vote on at the Annual Meeting also represents a significant change. Two of our long-serving directors, Andy Hines and Wayne Hinman, are retiring without immediate replacement. The election last year of two new board members --- Dr. Vanessa Guthrie and Mr. Steve Jones --- demonstrates the robustness of our director succession planning. Both new directors were able to overlap with, and learn from, Messrs. Hines and Hinman, respectively, during 2019. We continue to believe that our Board serves Tronox shareholders very well in no small part due to its diversity across all dimensions: gender, ethnicity, experience and perspective.

•
Tronox is seeking shareholder approval to amend the Tronox Holdings Management Equity Incentive Plan (the “MEIP”) solely for the purpose of increasing by 8 million the number of shares available for management and director grants. We believe that our future success depends, in large part, upon our ability to attract, retain and motivate our executives and key employees. Stock-based equity incentives are an important component of our ability to attract the best and the brightest, and we believe that broad-based equity ownership opportunities and performance-based incentives better align management and shareholder interests. That’s why approximately 65% of our management equity grants go to employees other than our CEO and NEOs. In addition, approximately 4.6% of our annual grants of ordinary shares go to the members of our Board of Directors. Equity makes up approximately 50% of our Directors’ compensation and Directors are required to hold a minimum of 500% of their total annual compensation in Tronox ordinary shares. As of the date hereof, each of our non-executive director nominees have met their ownership guideline other than Messrs. Jones, Al-Morished and Khan and Ms. Guthrie, each of whom joined the board in 2019. For further information regarding this proposal and the factors which the Board considered, see “Proposal 9 - Approval to Amend Tronox Holdings plc Amended and Restated Management Equity Incentive Plan for Sole Purpose of Increasing the Authorized Shares Thereunder” included elsewhere in this Proxy Statement.

PROXY SUMMARY
What We Do and How We Do It
We are the world’s leading integrated manufacturer of TiO2 pigment. We operate titanium-bearing mineral sand mines and beneficiation and smelting operations in Australia, South Africa and Brazil to produce feedstock materials that can be processed into TiO2 for pigment, high purity titanium chemicals, including titanium tetrachloride, and ultrafine TiO2 used in certain specialty applications. It is our long-term strategic goal to be fully vertically integrated and consume all our feedstock materials in our nine TiO2 pigment facilities located in the United States, Australia, Brazil, U.K., France, the Netherlands, China and the Kingdom of Saudi Arabia. We believe that full vertical integration is the best way to achieve our ultimate goal of delivering low cost, high-quality pigment to our TiO2 customers throughout the world. The mining, beneficiation and smelting of titanium bearing mineral sands also creates meaningful quantities of zircon, which we also supply to customers around the world.
The following chart highlights our fully integrated business across the TiO2 value chain.

Mineral Sands and Beneficiation
TiO2 Pigment Process
End Markets
Titanium and Zircon Bearing Sands
Mineral Separation
Rutile
Leucoxene
Ilmenite
Zircon
Activated Carbon
SR Kiln
Synthetic Rutile
Slag Furnaces
Slag
Pig Iron
Chloride Process
Sulphate Process
TiO2
Activated Carbon
Welding Electrodes
Titanium Tetrachloride:
Ti-metal, catalysts, pigments
Coatings
Plastics
Paper and Specialty
Emission control
Steel / casting
Ceramics
Chemicals
Refractory / foundry

2019 Business Performance & Accomplishments
In April 2019 we closed on the acquisition of the Cristal TiO2 business and began the integration that we had been planning since the announcement of the transaction in February 2017. Our 2019 performance demonstrated the competitive and financial strength of the combined legacy Tronox and Cristal businesses, and validated our strategy of vertical integration. Our financial results reflected strong execution on the many operating and commercial initiatives that were within our control, such as delivering synergies through our accelerated acquisition integration program, optimizing our global vertically-integrated footprint, managing our cost structure and wisely allocating capital. Despite macro-economic challenges, our Adjusted EBITDA margin remained strong at 23 percent, we generated free cash flow of $214 million, and returned $315 million to shareholders through share repurchases and our dividend. We also achieved total synergies of $89 million

PROXY SUMMARY
during the year, exceeding the target we presented to investors in May 2019 by $44 million. In a year characterized by economic and geopolitical uncertainties we outperformed both our peer TiO2 peer competitors and the broader chemical industry peers against which we measure ourselves.
The challenging macro-economic conditions in 2019 notwithstanding, we displayed strong financial performance and cash generation by utilizing our vertical integration and margin stabilizing commercial approach. In 2019, on a reported basis, including the contribution of the legacy Cristal business from the date of acquisition, net sales of $2.6 billion increased 45% over 2018. Adjusted EBITDA of $615 million increased 20% from 2018. Our consolidated business generated free cash flow of $214 million, a 304% increase over 2018.

Shareholder Engagement
At our most recent annual meeting of shareholders held on May 22, 2019, our Say-on-Pay advisory vote passed with the affirmative vote of approximately 98% of the votes cast. We believe the positive Say-on-Pay advisory vote was a reflection of the focus and commitment by the Board and the Company’s Human Resources and Compensation Committee (the “HRCC”) to make important changes regarding our executive compensation program during the years ended 2017 and 2018 based upon prior feedback received from shareholders and comments made by proxy advisory firms.
During the past year, we continued our practice of active engagement with shareholders on many levels. Our CEO and other members of the Tronox executive team interacted frequently with shareholders both in 1:1 meetings and at investor conferences. In addition, on May 30, 2019, we held our first investor day at which our investors had the opportunity to learn more about Tronox’s strategic initiatives and interact with a broad range of our global executives. These interactions were aimed at providing insight and transparency into our financial results, operations and long-term strategy.
In terms of shareholder engagement specifically related to compensation and governance, we invited our top ten shareholders to meet telephonically with our Chairman/CEO and Lead Independent Director in the early autumn. At these meetings, we discussed a wide range of compensation and Environment, Sustainability and Governance (“ESG”) issues. We also reached out to, and met with, several of our largest institutional shareholders in connection with our proposed increase in the number of shares available for grants to management and directors under our MEIP. By meeting 1:1 with shareholders, we received valuable insight as to how shareholders view our executive compensation and governance practices. Shareholders appreciated our transparency and the willingness by our senior executives and members of the Board to engage with, and listen to, them.

PROXY SUMMARY
Execution of our Strategic Transformation During 2019
We accomplished the following material actions during 2019 which we believe will contribute to the creation of long-term, sustainable value for our shareholders and further our strategy of becoming the world’s most vertically integrated and lowest cost producer of TiO2.
Consummation of the Cristal Transaction
On April 10, 2019, we completed the acquisition (the “Cristal Transaction” or the “Transaction”) from the National Industrialization Company (“Tasnee”) of the TiO2 business of The National Titanium Dioxide Company Ltd., a limited company organized under the laws of the Kingdom of Saudi Arabia (“Cristal”). As a result of the Cristal Transaction, we became the world’s largest vertically integrated pigment producer and second largest TiO2 pigment producer. With an unmatched global footprint on 6 continents, we now currently have approximately 1.1 million tons of nameplate TiO2 pigment capacity, and capacity to produce 294,000 tons of zircon, 410,000 tons of titanium slag, 220,000 tons of synthetic rutile, 220,000 tons of pig iron, and 170,000 tons of rutile and leucoxene.
Synergies from the Cristal Transaction
We believe that by 2023, cost and operational synergies arising from the Cristal Transaction will generate approximately $300-$350 million in annual additional EBITDA, and $350-$400 million in total synergies. Our focus on, and commitment to, delivering these synergies is unwavering. During 2019, we were able to deliver transaction related synergies of $89 million ($47 million of which were reflected in 2019 EBITDA), and believe that we will achieve over $180-220 million in total synergies in 2020.
Re-Domiciliation from Australia to the United Kingdom
On March 27, 2019, we re-domiciled to the United Kingdom from Australia (“Re-domicile Transaction”) and became Tronox Holdings plc, a public limited company registered under the laws of England and Wales. The Re-domicile Transaction was affected by “top-hatting” Tronox Limited with Tronox Holdings plc whereby the Class A ordinary shares and Class B ordinary shares of Tronox Limited were exchanged on a 1:1 basis for ordinary shares in Tronox Holdings plc. As a result, the Class A ordinary shares of Tronox Limited were delisted from the New York Stock Exchange (“NYSE”) and the ordinary shares of Tronox Holdings plc were listed on the NYSE in its place. Tronox Limited also became a wholly-owned subsidiary of Tronox Holdings plc following the completion of the Re-domicile Transaction.
Share Repurchases
The Re-domicile Transaction provided our Board with greater authority and flexibility to undertake share repurchases. The Company took prompt advantage of this flexibility by deploying approximately $287 million of cash to repurchase approximately 21.5 million shares, including the repurchase of 14 million ordinary shares from Exxaro Resources Limited.
Board of Director Refreshment
As we disclosed in last year’s proxy statement, Messrs. Hines and Hinman, two valuable independent directors who have served on the Board since 2011, will not seek reelection to the Board at the Annual Meeting. The election last year of two new board members --- Dr. Vanessa Guthrie and Mr. Steve Jones --- demonstrates the robustness of our director succession planning. Both new directors were able to overlap with, and learn from, Messrs. Hines and Hinman, during 2019.

PROXY SUMMARY
Voting Matters
Management Proposals		Board Vote Recommendation	Page Reference
Proposal 1	Election of Directors	For Each Nominee	12
Proposal 2	Non-binding Advisory Vote to Approve the Compensation of Our Named Executive Officers (Say-On-Pay)	For	33
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm	For	70
Proposal 4	Approve U.K. Audited Annual Report and Accounts	For	72
Proposal 5	Approve U.K. Directors’ Remuneration Policy	For	73
Proposal 6	Approve U.K. Directors’ Remuneration Report	For	74
Proposal 7	Approve Re-Appointment of U.K. Statutory Auditor	For	75
Proposal 8	Authorize the Board or the Audit Committee to Determine Remuneration of U.K. Statutory Auditor	For	76
Proposal 9	Approve an amendment to the Tronox Holdings plc Amended and Restated Management Equity Incentive Plan for the sole purpose of increasing the authorized shares thereunder	For	77
The approval of the aforementioned proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and actually cast on each such specific proposal. In determining the number of shares present and entitled to vote, and in counting how many votes are cast for each specific proposal, abstentions and, if applicable, broker non-votes may or may not be counted as described below.
With respect to Proposal 1, abstentions and, if applicable, broker non-votes are not treated as votes cast with respect to a director, and thus, will not be counted in determining the outcome of the election of directors. A director will be approved if a majority of shares cast “FOR” votes for such director. Separate resolutions for the election of each director will be submitted for shareholder vote at the Annual Meeting.
With respect to Proposals 2, 6, and 9, abstentions are deemed present and entitled to vote for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote for each such proposal. Broker non-votes are not considered entitled to vote for purposes of determining whether Proposals 2, 6 and 9 have been approved by shareholders, and thus, will not be counted as a vote cast “for” or “against” on such proposals.
With respect to Proposals 3, 4, 5, 7 and 8, abstentions are deemed present and entitled to vote for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote for each proposal. With respect to such proposals, if your shares are held through a broker, bank or other nominee, they will have discretion to vote on your behalf if you do not provide voting instructions.
Each of our current Directors, other than Messrs. Hinman and Hines, is standing for re-election to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified.
Certain proposals on which shareholders are being asked to vote are customary, or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 4 through 8 are customary proposals, and may be mandated by English law.

PROXY SUMMARY
Nominees for Director
Cristal Nominees. As noted above, upon closing of the Cristal Transaction, Cristal Netherlands became our largest single shareholder. Pursuant to the terms of a shareholders agreement with Cristal Netherlands and Cristal which was signed at closing, Cristal Netherlands has the right to nominate two of our directors. Similar to last year, Cristal Netherlands has again nominated Mr. Mutlaq Al-Morished and Mr. Moazzam Khan to stand for re-election. Messrs. Al-Morished and Khan bring a wealth of business experience in the TiO2 and chemical industries and will be of invaluable assistance in managing our newly acquired operations in Saudi Arabia. Due to their lack of independence under NYSE listing standards, neither gentlemen will serve on any of our committees.
With respect to Mr. Al-Morished, Mr. Al-Morished is the CEO of TASNEE, a Saudi-listed public company and the parent company of Cristal, and also serves on the board of directors of 4 other Saudi listed public companies. Although Mr. Al-Morished could be deemed to be “over-boarded” under our Corporate Governance Guidelines, as well as proxy advisory firms guidelines and shareholders’ policies, the Board urges shareholders to vote “FOR” Mr. Al-Morished. As the de facto CEO of our largest shareholder, Mr. Al-Morished is well positioned to represent all shareholders’ interest on our Board. In addition, the Board believes he is uniquely positioned to help us succeed in operating our Yanbu pigment plant as it is important that the Company has individuals such as Mr. Al-Morished on our Board to help us navigate the Saudi business and political environment. Moreover, Mr. Al-Morished does not serve on any of our Board committees which reduces the amount of time he needs to effectively carry out his Board responsibilities.
Director Nominees. The following table provides summary information about each Director nominee, all of whom are currently members of the Board, as well as the expected composition of each Board committee following the Annual Meeting, assuming each Director is re-elected.
Director	Age (1)	Director Since	Current Occupation	Independent	A	HRCC	CG
Jeffry Quinn	61	2011	Chairman and CEO, Tronox Holdings plc
Ilan Kaufthal	73	2011	Lead Independent Director, Tronox Holdings plc Eastwind Advisors	X			C
Mutlaq Al- Morished	63	2019	CEO, TASNEE
Vanessa Guthrie	59	2019	Non-executive Director of Santos Limited and Adelaide Brighton Ltd.	X	M		M
Peter B. Johnston	68	2012	Former Interim CEO, Tronox Limited; Former Global Head of Nickel Assets, Glencore	X	M	M
Ginger M. Jones	55	2018	Former Senior Vice President and CFO, Cooper Tire & Rubber Company	X	C	M
Stephen Jones	58	2019	President & CEO, Covanta	X	M	C
Moazzam Khan	62	2019	Managing Director, Cristal International Holdings B.V.
Sipho Nkosi	65	2012	Former CEO, Exxaro Resources Limited	X		M	M
(1)	As of March 15, 2020
A	Audit Committee	C	Chairperson
HRCC	Human Resources and Compensation Committee	M	Member
CG	Corporate Governance and Nominating Committee

PROXY SUMMARY
Corporate Governance Highlights
The Board is committed to continually improving its corporate governance processes, practices and procedures. Our governance policies and structures are designed to promote the Board’s thoughtful oversight of Tronox’s business decisions and ensure intelligent risk-taking, with the goal of furthering our long-term strategic goal of becoming the world’s most vertically integrated and lowest cost producer of TiO2. Highlights include:
✔
An increasingly diverse Board with the appropriate mix of skills, experience and perspective. Assuming all director nominees are elected at the Annual Meeting, 22% will be women, including the chairperson of our Audit Committee, 55% will be non-U.S. citizens and 11% will be black South Africans. In addition, assuming all director nominees are elected at the Annual Meeting, of the independent directors, 33% will be women.

✔
The appointment of a Lead Independent Director with meaningful role and responsibilities following the recombination in 2019 of the Chairman and Chief Executive Officer roles in our current CEO, Jeffry Quinn;

✔	Publication of an annual comprehensive sustainability report meeting the Global Reporting Initiative (“GRI”) Framework for Sustainability Reporting;
✔	Adoption by the Company in late 2018 of a new and improved Code of Ethics and Business Conduct;
✔	A portion of all executives’ annual compensation tied to the achievement of safety metrics, reflecting the importance of our employees and their safety to Tronox;
✔
Assuming all director nominees are elected at the Annual Meeting, six of our nine Directors will be independent under NYSE listing standards, with the non-independent Directors consisting of our CEO and Chairman, and the two members appointed by Cristal Netherlands. While such Directors are not deemed to be independent, we believe their interests are aligned with the Company’s as a result of their significant ownership interest in us;

✔	Directors are elected annually under a majority voting standard;
✔	All Board Committees are fully independent;
✔	Policy limiting the number of public company boards on which Directors may serve;
✔	Minimum share ownership requirements for Directors and executive officers;
✔	Anti-Hedging of Company Securities Policy; and
✔	Shareholder ratification of the selection of external audit firm.

PROXY SUMMARY
Executive Compensation Program Highlights
Our executive compensation program is designed to incentivize and motivate our executive officers to manage our business well over the long-term, to drive performance improvements, and to increase shareholder value. The incentive compensation elements of our program are designed to closely align the financial interests of our executive with those of our shareholders. Highlights include:
✔	Emphasis on performance-based compensation: 83% of our CEO’s target compensation and 69% of our other NEOs’ target compensation is “at-risk”;
✔	Use of metrics in the annual incentive compensation plans for the CEO and other NEOs which are expected to drive long-term shareholder value;
✔	Importance of safety reinforced by linking to executive compensation: 16% of our executives’ annual incentive compensation is determined by the achievement of pre-set safety metrics;
✔	Minimum share ownership requirements for the CEO (5x base salary) and other NEOs, (3x base salary) which reinforce our focus on shareholder alignment;
✔	No excise tax gross-up provisions in any change-in-control provisions;
✔	No re-pricing of stock options without shareholder approval;
✔	No cash buyout of underwater options;
✔	Annual review of executive compensation design, market competitiveness, and best practices;
✔	50% of the long-term incentive program equity grants only vest if the Company achieves pre-determined performance metrics; and
✔	Retention of an independent compensation consultant to provide guidance and support to the HRCC.
Pay Aligned to Short-term & Long-term Company Performance
A significant portion of our NEO pay is variable and at risk and is subject to Company and individual performance measured against financial and operating objectives, and to relative Total Shareholder Return (TSR).
Short-term Incentive
80% of our NEOs’ annual incentive plan (AIP) is linked to the Company’s overall performance on financial and safety metrics, and 20% is linked to the NEO’s individual performance. In 2019 the financial target was Adjusted EBITDA (80% weighting) with safety metrics weighted at 20%. In 2019 our performance produced a weighted payout of 103.6% of target, however the HRCC exercised negative discretion to reduce this payout percent to 63.6% as a consequence of two fatalities that occurred during the year, resulting in an adjusted weighted payout of 63.6%.
Long-term Incentive
50% of the long-term incentive program equity grants only vest if the Company achieves a pre-determined performance metric. The final number of performance shares that were granted in February 2017 and vested in February 2020, for the three-year performance period ended December 31, 2019, represented 200% of target shares based on the Company achieving the maximum performance level for Total Shareholder Return (TSR) shares as our three-year TSR ranking was at the 71st percentile (equating to maximum performance) versus the relevant TSR peer group.

PROXY SUMMARY
2019 Executive Total Target Compensation Mix
To promote a performance-based culture that aligns the interests of management and shareholders, our executive compensation program focuses extensively on performance-based cash and equity-based compensation. As illustrated in the chart below, the substantial majority of our NEOs’ target compensation in 2019 was in the form of “at-risk” compensation (short-term and long-term). Fixed pay consists of annual base salary, and “at-risk” pay consists of performance-based annual cash bonuses, and a combination of long-term time and performance-based equity awards.

AIP = Annual Incentive Plan; LTIP = Long-Term Incentive Plan; RSUs = Restricted Stock Units.
The aforementioned proxy summary provides an overview of the information contained elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read carefully this Proxy Statement in its entirety prior to voting. For additional information regarding our 2019 operating and financial performance, please also review our Annual Report on Form 10-K for the year ended December 31, 2019.

PROXY SUMMARY
VIRTUAL SHAREHOLDER MEETING
Participation in the Annual Meeting
The 2020 Annual Meeting will be the first annual meeting of shareholders conducted by us exclusively online via live webcast, allowing all of our shareholders the option to participate in the live, online meeting from any location convenient to them. There will not be a physical meeting in Stamford, Connecticut as in prior years. You will be able to participate in the virtual meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/TROX2020.
Please note that shareholders will need their unique control number which appears on their Internet Notice, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites. Beneficial shareholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.
Virtual Shareholder Meeting Philosophy
The Board believes that holding the annual meeting of shareholders in a virtual format provides the opportunity for participation by a broader group of shareholders, while reducing the time and expense associated with planning, holding and arranging logistics for in-person meeting proceedings. Shareholders at the close of business on April 13, 2020 will be allowed to communicate with us and ask questions in our virtual shareholder meeting forum during the meeting. All directors and key executive officers are expected to be available to answer questions, and we are committed to acknowledging each question we receive. We believe a virtual meeting is fundamental to our strategic priority to provide shareholders with direct access to our Board and management, as well as to our sustainability and citizenship goals.
The Board intends that the virtual meeting format provide shareholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:
•	providing shareholders with the ability to submit appropriate questions real-time through the meeting website, limiting questions to one per shareholder unless time otherwise permits;
•
answering as many questions submitted in accordance with the Meeting’s Rules of Conduct (available on our Annual Meeting website) as possible in the time allotted for the meeting without discrimination;

•	publishing all questions submitted in accordance with the Meeting’s Rules of Conduct with answers following the meeting, including those not addressed directly during the meeting; and
•
offering separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the Communications with the Board of Directors section in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL MEETING
How do I participate in the Company’s 2020 Annual Meeting of Shareholders?
This year, for the first time, the Annual Meeting will be conducted exclusively virtually via live webcast at www.virtualshareholdermeeting.com/TROX2020, in a fashion similar to our prior in-person meetings. As such, all shareholders, regardless of size, resources or physical location, eligible to attend the Annual Meeting will be able to participate via webcast and will be able to communicate with us and ask questions during the Annual Meeting. We are committed to improving communication with our shareholders and believe this approach aligns with such commitment, as well as our sustainability and citizenship goals, and we believe a virtual shareholders meeting best encompasses these objectives while also ensuring access for all shareholders.
How can I ask questions during the Meeting?
As part of the Annual Meeting, we will hold a live webcast Q&A session, during which we intend to answer all questions submitted during the Annual Meeting in accordance with the Meeting’s Rules of Conduct (available on the Annual Meeting Website) which are pertinent to the Company and the Annual Meeting matters, as time

PROXY SUMMARY
permits. Consistent with our prior in-person annual meetings, all questions submitted in accordance with the Meeting’s Rules of Conduct will be generally addressed in the order received and we intend to limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. Answers to any such questions that are not addressed during the Annual Meeting will be published following the meeting on http://investor.tronox.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Questions regarding personal matters, including general economic, political, or product questions, that are not directly related to the business of the Company are not pertinent to Annual Meeting matters and therefore will not be answered. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, we provide an opportunity for shareholders to contact us separately after the Meeting through our Investor Relations website http://investor.tronox.com.
Questions may be submitted in real time during the Annual Meeting using our Annual Meeting website. Please note that shareholders will need their unique control number which appears on their Internet Notice, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites. Beneficial shareholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the Meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.
We want to be sure that all our shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, so all of the members of our Board and executive officers are expected to join the Annual Meeting and be available for questions, and we are committed to acknowledging each relevant question we receive pursuant to our Meeting’s Rules of Conduct. If you are eligible to attend the 2020 Annual Meeting, but cannot submit your question using the Annual Meeting Website, please contact our Investor Relations Department.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page.
If I can’t participate in the live Annual Meeting webcast, can I vote or listen to it later?
You may vote your shares electronically before the meeting by visiting www.proxyvote.com and following the instructions on your proxy card. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting. An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available on http://investor.tronox.com until the 2021 Annual Meeting of Shareholders. Additional information about how to vote your shares and participate in our Annual Meeting webcast can be found in the General Information section of this Proxy Statement.

TRONOX HOLDINGS PLC
Registered Office:
Laporte Road, Stallingborough, Grimsby
North East Lincolnshire, DN40 2PR, United Kingdom
PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 24, 2020
PROPOSAL 1—ELECTION OF DIRECTORS
Tronox’s business and affairs are managed under the direction of the Board, which assuming all the director nominees are elected at the Annual Meeting, will be comprised of nine members. Six of those members are independent.
In connection with the consummation of the Cristal Transaction, Cristal Netherlands became our largest single shareholder. Pursuant to the terms of a shareholders agreement with Cristal which was signed at closing, Cristal Netherlands has the right to nominate two directors to our Board. Similar to last year, Cristal Netherlands has again nominated Mr. Mutlaq Al-Morished and Mr. Moazzam Khan to stand for re-election. Messrs. Al-Morished and Khan bring a wealth of business experience in the TiO2 and chemical industries and will be of invaluable assistance in managing our newly acquired operations in Saudi Arabia. Due to their lack of independence under NYSE listing standards, neither of the gentlemen will serve on any of our Board committees.
With respect to Mr. Al-Morished’s nomination, Mr. Al-Morished is the CEO of TASNEE, a Saudi-listed public company and the parent company of Cristal, and also serves on the board of directors of four other Saudi listed public companies. Although Mr. Al-Morished could be deemed to be “over-boarded” under our Corporate Governance Guidelines, as well as proxy advisory firms guidelines and shareholders’ policies, the Board urges shareholders to vote “FOR” Mr. Al-Morished. As the de facto CEO of our largest shareholder, Mr. Al-Morished is well positioned to represent all shareholders’ interests on our Board. In addition, the Board believes he is uniquely positioned to help us succeed in operating our Yanbu pigment plant as it is important that the Company has individuals such as Mr. Al-Morished on our Board to help us navigate the Saudi business and political environment. Moreover, Mr. Al-Morished does not serve on any of our Board committees which reduces the amount of time he needs to effectively carry out his Board responsibilities.
In addition, upon consummation of the Cristal Transaction, the Board appointed Dr. Talal Al-Shair as director emeritus for the purpose of providing such consulting and advisory service to the Board as the Board shall request from time to time. Dr. Talal is the founder of Cristal and has extensive experience and knowledge regarding Cristal and industry-related matters.
Accordingly, the nominees for election as Directors this year are Jeffry N. Quinn, Ilan Kaufthal, Mutlaq Al-Morished, Vanessa Guthrie, Peter B. Johnston, Ginger M. Jones, Stephen Jones, Moazzam Khan, and Sipho Nkosi. Each of these nominees, other than Messrs. Khan and Al-Morished, have been nominated by the Corporate Governance and Nominating Committee in accordance with our Articles of Association.
Each of the nominees must be elected by a majority of votes cast in favor of the proposal at the Annual Meeting to hold office until their successors are duly named and approved at the next annual general meeting of the Company. All the nominees are current Directors. Your Board of Directors recommends a vote FOR these nominees by shareholders. Shares represented by proxy will be voted FOR the nominees unless you specify otherwise in your voting instructions.
We expect each nominee for election as a Director to be able to serve if elected. Separate resolutions for the election of each nominee will be submitted for shareholder vote at the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS
The Board of Directors recommends that shareholders vote “FOR” the election of each of the following nominees:
NAME	AGE (1)	POSITION
Jeffry N. Quinn	61	Chairman and CEO
Ilan Kaufthal	73	Lead Independent Director
Mutlaq Al-Morished	63	Director
Vanessa Guthrie	59	Director
Peter B. Johnston	68	Director
Ginger M. Jones	55	Director
Stephen Jones	58	Director
Moazzam Khan	62	Director
Sipho Nkosi	65	Director
 (1) As of March 15, 2020.
Set forth below is a description of the backgrounds of the Director nominees. Except as otherwise indicated below, each of our Directors, other than Messrs. Jones, Al-Morished, Khan, and Dr. Guthrie, joined Tronox Holdings plc effective as of the Implementation Date of the Re-Domicile Transaction. Additionally, each of our Directors, other than Messrs. Jones, Al-Morished, Khan and Dr. Guthrie were also Directors of Tronox Limited prior to the Re-Domicile Transaction. There are no family relationships among any of our Directors.
Jeffry N. Quinn
Jeffry N. Quinn has been President, Chief Executive Officer and Director of Tronox Holdings plc effective as of the Implementation Date. In addition, on March 28, 2019, Mr. Quinn was appointed as Chairman of the Board. Prior to the Re-Domicile Transaction, Mr. Quinn was President & Chief Executive Officer of Tronox Limited since December 1, 2017, a Director of Tronox Limited since June 15, 2012 and was a Director of Tronox Incorporated from February 2011 until June 15, 2012.
Previously Mr. Quinn was the founder, Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC, and served in such role from July 2012 until December 2017. In conjunction with that role Mr. Quinn also served as President, Chairman and Chief Executive Officer and as a member of the Board of Directors of Quinpario Acquisition Corp.(“QPAC”) and as a member of the Board of Directors of Quinpario Acquisition Corporation 2 (“QPAC2”), both NASDAQ listed special purpose acquisition companies sponsored by Quinpario. Mr. Quinn held his roles at QPAC from its inception in May 2013 until June 30, 2014, when it completed its business combination with Jason Industries, Inc. (NASDAQ: JASN) (“Jason”). Mr. Quinn served as Chairman of the Board of Jason from August 2013 to June 2018, served as its Chief Executive Officer from November 2015 to December 2016 and continues to serve as a member of the Board of Directors.
Prior to forming Quinpario Partners LLC, Mr. Quinn was President, Chief Executive Officer and Chairman of the Board of Solutia Inc. (formerly NYSE: SOA), a global specialty chemical and performance materials company. From 2004 to 2012, Mr. Quinn served as the President and Chief Executive Officer of Solutia, and served as the Chairman of the Board from 2006 to 2012. Prior to joining Solutia, Mr. Quinn was Executive Vice President, Chief Administrative Officer, Secretary and General Counsel for Premcor Inc. (formerly NYSE: PCO) and Senior Vice President-Law & Human Resources, Secretary and General Counsel for Arch Coal, Inc. (NYSE: ACI). Mr. Quinn formerly served on the Board of Directors of W.R. Grace & Co. (NYSE: GRA), a global supplier of catalysts, Ferro Corporation, SunEdison, Inc. (formerly MEMC Electronic Materials Inc.) and Tecumseh Products Company.
Mr. Quinn received a bachelor’s degree in Mining Engineering and a Juris Doctorate degree from the University of Kentucky. Mr. Quinn brings to the board his core business and leadership skills, his global chemical company experience, and his experience leading a highly regulated, global business in rapidly changing markets, as well as his public company director experience.

PROPOSAL 1—ELECTION OF DIRECTORS
Ilan Kaufthal
Ilan Kaufthal has been a director of Tronox Holdings plc effective as of the Implementation Date, and was appointed Lead Independent Director on March 28, 2019. Prior to the Re-Domicile Transaction, Mr. Kaufthal was Non-Executive Chairman of Tronox Limited from June 27, 2017 to March 28, 2019, was its Lead Independent Director from September 6, 2016 to June 27, 2017, a Director since June 15, 2012 and was a Director of Tronox Incorporated from February 2011 until June 15, 2012. He is Chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education and information industries. Mr. Kaufthal was formerly a director of Cambrex Corporation (NYSE: CBM), a supplier to the pharmaceutical industries. Mr. Kaufthal is also the non-executive chairman of Israel Discount Bank of New York since March 2019. Earlier in his career, he was Vice Chairman of Investment Banking at Bear Stearns & Co., Vice Chairman and Head of Mergers and Acquisitions at Schroder & Co., and SVP and CFO at NL Industries, at which time was a significant producer of titanium dioxide. Mr. Kaufthal is a graduate of Columbia University and the New York University Graduate School of Business Administration. Mr. Kaufthal brings to the Board his financial, investment, business skills and previous experience in the titanium dioxide business.
Mutlaq Al-Morished
Mr. Al-Morished is currently the Chief Executive Officer of National Industrialization Company (TASNEE), which is a 79% shareholder of Cristal and one of the largest Saudi diversified industrial companies having investments in several fields. Mr. Al-Morished is also the Chairman of the board of National Metal Manufacturing & Casting Co. (Maadaniyah) and serves as a board member of General Organization of Saudi Arabian airlines, Alinma Tokio Marine (ATMC), Aluminium Bahrain (ALBA), Gulf Petrochemical & Chemical Association (GPCA), CITI Group in Saudi Arabia and Alinma Bank. Prior to joining TASNEE, Mr. Al-Morished was the Executive Vice President of Corporate Finance and Chief Financial Officer of Saudi Basic Industries Corporation (SABIC) from 2004 through 2015. Mr. Al-Morished was also the Vice President of Metals SBU, Executive Vice President of Shared Services and President of Saudi Petrochemical Company (SADAF) and Saudi Iron & Steel Com (HADEED), consecutively. Mr. Al-Morished previously served as Chairman of the Board of YANSAB, SABIC Capital in the Netherlands, SAUDI KAYAN, SABIC Captive Insurance Limited in the U.K. and Alinma Investment Co. He was also a board member of Gulf Bank in Bahrain & the Advisory Board for Economic Affairs of the Supreme Economic Council of Saudi Arabia. Mr. Al-Morished holds a Master of Business Administration degree from Stanford University, a Master of Science degree in Nuclear Engineering from Princeton University and a Bachelor of Science degree in Nuclear Physics & Mathematics from the University of Denver. Mr. Al-Morished will bring to the Board years of extensive senior management, business and leadership experience in the TiO2 and other chemicals businesses.
Vanessa Guthrie
Dr. Vanessa Guthrie has been a Director of Tronox Holdings plc since March 28, 2019. Dr. Guthrie is a highly accomplished executive and Board director with a career spanning 30 years in the resources sector across diverse roles in operations, environment, community and indigenous affairs, corporate development and sustainability. From 2013 to 2016, Dr. Guthrie was the Managing Director and Chief Executive Officer of Toro Energy Limited, an Australian uranium mining company (ASX: TOE). Dr. Guthrie is currently a non-executive Director of Santos Limited (ASX: STO) (“Santos”), one of the leading independent oil and gas producers in the Asia-Pacific region, and is a member of Santos’s EHS and Sustainability Committee and People and Remuneration Committee. In addition, Dr. Guthrie is a non-executive Director of Adelaide Brighton Ltd. (ASX: ABC) (“Adelaide Brighton”), one of Australia’s leading integrated construction materials and lime producers, and is a member of the Safety, Health and Environment committee and Chair of Adelaide Brighton’s People and Culture committee. Dr. Guthrie is also a non-executive Director of the Australian Broadcasting Corporation where she chairs the Editorial Committee, Chair of the Minerals Council of Australia Deputy Chair of the Western Australia Cricket Association and a Council member of Curtin University where she is chair of the Finance Committee. Dr. Guthrie has qualifications in geology, environment, law and business management, including a PhD in Geology, and was awarded an Honorary Doctor of Science from Curtin University in 2017 for her contribution to sustainability, innovation and policy leadership in the resources industry.

PROPOSAL 1—ELECTION OF DIRECTORS
Peter B. Johnston
Peter B. Johnston has been a Director of Tronox Holdings plc effective as of the Implementation Date. Prior to the Re-Domicile Transaction, Mr. Johnston was interim CEO of Tronox Limited from May 15, 2017 to November 30, 2017 and had been a Director of Tronox Limited since August 1, 2012. He was appointed Global Head of Nickel Assets for Glencore in May 2013 and held that position until his retirement in December 2015. Previously he was Managing Director and Chief Executive Officer of Minara Resources Pty Ltd from 2001 to 2013. He was Vice Chairman of the Nickel Institute; past Chairman of the Minerals Council of Australia; past President of the Chamber of Minerals & Energy (WA); and past Vice President of the Australian Mines and Metals Association. Mr. Johnston also was a director of Silver Lake Resources Limited (ASX:SLR). He formerly was employed by WMC Ltd between 1993 and 2001, during which he held the position of Executive General Manager with responsibility over nickel and gold operations, Olympic Dam Operations, Queensland Fertilizers Ltd., and human resources. Mr. Johnston is currently a member of the board of NRW Holdings Limited (ASX:NWH). Mr. Johnston brings to the Board extensive senior management, operating and leadership experience through his business career in the mining industry.
Ginger M. Jones
Ginger M. Jones has been a Director of Tronox Holdings plc effective as of the Implementation Date. Prior to the Re-Domicile Transaction, Ms. Jones had been a Director of Tronox Limited since April 4, 2018. Ginger M. Jones served as Vice President and Chief Financial Officer of Cooper Tire & Rubber Company, a leading global competitor in the tire industry, since December 2014 and was promoted to Senior Vice President and Chief Financial Officer in February 2016. Ms. Jones retired from Cooper Tire & Rubber Company in December 2018, where she was responsible for Cooper’s financial operations, investor relations, business information systems and corporate strategic planning. Ms. Jones joined Cooper from Plexus Corp., a large, global electronics manufacturing services company. At Plexus, Ms. Jones served as Chief Financial Officer for seven years, having been named Vice President and Chief Financial Officer in 2007 and advancing to Senior Vice President and Chief Financial Officer in 2011. Prior to joining Plexus, she was with Banta Corporation for five years as its Vice President and Corporate Controller. Earlier in her career, Ms. Jones held other accounting and financial positions with Reynolds and Reynolds, O-Cedar Brands, Inc. and Deloitte & Touche. Ms. Jones holds a master’s of business administration degree from The Ohio State University and a bachelor’s degree in accounting from the University of Utah. She is a certified public accountant. Ms. Jones is a member of the board of directors of Libbey Inc. (NYSE American: LBY), and currently serves on Libbey’s compensation committee and as chair of its audit committee. Ms. Jones is also a member of the board of directors of Nordson Corporation (NASDAQ: NDSN), and currently serves on Nordson’s audit committee. Ms. Jones brings to the Board her financial, accounting and auditing experience and her public company director experience.
Stephen Jones
Stephen Jones has been a Director of Tronox Holdings plc since March 28, 2019. Mr. Jones was appointed as President and Chief Executive Officer of Covanta Holding Corporation (NYSE: CVA) since March 2015, as well as a director of Covanta since March 2015. Prior to joining Covanta, Mr. Jones was employed by Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases, equipment and services from 1992 through September 2014. Mr. Jones served as senior vice president and general manager, Tonnage Gases, Equipment and Energy of Air Products, from April 2009 through September 2014. Mr. Jones also served as Air Products’ China President from June 2011 through September 2014 at Air Products’ office in Shanghai. He was also a member of Air Products’ Corporate Executive Committee from 2007 through September 2014. Mr. Jones joined Air Products in 1992 as an attorney in the Law Group representing various business areas and functions and in 2007 he was appointed senior vice president, general counsel and secretary. Mr. Jones’ experience managing and growing domestic and international companies and his business acumen are valuable assets to the Board.

PROPOSAL 1—ELECTION OF DIRECTORS
Moazzam Khan
Moazzam Khan has been a director of the Company since April 2019. In addition to serving on the Board of Directors of Tronox, Mr. Khan serves as the managing director of Cristal International Holdings BV (formerly known as Cristal Inorganic Chemicals Netherlands Cooperateif W.A.) Prior to joining Cristal, Mr. Khan worked for Saudi Basic Industries Corporation (SABIC) for over twenty years and was the Chief Financial Officer of SABIC Capital B.V. from April 2009 to September 2015. At SABIC, Mr. Khan held various leadership roles in Finance, Treasury, Corporate Ratings, Mergers and Acquisitions, Corporate Integration and Restructurings, Taxation and SAP implementations. Prior to SABIC, Mr. Khan worked for KPMG in Saudi Arabia. Mr. Khan was the Chairman of the Board of SABIC Luxembourg S.à r.l., and the Managing Board of SABIC Capital B.V. as well as held directorship roles at SABIC International Holdings B.V., SABIC Ventures B.V., SABIC Ventures US Holdings LLC, JVSS Holding Company, Inc., SD Verwaltungs GmbH and Cristal International B.V. Mr. Khan is a fellow member of The Institute of Chartered Accountants in England and Wales (FCA) and holds a degree in Economics as well as leadership and business accreditations from Wharton Business School.
Sipho Nkosi
Sipho Nkosi has been a Director of Tronox Holdings plc effective as of the Implementation Date. Prior to the Re-Domicile Transaction, Mr. Nkosi had been a Director of Tronox Limited since June 15, 2012. Mr. Nkosi is the former Chief Executive Officer of Exxaro Resources. Mr. Nkosi is the independent non-executive chairman of Sasol Limited (NYSE:SSL), an integrated energy and chemical company based in South Africa, and serves as chairman of its corporate governance and nominating committee. He began his career as a market analyst with Ford Motor Company South Africa in 1980 after which he was appointed as marketing coordinator at Anglo American Coal in 1986. He joined Southern Life Association as senior manager, strategic planning in 1992 and the following year accepted the position of marketing manager, new business development at Trans-Natal Coal Corporation, which later became Ingwe Coal Corporation. Mr. Nkosi joined Asea Brown Boveri (South Africa) Ltd. in 1997 as Vice President Marketing and ABB Power Generation in 1998 as Managing Director. He was the founder and chief executive officer of Eyesizwe Holdings and following its merger with Kumba’s non-iron ore resources was appointed Chief Executive Officer of the renamed entity Exxaro Resources Limited in 2007. Mr. Nkosi holds a Bachelor of Commerce degree from the University of Zululand, an Honors degree in Commerce (Economics) from the University of South Africa and a Master of Business Administration from the University of Massachusetts in the United States. Mr. Nkosi also holds the Advanced Management Diploma from Oxford University. Mr. Nkosi brings to the Board his experiences and skills in growing leading businesses, innovation and strategy, and leadership development.
SUSTAINABILITY AND CORPORATE RESPONSIBILITY
At Tronox, corporate citizenship is an integral part of our global business. We believe that our business can and should play a leadership role in improving the quality of life in the communities in which we operate. We are continually challenging ourselves to promote sustainable growth, be transparent in all our business operations, and make positive contributions in the communities where we live and work. We believe that these efforts promote the long-term interests of all our stakeholders, including employees, customers, business partners, shareholders, local communities, and the mining and minerals industries at large. As such, in 2019 we appointed Melissa Zona as Senior Vice President, Chief Sustainability Officer reporting directly to our CEO in order to drive sustainability initiatives in 2020 and beyond.
Embedding this priority into our culture is a core objective of management. In addition to an extensive Safety, Health and Environment organization with experienced, dedicated managers at each of our operating sites around the world, we expect all of our managers and employees to lead with safety and responsibility. We hold managers and employees responsible for, among other things:
•	Pursuing a business strategy that builds on sustainable innovation, operations and business practices, as we seek to grow our businesses and improve the quality of people’s lives everywhere;
•	Openly conducting our business in a manner that is protective of public and occupational health, the environment, and employee safety;

PROPOSAL 1—ELECTION OF DIRECTORS
•	Giving environmental considerations priority in manufacturing our products and planning for new products, facilities, and processes;
•	Complying with all environmental laws and regulations;
•	Striving to reduce emissions and waste, and use energy and natural resources efficiently as we grow;
•	Actively soliciting constructive discussions with our employees, suppliers, customers, neighbors, and shareholders on managing environmental issues to ensure continuous improvement; and,
•
Supporting the principles of responsible environmental stewardship, as embodied in voluntary standards and management systems appropriate to our operations around the world. These goals are accomplished by working with our employees, suppliers, customers, contractors, and commercial partners to promote responsible management of our products and processes through their entire life cycle, and for their intended end use, worldwide.

Our commitment to sustainability and corporate responsibility is demonstrated by, among other things, the integration of ESG into executive compensation: 16% of our executives’ annual incentive compensation, including our NEOs, is determined by safety performance. For 2019, we used two metrics to assess safety performance: (1) the disabling injury frequency rate for Tronox employees and contractors, and (2) the total recordable injury frequency rate for Tronox employees and contractors. Due to an unsatisfactory safety performance in 2019, the 16% safety component of each officer’s annual incentive compensation was not paid. The safety component of our executives’ annual incentive bonus was not paid in 2019 despite the fact that our safety metrics --- disabling injury frequency rate (DIR) and total recordable injury frequency rate (TRIFR) --- continued to improve and are well above the top-quartile among our peers. Nonetheless, two contractors were killed at our sites in 2019, and as a result the HRCC decided to withhold the relevant portion of management annual incentive bonus. We believe this action sends a strong message to our employees of Tronox leadership’s commitment to maintaining a safe work environment.
In addition, we participate in the Global Reporting Initiative (GRI) Framework for Sustainability Reporting, preparing and publishing an annual comprehensive sustainability report that is available at www.tronox.com/about-us/sustainability. Our GRI report provides disclosure on a variety of economic, environmental, and social sustainability indicators we deem material to us, including energy, water, biodiversity, emissions and effluents and waste. The publication of our annual sustainability report serves several purposes. For our directors and management, we believe the report helps us better understand risk and ensure that we are taking appropriate steps to mitigate those risks. For shareholders, customers and vendors we believe the report highlights Tronox and its employees’ commitment to environmental, social and governance values.
We believe operating our business in a sustainable manner leads to stronger operational and financial results. With respect to environmental sustainability, we strive to, among other things, (i) implement innovative technologies and practices to preserve scarce resources, (ii) reduce energy consumption per unit of production, (iii) reduce water consumption per unit of production, (iv), reduce greenhouse gas emissions per unit of production, (v) reduce waste per unit of production, and (vi) rehabilitate and restore the land we disturb in our mining operations.
HIGHLIGHTS OF OUR ENVIRONMENTAL AND SAFETY ACHIEVEMENTS
We published our 2018 GRI in September 2019 that highlighted our environmental and safety achievements for fiscal year ended December 31, 2018 which report did not include the newly acquired Cristal business. The highlights included:
•	Direct and in-kind investments of approximately $2.0 million to support local communities around the world;
•	Safety metrics in the top-quartile among our peers;
•	Continued investments in energy efficiency, renewable energy sources and minimizing use of municipal water sources either through re-use or use of “fit-for-purpose” water such as sea water;

PROPOSAL 1—ELECTION OF DIRECTORS
•	At our Northern Operations in Western Australia, implemented a program to eradicate invasive flora in order to protect indigenous plant species;
•	We spent approximately $5.5 million in connection with the rehabilitation activities at our mining sites; and
•	At our TiO2 pigment plant in Botlek, the Netherlands, 100% of the plant’s steam needs were derived from renewable steam.
VALUES
The following reflect our core values that are we believe are each supportive of strong sustainable practices:
•	We have an uncompromising focus on operating safe, reliable and responsible facilities.
•	We honor our responsibility to create value for stakeholders.
•	We treat others with respect, and act with personal and organizational integrity.
•	We build our organization with diverse, talented people who make a positive difference and we invest in their success.
•	We are adaptable, decisive and effective.
•	We are trustworthy and reliable, and we build mutually rewarding relationships.
•	We share accountability, and have high expectations for ourselves and one another.
•	We do the right work the right way in every aspect of our business.
•	We celebrate the joy of working together to accomplish great things.

CORPORATE GOVERNANCE OF THE COMPANY
The Board is committed to continually improving its corporate governance processes, practices and procedures. Our governance policies and structures are designed to promote the Board’s thoughtful oversight of Tronox’s business decisions and ensure intelligent risk-taking, with the goal of furthering our long-term strategic goal of becoming the world’s most vertically integrated and lowest cost producer of TiO2. Highlights include:
✓
An increasingly diverse Board with the appropriate mix of skills, experience and perspective. Assuming all director nominees are elected at the Annual Meeting, 22% will be women, including the chairperson of our Audit Committee, 55% will be non-U.S. citizens and 11% will be black South Africans. In addition, assuming all director nominees are elected at the Annual Meeting, of the independent directors, 33% will be women.

✓
The appointment of a Lead Independent Director with meaningful role and responsibilities following the recombination in 2019 of the Chairman and Chief Executive Officer roles in our current CEO, Jeffry Quinn;

✓	Publication of an annual comprehensive sustainability report meeting the GRI Framework for Sustainability Reporting;
✓	Adoption by the Company in late 2018 of a new and improved Code of Conduct;
✓
A portion of all executives’ annual compensation tied to the achievement of safety metrics, reflecting the importance of our employees and their safety to Tronox. Due to an unsatisfactory safety performance in 2019, the 16% safety component of each executive officer’s annual incentive compensation was not paid;

✓
Assuming all director nominees are elected at the Annual Meeting, six of our nine Directors will be independent under the NYSE listing standards, with the non-independent Directors consisting of our CEO and Chairman, and the two members appointed by Cristal Netherlands. While such Directors are not deemed to be independent, we believe their interests are aligned with the Company’s as a result of their significant ownership interest in us;

✓	Directors are elected annually under a majority voting standard;
✓	All Board Committees are fully independent;
✓	Policy limiting the number of public company boards on which Directors may serve;
✓	Minimum share ownership requirements for Directors and executive officers;
✓	Anti-Hedging of Company Securities Policy; and
✓	Shareholder ratification of the selection of external audit firm.
Code of Ethics and Business Conduct
On November 15, 2018, our Board approved the publication and implementation of a new Code of Conduct. We believe that our new Code of Conduct is a significant improvement over the prior version with enhancements to such key compliance areas as competition law, anti-bribery laws, maintaining a fair and safe workplace and guidance on charitable and political contributions. The new Code of Conduct includes an outright ban on the use of Company funds for campaign contributions of any kind. The Code of Conduct applies to employees and directors, as well as our agents, suppliers and contractors. Each employee is responsible for demonstrating integrity and leadership by complying with the provisions of the Code of Conduct, Company policies and all applicable laws. By fully including ethics and integrity in our ongoing business relationships and decision making, we believe we demonstrate a commitment to a culture that promotes the highest ethical standards. Any violation of the Code of Conduct can subject the person at issue to a range of sanctions, up to and including dismissal.
The Code of Conduct is available on the Company’s website at www.tronox.com, under “Investor Relations – Corporate Governance”. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or Director, the Company will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE OF THE COMPANY
Corporate Governance Guidelines
Tronox has adopted a set of Corporate Governance Guidelines which address qualifications for members of the Board, Director responsibilities, Director access to management and independent advisors, Director compensation and many other matters related to the governance of the Company. The Corporate Governance Guidelines are available on Tronox’s website at www.tronox.com, under “Investor Relations - Corporate Governance.”
Director Independence
The listing standards of the NYSE, as well as our Corporate Governance Guidelines, require that a majority of the Board be comprised of independent directors. For a director to be considered independent under these standards:
•	The director must meet the bright–line independence tests under the listing standards of the NYSE; and
•
The board must affirmatively determine that the director otherwise has no material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us.

Based on these standards, the Board has affirmatively determined that all of the current Directors, except for Messrs. Quinn, Al-Morished and Khan, are independent. The Board based these determinations primarily on a review of the responses of our Directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the Directors.
Board Leadership Structure
Chairman of the Board of Directors
On March 28, 2019, the Board combined the roles of Chairman and CEO by appointing Mr. Jeffry Quinn, our President and Chief Executive Officer, as Executive Chairman of the Board. Previously, the roles had been separated and Mr. Ilan Kaufthal had served as the Non-Executive Chairman. Given the strategic transformation we are embarking on by, among other things, completing the Cristal Transaction, the Board believes that a unitary leadership structure with a combined Chairman/CEO will better serve the interests of our shareholders and contribute to long-term sustainable value creation. The Board further believes that Mr. Quinn has the character, demeanor and quality of leadership to serve in both roles and that combining the roles will not diminish the Board’s ability to oversee management and monitor risk.
In reaching its decision, the Board considered a wide range of factors, including, among other things: (i) the benefits of a unified leadership structure during a period when we will be integrating the business of Cristal; (ii) exiting Exxaro as our largest shareholder and potentially taking full control of our South African operations; (iii) the highly independent nature of our Board where a substantial majority of members are independent; (iv) the likelihood that Mr. Quinn’s service as both Chairman and CEO will enhance the Company’s performance as a result of Mr. Quinn’s character and leadership qualities; and (v) Mr. Kaufthal’s previous successful role as Lead Independent Director during the period in which our former CEO, Mr. Thomas Casey, was also Executive Chairman of the Board.
Directors meet in executive session without the presence of Mr. Quinn at meetings of the Board held in person, as well as certain telephonic meetings. At these executive sessions the Directors review among other things the performance of the Company’s management. In the fiscal year 2019, the Directors met in executive session 7 times.
The Company’s Corporate Governance Guidelines, a copy of which is available on Tronox’s website at www.tronox.com, under “Investor Relations - Corporate Governance,” sets forth the policy and procedure with respect to meetings of non-management Directors and the role, if applicable, of lead independent Directors at such executive sessions, including the procedure by which a lead independent Director is chosen.

CORPORATE GOVERNANCE OF THE COMPANY
Lead Independent Director
The Board considers it to be useful and appropriate that an independent lead director be designated to perform such duties, and have specific responsibilities, as the Board may determine, if the Chairman of the Board and the Chief Executive Officer roles are vested in the same person. Therefore, on March 28, 2019, when the Board appointed Mr. Jeffry Quinn as Chairman of the Board in addition to his role as our President and Chief Executive Officer, the Board also elected Mr. Ilan Kaufthal as the Lead Independent Director. Mr. Kaufthal previously served in such capacity from September 6, 2016 to June 27, 2017, when our former CEO, Mr. Thomas Casey, also served as both our Chairman and Chief Executive Officer.
The specific responsibilities of the Lead Independent Director are as follows: (i) serve as liaison between the chairman and the independent directors (ii) approve information sent to the board; (iii) approve meeting agendas for the board; (iv) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) possess the authority to call meetings of the independent directors; and (vi) if requested by major shareholders, ensure that he or she is available for consultation and direct communication.
The Lead Independent Director is elected by a majority of the independent Directors for renewable one year terms and until such earlier time as he or she ceases to be a Director, resigns as Lead Independent Director, or is replaced as Lead Independent Director by a majority of the independent Directors.
The qualifications of Lead Independent Director are: (a) be available to work effectively and closely with, and in an advisory capacity to, the Chairman of the Board; and (b) be available to discuss with other Directors and major shareholders any concerns about the Board or the Company and to relay those concerns, where appropriate, to the Chairman of the Board.
The responsibilities of the Company’s Lead Independent Director are described in our Corporate Governance Guidelines available on Tronox’s website at www.tronox.com, under “Investor Relations - Corporate Governance – Corporate Governance Guidelines.”
Majority Vote Standard
Pursuant to our Articles of Association, we have adopted a majority vote standard for the election of our Directors. Each Director shall be elected if such Director receives a majority of the votes cast (as defined below) by the holder of shares present in person or represented by proxy at the meeting and entitled to vote. For this purpose, a “majority of the votes cast” shall mean that number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Directors’ election.
Over-boarding Policy
Our Corporate Governance Guidelines limit the number of public company directorships Board members may hold. Specifically, a Director cannot sit on the board of directors of more than five public companies (including the Company’s Board); however, any Director who is a chief executive officer of a public company cannot sit on more than two public company boards (other than the company for which he or she serves as the chief executive officer). All Directors, other than Mr. Al-Morished, are in compliance with this policy. However, as stated elsewhere in this Proxy Statement, the Board believes that there are unique justifications with respect to Mr. Al-Morished’s appointment to our Board even though he is also the CEO of Tasnee and on the board of multiple Saudi listed companies.
Share Ownership Guidelines
We have share ownership guidelines that apply to our CEO, all executive officers and all other direct reports of the CEO at the Vice President level, as well as our Directors. The guidelines ensure that executives and Directors are aligned with the interests of our shareholders by requiring them to hold significant levels of Company stock. All shares owned outright and 60% of time-based restricted shares or restricted share units count towards share ownership. Executives and Directors have five years to reach their ownership guidelines.

CORPORATE GOVERNANCE OF THE COMPANY
Additionally, in the fourth quarter 2018, the HRCC amended the share ownership guidelines such that once a covered person has satisfied their respective share ownership guidelines, a decrease in the Company’s share price will not be considered to result in non-compliance on a subsequent determination date as long as such covered person holds the guideline or greater number of shares held at the time the guidelines were initially met.
The ownership guidelines are as follows:
POSITION	PERCENTAGE OF BASE SALARY
Chief Executive Officer	500%
Executive Officers	300%
Other Direct Reports of the CEO at VP Level and Above	100%
Percentage of Annual Cash Retainer
Non-employee Directors	500%
As of the date of this Proxy Statement, all of our NEOs have met their ownership guideline. In addition, as of the date hereof, each of our non-executive director nominees have met their ownership guideline other than Messrs. Jones, Al-Morished and Khan and Ms. Guthrie, each of whom joined the board in 2019.
Claw-back Policy
The Company has adopted a recoupment or “Claw-Back” Policy for executives, including all the NEOs. This policy allows for claw-back of incentive compensation, from both the annual and long-term plans, if payments pursuant to those plans were based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements.
Anti-Hedging Policy
The Company has adopted a policy prohibiting Directors, executive officers, employees on our restricted trading list and related persons thereto from hedging or entering into monetization transactions or similar arrangements with respect to Company securities. This policy was established in order to avoid the appearance of improper or inappropriate conduct by any such Director, executive officer, employee or related person.
In addition, all Directors, executive officers, employees on our restricted trading list and related persons thereto are prohibited from engaging in short sales of our securities. Further, such individuals are prohibited from buying or selling puts or calls or other derivative securities on the Company’s securities.
Political Contributions
Our new Code of Conduct prohibits us from using any corporate funds to make political contributions, whether direct or indirect.

CORPORATE GOVERNANCE OF THE COMPANY
Board Meetings and Committees
During 2019, the Board of Directors held a total of 9 meetings. The average attendance at meetings of the Board and committees during 2019 was 99%. All Directors attended at least 95% of the aggregate of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which they served that were held during the aforementioned period.
The Board of Directors has established three committees: a Corporate Governance and Nominating Committee, a Human Resources and Compensation Committee and an Audit Committee. During 2019, the Corporate Governance and Nominating Committee held a total of 5 meetings, the Human Resources and Compensation Committee held a total of 5 meetings, and the Audit Committee held a total of 7 meetings. Each such committee is governed by a written charter, and a current copy of each such charter is available on Tronox’s website at www.tronox.com, under “Investor Relations - Corporate Governance”.
In March 2020, based upon recommendations from the Corporate Governance and Nominating Committee, the Board approved Mr. Ilan Kaufthal as the new chairperson of the Corporate Governance and Nominating Committee, with such appointment to be effective immediately following the Annual Meeting.
The table below provides current membership for each of the Board committees.
NAME	AUDIT	HUMAN RESOURCES AND COMPENSATION	CORPORATE GOVERNANCE AND NOMINATING
Jeffry Quinn
Ilan Kaufthal			M
Mutlaq Al-Morished
Vanessa Guthrie	M		M
Wayne Hinman (1)		M	C
Andrew Hines (1)	M		M
Peter B. Johnston	M	M
Ginger M. Jones	C	M
Stephen Jones	M	C
Moazzam Khan
Sipho Nkosi		M	M
(1)	Messrs. Hinman and Hines are not director nominees for purposes of the Annual Meeting as neither will be seeking reelection to the Board.
C	Chairperson
M	Member

CORPORATE GOVERNANCE OF THE COMPANY
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee assists the Board with respect to:
•	the organization and function of the Board;
•	corporate governance principles applicable to the Company;
•
the Company’s policies and programs that relate to matters of corporate responsibility, including oversight of the Company’s political advocacy activities and the activities of the Company’s political action committee;

•	the structure, format and frequency of Board meetings;
•	remuneration of non-executive Directors; and
•
If and when the Board determines to recruit new members, establishing the requirements, qualities and characteristics such new Board members should possess and obtaining suitable candidates for the Board to select.

The Corporate Governance and Nominating Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board to possess.
Audit Committee
The primary responsibilities of the Audit Committee are to:
•	Oversee the accounting and financial reporting processes of the Company as well as its affiliated and subsidiary companies, as well as oversee the internal and external audit processes;
•
Assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which is provided to shareholders and others, and the system of internal controls which management has established;

•	Oversee the Company’s independent registered public accounting firm, including their independence and objectivity; and
•	Review the Company’s enterprise risk management, cybersecurity and information security programs.
However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and our independent registered public accounting firm. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Company maintains an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control.
The Audit Committee is currently comprised of five members, each of whom was elected by the Board of Directors. Ginger Jones and Andrew Hines, because of their accounting background and extensive financial experience, meet the NYSE listing standard of having accounting or related financial management expertise and the SEC definition of an “Audit Committee financial expert.” As mentioned elsewhere in this Proxy Statement, Mr. Hines is not standing for re-election to the Board. Each of the other members of our Audit Committee has financial management experience or is financially literate. Each committee member meets the additional independence requirements for members of an Audit Committee in the NYSE Corporate Governance Rules.

CORPORATE GOVERNANCE OF THE COMPANY
Human Resources and Compensation Committee
The HRCC administers our executive compensation program and assists the Board in fulfilling its oversight responsibilities with respect to the compensation we pay to our executive officers. Among its other duties, the HRCC:
•	Evaluates and determines the salary, incentives and benefits making up the total compensation of our CEO and other executive officers;
•	Reviews and monitors management succession planning and development, including promotability of all officers;
•
Defines the terms and conditions, including performance metrics, for the stock options, restricted shares/units and other long-term equity awards for our executive officers and approves all grants made to the executive officers;

•	Reviews and approves the annual corporate goals and objectives of our CEO; and
•	Considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.
Each member of the HRCC is independent as defined by SEC rules and NYSE listing standards and is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.
Human Resources and Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2019, none of our HRCC members: (i) have ever been an executive officer or employee of our Company; or (ii) is or was a participant in a “related person” transaction in fiscal year 2019. During the fiscal year ended December 31, 2019, no executive officer of our Company served on the compensation committee (or its equivalent) or board of directors of any company that has an executive officer that serves on the Board or our HRCC.

CORPORATE GOVERNANCE OF THE COMPANY
The Board’s Role in Risk Oversight
The Board administers its risk oversight function directly and through its various committees. The Audit Committee works closely with the Vice President, Internal Audit to ensure that management undertakes a robust annual Enterprise Risk Management (“ERM”) program whereby members of management assess the key risks inherent to Tronox’s commercial activities as well as the efficacy of Tronox’s mitigation efforts to ensure that those risks don’t impact long-term shareholder value. A detailed report-out of the results of the ERM process are made to the full Board at its March meeting and throughout the year the Board receives periodic reports from members of senior management on areas of material risk to our Company, including operational, financial, competitive, management retention, cybersecurity and legal risks. The Board routinely discusses with senior management our major risk exposures, their potential financial impact on our Company, and the steps (both short-term and long-term) we take to manage them.
Each of our committees also plays an important role in risk oversight: The Audit Committee oversees the management of risks related to the Company’s financial performance and financial statements, the financial reporting process and internal controls, internal and external audit functions, tax and accounting matters, anti-bribery and corruption, cybersecurity and information technology systems and other exposures. With respect to the risks associated with cybersecurity and information technology systems, the Company’s head of information technology provides the Audit Committee with periodic updates on, among other things, the Company’s IT security strategy and operational technology strategy, as well as specific areas in which the Company is focusing its attention and resources.
Our Audit Committee routinely discusses with senior management and our independent registered public accounting firm any financial risk exposures, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters, steps taken to manage those exposures and our Company’s risk tolerance in relation to our overall strategy.
•	The HRCC has oversight responsibility with respect to the risks relating to the design and implementation of our compensation and benefit plans.
•
The Corporate Governance and Nominating Committee primary focus is to ensure that the Board has the policies, practices and procedures in place to adequately oversee risk through board membership and structure, succession planning for our Directors, and corporate governance more generally.

Communications with the Board of Directors
The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors, including Mr. Ilan Kaufthal, our Lead Independent Director, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, the non-management independent Directors, any individual Directors or committee of Directors, correspondence should be addressed to the Board of Directors or any such individual Directors or committee of Directors by either name or title. All such correspondence should be sent to Tronox Holdings plc, c/o Corporate Secretary, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA with a request to forward the same to the intended recipient. To communicate with the Board of Directors electronically, shareholders and other interested parties should go to our website at www.tronox.com. Under the heading “Investor Relations – Corporate Governance – Contact the Board” you will find an on-line form that may be used for writing an electronic message to the Board of Directors. In general, all communications delivered to the Company’s Corporate Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the shareholder’s instructions. However, the Company’s Corporate Secretary reserves the right not to forward to members any abusive, threatening or otherwise inappropriate materials.

2019 NON-EMPLOYEE DIRECTOR COMPENSATION
The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the compensation of our non-employee Directors. All our non-employee Directors are entitled to an annual cash retainer of $75,000 for service on the Board of Directors payable quarterly in arrears, plus additional cash compensation payable quarterly in arrears as follows:
•
A non-executive chairman of the Board of Directors will receive an additional annual retainer of $120,000. Mr. Quinn, as Executive Chairman, is compensated per the terms of his employment agreement and receives no additional compensation for serving on the Board;

•	If there is no non-executive Chairman of the Board, the Lead Independent Director will receive an additional annual retainer of $50,000;
•	The chairman of the Audit Committee will receive an additional annual retainer of $50,000;
•	The chairman of the HRCC will receive an additional annual retainer of $20,000;
•	The chairman of the Corporate Governance and Nominating Committee will receive an additional annual retainer of $20,000; and
•
A committee member of each of the Audit Committee, HRCC, Corporate Governance and Nominating Committee, or any other committee established by the Board of Directors, respectively, who is not serving as chairman of such committee, will receive an additional annual retainer of $15,000.

Until August 2019, Directors could opt to receive their quarterly Board fees in shares in lieu of receiving a cash payment. For 2019, Mr. Hinman and Mr. Khan elected to receive their quarterly fees for the second quarter 2019 in shares in lieu of receiving a cash payment. In August 2019, the Corporate Governance and Nominating Committee eliminated the option for Directors to receive quarterly Board fees in shares in lieu of receiving a cash payment.
Each of our non-employee Directors also receives an annual equity grant of time-based RSUs with a fair-market value of $150,000. During 2019 legacy Directors received an annual grant of RSUs on January 29, 2019 that vested on the anniversary date of the grant (January 29, 2020). As part of the Company’s Director grant date transition plan, newly elected Directors during 2019 received the annual equity grant on the date of the Company’s annual general meeting of shareholders (in May 2019) that vests the earlier of (a) the date of the next annual general meeting of shareholders or (b) May 31st of the year following the grant date (assuming such individual is a Board member at the time of vesting). Dividend equivalents accrue and are paid when the RSUs vest. All of the newly elected Directors commenced service with the Board prior to the May 2019 annual general meeting of shareholders, and received an additional pro-rata equity grant of RSUs.
For 2019, the Company has added certain tax equalization and other tax-related benefits for Directors to mitigate or eliminate additional incremental tax burden as a result of conducting business in the UK.
The following table sets forth the total compensation for the year ended December 31, 2019 paid to our non-employee Directors during 2019.
NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2019
NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($) (2)	TOTAL ($) (3)
Ilan Kaufthal	202,500	142,683	345,183
Mutlaq Al-Morished (4)	54,396	168,126	222,522
Vanessa Guthrie (4)	79,917	173,476	253,393
Andrew P. Hines	146,362	142,683	289,045
Wayne A. Hinman	140,693	142,683	283,376
Ginger M. Jones	145,304	142,683	287,987
Stephen Jones (4)	82,966	173,476	256,442
Peter B. Johnston	131,250	142,683	273,933
Moazzam Khan (4)	54,395	168,126	222,521
Sipho Nkosi	123,958	142,683	266,641
(1)
Amounts reported in this column include value of shares paid in lieu of quarter three cash fee payment on June 28, 2019 based on closing stock price of $12.78 for Mr. Hinman (2,206 shares) and Mr. Khan (1,322 shares). Also, amounts reported in this

2019 NON-EMPLOYEE DIRECTOR COMPENSATION
column include quarter 4 2018 fees paid the first week in January 2019. Effective with quarter 1 2019 fees, the payment date moved to the end of each quarter. As a result, the amounts in this column include an additional quarter (quarter 4 2018) of fees for Mr. Kaufthal ($48,750), Mr. Hines ($31,250), Mr. Hinman ($28,750), Ms. Jones ($22,500), Mr. Nkosi ($22,500), and Mr. Johnston ($26,250).
(2)
Amounts reported in this column represent the aggregate grant date fair value for restricted shares units granted to each Director computed in accordance with the share-based compensation accounting guidance under ASC Topic 718. Each Director (other than Mr. Al-Morished, Ms. Guthrie, Mr. Jones, and Mr. Khan) received a grant of 16,591 restricted share units (determined by dividing $150,000 by the ten (10) day average closing price for the Company’s shares for the first 10 trading days in 2019 of $9.04) valued at the NYSE closing price on January 29, 2019 of $8.60. These restricted share units vest on the first anniversary of the grant date. As part of the Company’s Director grant date transition plan, newly elected Directors who commenced service on the Board during 2019 received the annual equity grant on the date of the Company’s annual general meeting of shareholders (on May 22, 2019) that vests the earlier of (a) the date of the next annual general meeting of shareholders or (b) May 31st of the year following the grant date (assuming such individual is a Board member at the time of vesting). As such, on May 22, 2019, Mr. Al-Morished, Ms. Guthrie, Mr. Jones, and Mr. Khan received a grant of restricted share units of 15,368, 15,857, 15,857, and 15,368, respectively, reflecting the annual grant plus a pro-rated number of restricted stock units (since all four directors commenced service with the Board prior to the May 2019 annual general meeting of shareholders) based on $150,000 plus a pro-rated dollar amount divided by the ten (10) day average closing price for the Company’s shares prior to the grant date of $10.91 and valued at the NYSE closing price on May 22, 2019 of $10.94. Dividends will be accrued on all restricted share units until the units vest and will be paid at that time. As of December 31, 2019, each non-employee Director (other than Mr. Al-Morished, Ms. Guthrie, Mr. Jones, and Mr. Khan) held 16,591 unvested restricted share units. Mr. Al-Morished, Ms. Guthrie, Mr. Jones, and Mr. Khan held 15,368, 15,857, 15,857, and 15,368 unvested restricted share units, respectively as of December 31, 2019.

(3)
Amounts reported below are excluded from this column. In 2019, the Company added certain tax equalization and other tax-related benefits for Directors to mitigate or eliminate additional incremental tax burden as a result of the Company’s corporate reorganization in the first quarter of 2017, when Tronox Limited became managed and controlled in the United Kingdom, and all of our Board meetings were held in the UK. Although all of our directors are non-resident UK taxpayers, they are liable for UK tax on items such as accommodations and meals while conducting business in the UK that are not considered taxable benefits in the US. Because of these unusual circumstances, the Company paid the cost to prepare their UK income tax filings, provided tax reimbursements associated with the UK travel-related expenses and cost of the UK tax filing, and made certain tax equalization payments (that covered tax years 2017 and 2018) as reflected in the table below (based on December 31, 2019 Fx rate.) In 2019 we re-domiciled from Australia to the UK, and while only some of our future Board meetings will take place in the UK, we intend to continue to mitigate or eliminate any associated incremental tax burden our Directors might incur as a consequence of those meetings.

NAME	UK Tax Preparation ($)	Tax Reimbursements ($)	Tax Equalization Payment ($)	Total ($)
Ilan Kaufthal	1,989	29,024		31,013
Andrew P. Hines	1,989	40,415	109,155	151,559
Wayne A. Hinman	1,989	21,926	106,414	130,329
Ginger M. Jones	1,989	10,051		12,040
Peter B. Johnston	1,989	26.235		28,224
Sipho Nkosi	1,989	18,907		20,896
(4)
Amounts reported in this table with respect to Mr. Al-Morished, Ms. Guthrie, Mr. Jones, and Mr. Khan reflect pro-rated cash and equity awards (including additional pro-rated equity award for board service commencing prior to the annual grant on May 22, 2019). Pro-rated cash and equity awards were based on board services commencing on March 28, 2019 for Ms. Guthrie and Mr. Jones and April 10, 2019 for Mr. Al-Morished and Mr. Khan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows information regarding the beneficial ownership of shares of Tronox Holdings plc as of March 18, 2020 by:
•	Each current Director and Nominee of Tronox Holdings plc;
•	The current CEO and each named executive officer;
•	All persons currently serving as Directors and executive officers of Tronox Holdings plc, as a group; and
•	Each person known to us to own beneficially 5.0% or more of Tronox Holdings plc outstanding shares.
Beneficial ownership and percentage ownership are determined in accordance with the SEC’s rules and regulations. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Tronox Holdings plc shown as beneficially owned by them. The table is based on 143,365,605 shares outstanding as of March 31, 2020. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us. Unless otherwise noted below, the address for each beneficial owner listed in the table below is: c/o Tronox Holdings plc, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF ORDINARY SHARES BENEFICIALLY OWNED	% OF TOTAL OWNED
5% Shareholders
Exxaro Resources Limited Roger Dyason Road Pretoria West, 0182 South Africa	14,700,000	10.3%
Cristal International Holdings B.V. Strawinskylaan 1543, Tower C, fifteenth floor, 1077 XX Amsterdam, the Netherlands	37,580,000	26.2%
FMR LLC (1)	14,658,686	10.2%
The Vanguard Group (2)	8,034,120	5.6%
Named Executive Officers and Directors (3)
Jeffry N. Quinn	239,892	*
Jean-François Turgeon	399,010	*
Timothy Carlson	163,715	*
John Romano	521,226	*
Willem van Niekerk	448,216	*
Ilan Kaufthal	202,292	*
Mutlaq Al-Morished	0	*
Vanessa Guthrie	0	*
Andrew P. Hines	161,517	*
Wayne A. Hinman	155,256	*
Peter B. Johnston	87,459	*
Ginger M. Jones	40,904	*
Stephen Jones	0	*
Moazzam Khan	959	*
Sipho Nkosi	95,232	*
All Executive Officers, Directors and Nominees as a group (15 persons)	2,916,470	2.0%
(1)
Information regarding FMR LLC is based solely on the Amendment to the 13G filed with the SEC on February 10, 2020 for the calendar year ended December 31, 2019. FMR LLC has the sole power to dispose of or to direct the disposition of 14,658,686 of the ordinary shares. The filing reports that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(2)
Information regarding The Vanguard Group, Inc. is based solely on the Amendment to the 13G filed with the SEC on February 12, 2020 for the calendar year ended on December 31, 2019. The Vanguard Group, Inc. has the sole power to vote or direct the vote of 136,021 of the ordinary shares, the shared power to vote or direct the vote of 14,435 of the ordinary shares, the sole power to dispose of or to direct the disposition of 7,893,318 of the ordinary shares and the shared power to dispose or to direct the disposition of 140,802 ordinary shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Shares listed for each Executive Officer, Director and Nominee includes: (i) shares owned by the individual and (ii) shares subject to options that are exercisable within 60 days of March 18, 2020. Shares subject to options that are exercisable within 60 days include: John Romano, 141,299; Jean-Francois Turgeon, 33,333; Willem van Niekerk, 141,168; and 482,168 for all Executive Officers and Directors as a group. None of these options contain an exercise price lower than our share price as of March 18, 2020 of $4.79.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our Directors and executive officers, among others, to file with the SEC and NYSE an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our staff assists our executive officers and Directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that other than as previously disclosed in last year’s proxy statement, during fiscal year 2019, all of our covered officers and Directors filed the required reports on a timely basis under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has adopted a written Related Party Transactions Policy that is administered by the Corporate Governance and Nominating Committee. A copy of the Company’s Related Party Transactions Policy can be found on the Company’s website, http://www.tronox.com, under “Investor Relations - Corporate Governance.”
The Related Party Transactions Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Related persons subject to the policy include executive officers, Directors, nominees for election as a Director, owners of more than 5% of our total equity, and any members of the immediate family of any of the foregoing persons. Under the Related Party Transactions Policy, our General Counsel determines whether a transaction requires review by the Corporate Governance and Nominating Committee, and transactions requiring review are referred to the Corporate Governance and Nominating Committee for a determination as to whether or not the related party transaction is fair, reasonable and consistent with the policy, and whether it or the Board has the authority under the laws of the United Kingdom to approve or ratify the Related Party Transaction or whether it should be ratified or approved by shareholders. The ratification or approval by the Governance and Nominating Committee, or recommendation that such transaction needs to be approved by shareholders, shall be made in accordance with applicable law, including the laws of the United Kingdom, and the Company’s organizational documents as from time to time in effect. If the Company becomes aware of an existing transaction with a related person that has not been approved under this policy, the matter is referred to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee then evaluates all options available, including ratification, revision, termination or whether the approval of shareholders should be sought.

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are seeking a non-binding advisory vote from our shareholders to approve the compensation paid to our named executive officers as disclosed in this Proxy Statement. We encourage shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the executive compensation tables that follow such section for a more detailed discussion of our compensation program and policies, the compensation and governance-related actions taken in fiscal year 2019 and the compensation awarded to our named executive officers.
The primary goal of our executive compensation program is the same as our goal for operating the Company—to maximize corporate performance and thereby create value for our shareholders. To achieve this goal we have designed an executive compensation program based on the following principles:
•	Paying for performance - A significant portion of each executive’s potential cash compensation is made subject to achieving business performance measures.
•
Alignment with the interests of shareholders - Equity awards align our executives’ financial interests with those of our shareholders by providing value to our executives if the market price of our shares increases.

•	Attracting and retaining top talent - The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.
•
Integration of ESG into executive compensation: 20% of our executives’ annual incentive compensation is determined by their individual performance, a significant portion of which is an evaluation of how they lead, manage and live our values, the first one of which is: We have an uncompromising focus on operating safe, reliable and responsible facilities. Another 16% of annual incentive compensation is the achievement of pre-set safety metrics. As stated elsewhere in this Proxy Statement, the safety component of our executives’ annual incentive bonus was not paid in 2019 despite the fact that our safety metrics --- disabling injury frequency rate (DIR) and total recordable injury frequency rate (TRIFR) --- continued to improve and are well above the top-quartile among our peers. Nonetheless, two contractors were killed at our sites in 2019, and as a result the HRCC decided to withhold the relevant portion of management annual incentive bonus.

The Compensation Discussion and Analysis also discusses the compensation objectives and principles that underlie the Company’s executive compensation program, the elements of the program and how performance is measured, evaluated and rewarded.
Our executive compensation program is aligned with our business strategy and with creating long-term shareholder value by paying for performance consistent with an acceptable risk profile. The foundation of our compensation philosophy is to:
•	Promote creation of long-term shareholder value;
•	Recruit and retain qualified high performing executive officers;
•	Motivate high levels of performance; and
•	Offers compensation that is competitive in the marketplace.
Our executive compensation program emphasizes delivering compensation at a competitive market level which will allow executive officers who demonstrate consistent on-target performance over a multi-year period to earn compensation that is competitive and consistent with targeted performance levels of total compensation. For executives where performance is above target over the long term, we believe the program will reward above the competitive median. Conversely, the program will provide less than the annual target compensation when performance does not meet expectations. Individual executive compensation may be above or below the annual target level, based on the Company’s performance; economic and market conditions; the individual’s performance, contribution to the organization, experience, expertise, and skills; and other relevant factors.

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
For these reasons, our Board of Directors recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the HRCC value the opinions expressed by our shareholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.
The accompanying proxy will be voted in favor of the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above advisory resolution, unless the shareholder indicates to the contrary on the proxy.
Vote Required to Approve, on an Advisory Basis, the Executive Compensation Paid to our Named Executive Officers
The advisory vote on executive compensation will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. The proxies will be voted for or against the proposal or as an abstention in accordance with the instructions specified on the proxy form. If no instructions are given by owners of record, proxies will be voted for approval of the executive compensation.
The Board of Directors recommends a vote “FOR”, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the decisions that the HRCC have made under those programs, and the factors considered in those decisions. This CD&A focuses on the compensation of the following individuals for the 2019 fiscal year that we refer to collectively as our “NEOs”.
2019 NAMED EXECUTIVE OFFICERS
NAME	AGE (1)	TITLE
Jeffry N. Quinn	61	Chairman and Chief Executive Officer
Timothy C. Carlson	54	Senior Vice President, Chief Financial Officer
Jean-François Turgeon	53	Executive Vice President, Chief Operating Officer
John D. Romano	55	Executive Vice President, Chief Commercial and Strategy Officer
Willem Van Niekerk	60	Senior Vice President, Business Transformation
(1)	As of March 15, 2020.
Set forth below is a description of the backgrounds of our NEOs. Mr. Quinn became President and Chief Executive Officer on December 1, 2017, was a Director of Tronox Limited since June 15, 2012 and has been a Director of Tronox Holdings plc since the Implementation Date. On March 28, 2019, Mr. Quinn became Chairman of the Board in addition to his role as Chief Executive Officer. Mr. Turgeon joined the Company as of January 1, 2014. Mr. Carlson joined the Company as of October 31, 2016 and was a Director from June 27, 2017 to April 4, 2018. Mr. Romano joined the Company on June 15, 2012 upon completion of the Exxaro transaction and served as Senior Vice President, Chief Commercial Officer since October 2014. On June 26, 2019, he became Executive Vice President, Chief Commercial and Strategy Officer. Dr. Van Niekerk joined the Company on June 15, 2012 upon completion of the Exxaro Transaction as Senior Vice President, Strategic Planning and Business Development. On June 26, 2019, he became Senior Vice President, Business Transformation. There are no family relationships among any of our NEOs.
Jeffry N. Quinn
Chairman and Chief Executive Officer
Mr. Quinn’s biographical information is set forth under the caption “—Election of Directors,” above.
Timothy C. Carlson
Senior Vice President, Chief Financial Officer
Timothy C. Carlson was a Director of Tronox Limited from June 27, 2017 to April 4, 2018 and has been our Senior Vice President and Chief Financial Officer since October 2016. He leads the Company’s global finance and IT group, including treasury, financial planning, accounting, tax and risk management. Mr. Carlson previously served as the chief financial officer of Precision Valve Corporation, a private equity-owned business where he led EBITDA improvement activities, improved internal controls, and standardized the Company’s financial reporting and operating metrics. From September 2007 to May 2014, he was chief financial officer, and treasurer of ATMI, Inc., a publicly traded global supplier of semiconductor materials and materials packaging and delivery systems used in the manufacturing of microelectronics devices. Earlier in his career, Mr. Carlson held a series of global finance, strategic planning, and auditing roles at various divisions of Campbell Soup Company and started his career with Ernst & Young. Mr. Carlson holds a Bachelor of Science degree in economics from the University of Pennsylvania, Wharton School of Business and is a licensed certified public accountant.

COMPENSATION DISCUSSION AND ANALYSIS
Jean-François Turgeon
Executive Vice President, Chief Operating Officer
Mr. Turgeon has been our Executive Vice President and Chief Operating Officer since September 2017. Before that he served as our Executive Vice President and President of Tronox Titanium Dioxide since January 2014. Prior to joining Tronox, Mr. Turgeon worked for Rio Tinto Group for 24 years, serving as the managing director of Rio Tinto’s iron and titantium business. He is also the former chairman of Richards Bay Mineral in South Africa and Rio Tinto, Fer et Titane, in Canada. Mr. Turgeon holds a Bachelor’s degree in chemical engineering from Université Laval and a Master’s degree in hydrometallurgy from McGill University.
John D. Romano
Executive Vice President, Chief Commercial and Strategy Officer
Mr. Romano has been our Executive Vice President and Chief Commercial and Strategy Officer since June 2019. Prior to such appointment, Mr. Romano was Senior Vice President and Chief Commercial Officer since October 2014. Before such time he served as our Senior Vice President and President, Pigment and Electrolytic Operations from June 15, 2012 to October 2014; the Executive Vice President of Tronox Incorporated since January 1, 2011 and Vice President, Sales and Marketing of Tronox Incorporated since January 2008. Mr. Romano was an executive officer of Tronox Incorporated during its bankruptcy proceedings, from which it emerged in 2011. Before that he served as Vice President, Sales for Tronox Incorporated from 2005 to January 2008; Vice President, Global Pigment Sales for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Marketing for Tronox LLC from 2002 to 2005 and Regional Marketing Manager for Tronox LLC from 1994 to 2002. Mr. Romano started his Career with the company in September of 1988. Mr. Romano holds a Bachelor’s degree in Accounting from Oklahoma State University.
Willem Van Niekerk
Senior Vice President, Business Transformation
Dr. Van Niekerk has served as our Senior Vice President, Business Transformation since June 2019. Before serving in such role, Dr. Van Niekerk was SVP, Strategy from March 2018 and prior to that role he served as Senior Vice President, Strategic Planning and Business Development since June 15, 2012. Prior to joining Tronox Limited upon completion of the Exxaro Transaction, he served as the Executive General Manager of Corporate Services for Exxaro, which includes the mineral sands business, since May 2009. In this role, he was responsible for Exxaro’s technology, research and development, information management and supply chain management departments. Prior to that, he served as Manager of Growth for Exxaro’s mineral sands and base metals business and as General Manager for Marketing and Business Development for Exxaro’s mineral sands business. Dr. Van Niekerk co-managed the Tiwest Joint Venture from June 2006 to January 2008. He oversaw the design and development of the titanium smelting technology for the slag furnaces at KZN Sands. Dr. Van Niekerk has a PhD in pyrometallurgy from the University of Pretoria.
OTHER SECTION 16 OFFICERS
Jeffrey N. Neuman
Senior Vice President, General Counsel & Secretary
Mr. Neuman has served as our Senior Vice President, General Counsel and Corporate Secretary since April 2018. He is responsible for managing all of Tronox’s legal, regulatory, corporate governance and compliance matters. Before joining Tronox, Mr. Neuman served as vice president, corporate secretary and deputy general counsel of Honeywell International Inc. In that capacity, he oversaw many aspects of Honeywell’s corporate law department, including corporate governance, SEC and NYSE compliance, shareholder relations, corporate transactions, including mergers and acquisitions, treasury operations, and company-wide intellectual property and trademark functions. Mr. Neuman joined Honeywell in 2002, and during his time there held various roles of increasing responsibility. Earlier in his career, he worked as an M&A attorney with the New York law firm of Davis Polk & Wardwell. Prior to becoming an attorney, he was an investment banker at Merrill Lynch. Mr. Neuman earned his Bachelor of Arts in history from Wesleyan University, a Master of Arts in regional studies of East Asia from Harvard University and a Juris Doctorate from Northwestern University School of Law.

COMPENSATION DISCUSSION AND ANALYSIS
Robert Loughran
Vice President, Corporate Controller
Mr. Loughran has been our Vice President, Corporate Controller since April 2, 2018. Prior to joining Tronox, Mr. Loughran was Group Vice President, Chief Accounting Officer at Avon Products, Inc. since March 2016 and prior to that was Avon’s Vice President, Corporate Controller since May 2012. Mr. Loughran also served as Avon’s Acting Chief Financial Officer from September 2014 to March 2015. Prior to that, Mr. Loughran served as Avon’s Vice President and Assistant Controller from September 2009 to May 2012. Prior to that, he held the position of Executive Director, Assistant Controller upon joining Avon in 2004. Mr. Loughran has extensive experience in SEC reporting, technical accounting, internal controls, planning, forecasting and M&A. He also brings a proven track record of successful business transformations. Throughout his career, Mr. Loughran has held various finance roles of increasing responsibilities at Praxair, Applera and Gartner. Mr. Loughran began his career in audit for Price Waterhouse LLP for 6 years. Mr. Loughran is a Certified Public Accountant and holds a Bachelor of Science Degree from the University of Connecticut.
Chuck Mancini
Senior Vice President, Chief Human Resources Officer
Mr. Mancini joined Tronox in April 2012 and has been responsible for the Human Resources organization, with a focus on talent acquisition, management and development, since 2018. His experience includes a wide range of leadership roles, including serving as Chief Operating Officer of PICS Telecom, CFO of Current Group, a clean energy technology company, and CFO of One Communications. He was also CEO of ECI Conference Services, CEO and Board Chairman of Global Name Registry and General Manager of GlobalCenter Europe. Mr. Mancini ran sales and marketing for Global Crossing Europe, M&A for Frontier Communications, and held positions in the Financial Advisory Services Group at Coopers & Lybrand and at SunTrust Banks. He holds a Bachelor of Science in Economics from Florida State University and an MBA from the Duke University Fuqua School of Business.
OTHER EXECUTIVE OFFICERS
John Srivisal
Senior Vice President, Business Development and Chief Integration Officer
Mr. Srivisal joined Tronox in March 2018 as Senior Vice President, Business Development to lead the company’s merger, acquisition, divestiture and joint venture transactions. In May 2019, Mr. Srivisal became the Company’s Chief Integration Officer. Mr. Srivisal brings 20 years of transaction experience that includes acting as a principal, as well as advising companies, creditors, financial sponsors and government entities in a variety of industries on recapitalizations, restructurings, financings, leveraged buyouts, mergers, acquisitions, divestitures and joint ventures. Mr. Srivisal previously served as CEO of Quinpario Acquisition Corp. 2, and he was a partner in Quinpario Partners, LLC. He was also VP, Transaction Execution at Solutia Inc., where he had global responsibility for merger, acquisition, divestiture and joint venture transactions. Prior to joining Solutia, Mr. Srivisal was an investment banker at Rothschild Inc., and Peter J. Solomon Company. Mr. Srivisal graduated magna cum laude with a Bachelor of Science degree in economics (concentration in finance) and a minor in mathematics from the Wharton School of the University of Pennsylvania.
Melissa H. Zona
Senior Vice President, External Affairs and Chief Sustainability Officer
Ms. Zona was appointed to her current role in September 2019, leading Tronox’s sustainability, corporate communications, government relations, and environmental safety and health activities. She joined Tronox in January 2018 as Vice President, Corporate Communications and Public Relations, bringing 20 years of communications and public relations experience, primarily in the chemicals and manufacturing industries. Mrs. Zona spent the majority of her career with Solutia, Inc., a specialty chemicals company that was acquired by Eastman Chemical in 2012. During her time at Solutia, she led the evolution of the corporation’s global voice, ensuring communications were engaging, informative and valued by employees and company influencers. Mrs. Zona holds a Bachelor of Science degree in criminal justice from Jacksonville State University.

COMPENSATION DISCUSSION AND ANALYSIS
Jennifer Guenther
Vice President, Investor Relations
Ms. Guenther has served as our Vice President, Investor Relations since April 1, 2020. Before serving in such role, Ms. Guenther was Vice President, Business Development since August 2018. Prior to joining Tronox, Ms. Guenther worked at Goldman Sachs & Co. in the Investment Banking Division in both the Industrial Mergers and Acquisitions and Leveraged Finance teams. Prior to Goldman Sachs, Ms. Guenther worked at Solutia Inc., where she was an integral member of the corporate strategy and development team and subsequently served as the Chief of Staff to the CEO and Chairman of the Board. Jennifer holds an MBA from Harvard Business School and graduated with honors from the University of Missouri with a bachelor of science in business administration emphasizing in finance and a bachelor of arts in international studies. Ms. Guenther has over 10 years of experience across finance, business development, and strategy in the industrial and chemical sectors.
Compensation Philosophy - How Executive Pay is Linked to Company Performance
Our executive compensation program is designed to incentivize and motivate our executive officers to lead and manage our business well over the long-term, drive performance improvements, and to increase shareholder value. It is also designed to enable us to compete effectively with other firms in attracting, motivating and retaining talented executives.
The incentive compensation elements of our program are designed to closely align the financial interests of our executives with those of our shareholders. We believe the portion of compensation that is at-risk and tied to organization-wide performance metrics should increase as the level of responsibility increases.
We also believe a portion of at-risk compensation should be tied to an executive’s individual performance, and those leaders should be measured not just on results, but also on how each leader delivers results. We expect our executives to manage wisely and with good judgment, to develop strong, engaged and motivated management teams, and to lead with our values. Because of the inherent risk in mining and chemical operations, we place a high priority on our leaders to create, maintain and reinforce a strong safety culture. Because of the environmental risks in our business, we place a high priority on managing responsibly and sustainably.
We regularly assess how our executive compensation program compares to companies with a similar profile to ours. Our objective is to deliver compensation at a competitive market level which will enable executive officers who demonstrate consistent performance over a multi-year period to earn compensation that is competitive and consistent with targeted performance levels of total compensation. For executives who deliver performance that is above target over the long-term, we believe the program will reward above the competitive median. Conversely, the program will pay less than the annual target compensation when performance does not meet expectations. Individual executive compensation may be above or below the annual target level, based on our performance; economic and market conditions; the individual’s performance, contribution to the organization, experience, expertise, and skills; and other relevant factors.
Summary of our Executive Compensation Program
Set forth below is a summary of our key executive compensation practices.
•	We seek and carefully consider shareholder feedback regarding our compensation practices.
•	We strive to link our executive compensation to our performance as follows:
—	83% of the target compensation for the CEO and 69% of the target compensation for other NEOs is “at-risk”.

COMPENSATION DISCUSSION AND ANALYSIS
—
We select metrics in our short-term incentive plan that focus our CEO and other NEOs on achieving key annual financial and operational goals and objectives that drive overall performance that are expected to drive long-term shareholder value. Our short-term incentive plan also has an individual performance metric whereby our CEO and other NEOs performance is measured against pre-defined objectives.

—
Metrics in our long-term incentive plan focus our CEO and other NEOs on achieving long-term financial goals that are expected to lead to increased shareholder value; annual grants with overlapping performance periods reward sustained performance over the long-term.

—	For our CEO and other NEOs, 80% of targeted 2019 short-term incentive plan payout was linked to overall Tronox results, including Adjusted EBITDA and safety metrics.
—	50% of the annual long-term equity awards are linked to TSR performance percentile ranking versus a peer group. The maximum overall vesting payout is subject to 200% of target RSUs.
—
50% of the annual long-term equity awards are time-based RSUs that vest over a three-year time period. These time-based RSUs are intended to incentivize executives to create shareholder value through share price appreciation and provide an employee retention incentive.

—
Metrics and targets for both the short-term and long-term incentive plans are based on the Company’s strategic and business plans and annual budgets that are approved by the full Board and are analyzed and tested for reasonableness by the HRCC at the beginning of the performance period. The HRCC actively evaluates the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets.

•	The HRCC also reviews compensation programs in hindsight when evaluating any future proposed changes.
•	Peer group appropriateness
—	Our 2019 benchmarking compensation peer group includes 14 companies that the HRCC believes reflect appropriate industry, size, geographic scope, and market dynamics.
•	No re-pricing of stock options
•	Independent compensation consultants
—	The HRCC directly retained Frederic W. Cook & Co. (“FW Cook”) and FIT Remuneration Consultants, LLP for 2019. Both consulting firms did not provide any other services to the Company.
2019 Business Performance & Accomplishment
In April 2019 we closed on the acquisition of the Cristal TiO2 business and began the integration that we had been planning since the announcement of the transaction in February 2017. Our 2019 performance demonstrated the competitive and financial strength of the combined legacy Tronox and Cristal businesses, and validated our strategy of vertical integration. Our financial results reflected strong execution on the many operating and commercial initiatives that were within our control, such as delivering synergies through our accelerated acquisition integration program, optimizing our global vertically-integrated footprint, managing our cost structure and wisely allocating capital. Despite macro-economic challenges, our Adjusted EBITDA margin remained strong at 23 percent, we generated free cash flow of $214 million, and returned $315 million to shareholders through share repurchases and our dividend. We also achieved total synergies of $89 million during the year, exceeding the target we presented to investors in May 2019 by $44 million. In a year characterized by economic and geopolitical uncertainties we outperformed both our peer TiO2 peer competitors and the broader chemical industry peers against which we measure ourselves.

COMPENSATION DISCUSSION AND ANALYSIS
The challenging macro-economic conditions in 2019 notwithstanding, we displayed strong financial performance and cash generation by utilizing our vertical integration and margin stabilizing commercial approach. In 2019, on a reported basis, including the contribution of the legacy Cristal business from the date of acquisition, net sales of $2.6 billion increased 45% over 2018. Adjusted EBITDA of $615 million increased 20% from 2018. Our consolidated business generated free cash flow of $214 million, a 304% increase over 2018.

The Executive Compensation Process
Role of the Human Resources and Compensation Committee
The HRCC administers our executive compensation program and assists the Board of Directors in fulfilling its oversight responsibilities with respect to the compensation of executive officers. Among its other duties, the HRCC:
•	Evaluates and determines the salary, incentives, and benefits making up the total compensation of our CEO, other NEOs and other executive officers;
•	Reviews and monitors management succession planning and development, including the readiness for promotion of all officers;
•
Defines the terms and conditions, including performance metrics, for the stock options, restricted shares/units, and other long-term equity awards for our executive officers and reviews and approves all grants made to the executive officers;

•	Reviews and approves the annual corporate goals and objectives of our CEO; and,
•
Considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters. The HRCC cannot delegate this authority and regularly reports its activities to the Board.

The HRCC is comprised of five members, each of whom is independent as defined by SEC rules and NYSE listing standards and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Internal Revenue Code. Currently, the members of the HRCC are Stephen Jones, Chairman, Wayne A. Hinman, Sipho Nkosi, Peter Johnston, and Ginger Jones.
The HRCC operates pursuant to a written charter (available on Tronox’s website at www.tronox.com, under “Investor Relations – Corporate Governance”) which is reviewed by the HRCC on an annual basis and

COMPENSATION DISCUSSION AND ANALYSIS
approved by the Board. The HRCC meets at least quarterly and more frequently as circumstances require, including in executive session with the HRCC’s independent compensation consultant.
The compensation of our CEO is reviewed and approved by the non-employee, independent members of the Board of Directors. When making recommendations with respect to our executive officers other than the CEO, the HRCC considers the recommendations made by the CEO and his evaluation of the other executive officers’ performance.
Aspects considered by the HRCC and our CEO when reviewing the Company’s performance include: share price, the Company’s performance as measured against the performance goals established for the previous year, non-controllable events that may impact the Company’s performance, attainment of significant non-financial milestones and any other factors or goals it determines to be relevant to measuring the Company’s performance. The individual performance of our executive officers is measured against individual performance goals that were set for each executive officer by our CEO.
Use of Compensation Consultants
The HRCC has the sole authority to hire and terminate its consultant, approve its compensation, determine the nature and scope of its services, and evaluate its performance. The HRCC engaged two consulting firms during 2019, FW Cook and FIT Remuneration Consultants, LLP.
The HRCC has engaged FW Cook since 2016 as its compensation consultant to provide information to the HRCC to assist it in making determinations regarding our compensation programs for executives. For the Corporate Governance and Nominating Committee, FW Cook provides information regarding non-employee Directors compensation.
In November 2018, FW Cook provided the HRCC with among other things, a competitive pay analysis comparing the compensation of our executive officers against benchmark compensation statistics to assist the HRCC in determining 2019 executive officer compensation actions. During 2019, FW Cook provided the HRCC with program design advice, an independent review of 2019 compensation proposals developed by management, comparative analysis of non-employee director compensation, review of trends and regulatory developments, assistance with peer group review, risk assessment review of incentive programs, and program advice on 2020 compensation programs. In addition, in November 2019, FW Cook provided the HRCC with a competitive pay analysis comparing the compensation of our executive officers against benchmark compensation statistics to assist the HRCC in determining 2020 executive officer compensation actions.
A representative from FW Cook attended all HRCC meetings in 2019, and FW Cook did not perform any other services for the Company or its management other than that described above.
FW Cook provides information and data to the HRCC from its surveys, proprietary databases and other sources, which the HRCC utilizes along with information provided by management and obtained from other sources. In making its decisions, the HRCC reviews such information and data provided to it by FW Cook and management and also draws on the knowledge and experience of its members as well as the expertise and information from within the Company, including from the human resources, legal, and finance groups. The HRCC considers executive compensation matters at its quarterly meetings and at special meetings as needed based on our annual compensation schedule.
During 2019, the HRCC also engaged FIT Remuneration Consultants, LLP to assist the HRCC and the Corporate Governance and Nominating Committee in drafting required 2020 UK disclosure as a result of the Company’s re-domiciling to the UK in March 2019. A representative from this firm participated in various HRCC meetings during 2019 to discuss draft UK required disclosures for 2020.
In connection with its engagement of FW Cook and FIT Remuneration Consultants, LLP, the HRCC considered various factors bearing upon each firm’s independence including, but not limited to, the amount of fees received by each firm from Tronox as a percentage of each firm’s respective total revenue, their policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact their independence. After reviewing these and other factors, the HRCC determined that both firms were independent and that their engagements did not present any conflicts of interest. Both FW Cook and FIT Remuneration also determined that they were independent from management and confirmed this in written statements delivered to the Chairperson of the HRCC.

COMPENSATION DISCUSSION AND ANALYSIS
CEO’s Role in the Compensation-Setting Process
Typically, at an HRCC meeting early in the year, the CEO makes recommendations to the HRCC regarding compensation for the executive officers other than himself. The CEO participates in the HRCC discussion at the HRCC’s request to provide background information regarding our strategic objectives and to evaluate the performance of and make compensation recommendations for the executive officers. The HRCC utilizes the information provided by the CEO along with other information from within the Company, input from its independent compensation consultant, and the knowledge and experience of the HRCC members in making compensation decisions. The Chair of the HRCC recommends the CEO’s compensation to the HRCC in executive session, not attended by the CEO.
Annual Evaluation
At the end of the fiscal year, the CEO completes a self-evaluation of his own performance and reviews his evaluation with the HRCC. The full board also provides input on the CEO’s performance and submits this to the Chairman of the HRCC for consolidation. The HRCC consolidates all input and the Chairman of the HRCC and the Chairman of the Corporate Governance and Nominating Committee discuss the Board’s assessment of the CEO’s performance. The HRCC also determines the incentive amount, long-term incentive award, and any base salary change for the CEO.
In addition, each executive officer completes a self-evaluation for his own performance and reviews his evaluation with the CEO. The CEO then summarizes these results and brings them to the HRCC along with his initial recommendation for each executive’s base salary increase, annual incentive award, and long-term incentive award. The HRCC will then determine the amounts for any base salary increase and annual and long-term incentive awards for each executive officer.
Performance Objectives
At the beginning of the year our CEO recommended, and the HRCC approved performance objectives for the 2019 fiscal year based, in part, on an active dialogue with the CEO regarding strategic objectives and performance targets for the Company. Metrics are tied to our strategic business plans and to annual budgets reviewed by the full Board. Short-term management objectives are designed to achieve specific goals that are expected to drive long-term shareholder value. Metrics are analyzed and tested for reasonableness prior to HRCC approval at the beginning of the performance period. The HRCC actively evaluates the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets.
Competitive Market Overview
Our executive compensation program is designed to be competitive within the various marketplaces in which we compete for employees. While the HRCC does not believe that it is appropriate to establish compensation levels based solely on benchmarking, it believes that information regarding pay practices at peer companies is useful in two respects. First, the HRCC recognizes that our compensation practices must be competitive in the marketplace, and reviewing market pay practices provides a framework for assessing competitiveness. Second, marketplace information is one of the many factors that the HRCC considers in assessing the reasonableness of compensation. Although the HRCC considers compensation levels for executive officers of other companies, it does not mechanically apply the data but rather engages in a rigorous quantitative and qualitative review and weighing of the competitive information with other Company and individual performance factors, such as our specific business strategy, financial situation, and performance, in making its compensation determinations.
With the input of its independent compensation consultant, the HRCC reviews the peer group annually and revises such group as appropriate. We endeavor to identify companies that are comparable to our core businesses as well as comparable from a size perspective.

COMPENSATION DISCUSSION AND ANALYSIS
For fiscal year 2019, the compensation peer group (the “2019 Peer Group”) remained the same as 2018. The 2019 Peer Group consisted of the 14 publicly-traded companies listed below:
A. Schulman, Inc. (1)	Cleveland-Cliffs Inc.	Koppers Holdings Inc.
Albemarle Corp.	Eastman Chemical Company	Materion Corp.
Cabot Corp.	Ferro Corp.	SunCoke Energy Inc.
Celanese Corp.	Huntsman Corp.	Teck Resources Ltd.
The Chemours Company	Tredegar Corp.
(1)	Acquired by LyondellBasell in August 2018.
As of November 2018, our revenue, market capitalization, and number of employees were between the 25th and 50th percentiles of the 2018 Peer Group companies.
In August 2019, the HRCC, with the assistance of FW Cook, conducted its annual review of the Company’s peer group to be used in connection with 2020 compensation determinations. In light of the Cristal acquisition in April 2019, the Committee wanted to ensure that companies in the peer group were reasonably relative to the increased size of the Company following the completion of the acquisition. As a result of this review, the Committee approved the following changes to the peer group for purposes of the 2020 target compensation setting process: (i) A. Schulman, Eastman Chemical Company, Materion Corp, SunCoke Energy, Teck Resources Ltd., and Tredegar Corp. were removed from the peer group; and (ii) Ashland Global, H.B. Fuller, Minerals Technologies, Olin Corp., PolyOne, Stepan Company, Trinseo, and Venator Materials were added to the peer group.
Following these changes, our peer group for fiscal year (the “2020 Peer Group”) includes the following 16 companies:
Albemarle Corp.	Cleveland-Cliffs Inc.	Olin Corp.
Ashland Global	Ferro Corp.	PolyOne
Cabot Corp.	H.B. Fuller	Stepan Company
Celanese Corp.	Huntsman Corp.	Trinseo
The Chemours Company	Koppers Holdings Inc.	Venator Materials
Minerals Technologies
As of August 2019, our revenue and number of employees were between the 46th and 75th percentiles of the 2020 Peer Group companies.

COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
These are the components of the 2019 fiscal year executive compensation included in the Summary Compensation Table, and benefits under broad-based benefit plans in which executive officers participate. As described above, we target the median of each element of direct compensation as compared to the 2019 Peer Group (as described under “The Executive Compensation Process – Competitive Market Overview”). We also provide additional benefits and perquisites to be competitive with local practices and with our peer group.
Component	Key Features	Objectives	Principal 2019 Actions
Base Pay	Fixed annual cash amount, paid at regular payroll intervals Reviewed annually and adjusted if needed based on performance and market comparison	Provide a regular source of income at reasonable, competitive levels.	CEO salary remained the same given his fairly recent hire date. Other NEOs received merit increases that ranged from 3.0% to 6.7%.
Short-term Incentive
Performance-based cash compensation opportunity: committee determines payout based on company, regional or site performance, if applicable, and levels of individual contributions.

Proxy officers participate in the same AIP with our other executives and our other employees, but payout is determined based on overall company performance and levels of individual contribution.
Focus executive officers and organizations they lead on achieving key annual financial and operational goals and objectives that drive overall performance and reward for successful performance.
Mr. Romano’s AIP target percent was increased from 70% to 75%.

AIP payments were calculated using a predetermined formula based on overall company metrics established at the beginning of the year, plus personal performance results.

2019 AIP payments for the NEOs ranged from 71.8% and 103.6% of target.

Long-term Incentive (1)
Equity-based compensation: amount realized, if any, dependent on company achieving long-range financial goals and sustained or increased stock price.

LTIP opportunity delivered through:

- Time-based RSUs (50% of total LTIP award):

 • Vest in 3 equal annual installments
    over a three-year service period.
 • Award settled in ordinary shares of
    company stock.
 • Dividend equivalents accrue and     paid only upon vesting.

- Performance-based RSUs (50% of total LTIP award):

 • Shares eligible for vesting based on
    achievement of Company
    performance Total Shareholder
    Return (TSR) performance versus
    Capital Markets Peer Group over
    a three-year performance
    period.
 • Maximum overall vesting is subject
    to 200% of target RSUs.
 • Vest shortly after the end of
    three-year performance period.
 • Award settled in ordinary shares of
    company stock.
 • Dividend equivalents accrue and
    paid only upon vesting. No dividend
    equivalents are paid on above target
    RSUs that vest.

Focus executive officers on achieving and sustaining longer-term business results and reward performance.

Performance-based RSUs motivate officers to achieve three-year financial goals that are expected to lead to increased shareholder value; annual grants with overlapping performance periods reward sustained performance over the long-term.

LTIP awards were granted to NEOs. The CEO’s dollar value of his LTIP award was increased from $3,400,000 to $3,700,000. LTIP grants were awarded to other NEOs with a dollar value based on the guideline of 150% of base salary. The LTIP dollar value is then converted to number of RSUs based on the closing price of the Company’s stock on the date of grant.

Amounts actually earned will vary based on stock price and corporate performance.

Benefits
Additional elements defined by local practice including medical and other insurance benefits, pension and other long-term savings plans, and post-employment compensation. Cost of health and welfare benefits partially borne by employees, including executive officers.
		Intended to provide competitive benefits that promote employee health, financial security, and income security in the event of an executive’s involuntary termination.	No significant changes to programs in 2019.

COMPENSATION DISCUSSION AND ANALYSIS
Component	Key Features	Objectives	Principal 2019 Actions
Limited Perquisites
Financial counseling assistance valued at up to $10,000 per year per executive officer to assist with financial planning given significant Company stockholdings and/or complex foreign tax situations.

Full or partial tax equalization payments (inclusive of any additional tax reimbursements associated with the tax paid, as appropriate) and payment of UK tax incurred on accommodation and meals while conducting business in the UK (inclusive of any additional tax reimbursements associated with the tax paid).

Intended to provide assistance to executives in making strategic decisions regarding their financial and tax arrangements.

Intended to mitigate or eliminate incremental tax burden as a result of the Company conducting business in the UK, where applicable for UK activities.

Added tax equalization payments and payment of UK tax on accommodation and meals while conducting business in the UK to mitigate or eliminate incremental tax burden as a result of the Company conducting business in the UK, where applicable for UK activities.

(1)
The LTIP dollar value awarded may differ from the Fair Value of the award as reported in the 2019 Summary Compensation Table which reports the value of long-term incentives granted in accordance with applicable accounting rules.

We combine the aforementioned elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives, but do not reward failure to perform on these objectives, and align the interests of our executive officers and other senior personnel with those of our shareholders.
We utilize the particular elements of compensation described above because we believe that it provides a mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive with a measure of financial security, while motivating him or her to focus on business metrics that will produce a high level of short-term and long-term performance for Tronox that will create value for shareholders. Our compensation mix, which includes short-term and long-term incentives as well as time and performance vesting features, is competitive and reduces the risk of recruitment of our top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term and long-term financial and stock performance. All incentives are intended to be aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50 th percentile of the competitive market. For purposes of compensation competitiveness, the competitive market consists of our current peer group as described previously under “The Executive Compensation Process – Competitive Market Overview.”
The HRCC focuses on the total compensation opportunity for each NEO but also on the mix of compensation. A substantial portion of the compensation opportunity beyond base salary is at-risk and must be earned based upon achievement of annual and long-term performance goals. The proportion of compensation designed to be delivered in base salary versus variable pay depends on such NEO’s position and the opportunity for that position to influence performance outcomes; the relative levels of compensation are based on differences in the levels and scope of responsibilities of the NEOs. Generally, the more senior the level of such NEO and the broader his or her responsibilities, the greater the amount of pay opportunity that is variable.

COMPENSATION DISCUSSION AND ANALYSIS
The relationship between fixed and variable pay and between fixed and short-term and long-term incentives in our compensation program is illustrated by the following charts which show the relative portions of base salary, target annual incentive, and the target value of equity awards that, in aggregate, comprised the 2019 fiscal year target total direct compensation of our CEO and of our other NEOs.

AIP = Annual Incentive Plan; LTIP = Long-Term Incentive Plan; RSUs = Restricted Stock Units.
Components of Compensation
Base Salary
We consider base salary an element of total compensation that is tied to job responsibility and individual contributions to our success and is intended to attract and retain highly talented executive officers. While the HRCC uses benchmark statistics to guide it in its decisions regarding levels of base salary, it has considerable discretion and considers the experience, tenure and recent individual performance of our NEOs when making decisions regarding base salary. In February 2019, after reviewing competitive pay levels, the current industry and business climate, the HRCC approved salary increases that ranged from 3.0% to 6.7% for the NEOs reporting to the CEO. The CEO’s salary remained the same given his fairly recent hire date of December 1, 2017.
2019 Short-Term Incentive Plan
For 2019, Tronox’s executive officers were eligible to receive cash awards under the 2019 Annual Incentive Plan. This plan is covered under the Tronox Holdings plc Amended and Restated Annual Bonus Incentive Plan.
The size of the target incentive payable to each executive officer is set as a percentage of each executive officer’s base salary (the “Target Percentage”). The target incentive is paid for achieving the targeted objectives described below. The threshold level of performance pays 50% of target and achieving maximum performance pays 200% of target. The Target Percentage for Mr. Quinn, our CEO, is 125% of his base salary and the Target Percentage for the other NEOs range from 70% (for Senior Vice Presidents) to 75% (for Executive Vice Presidents) of base salary. The HRCC considered the input of our CEO, FW Cook and benchmark statistics when setting the Target Percentage for each executive officer (other than the CEO) for 2019. Mr. Romano’s 2019 target bonus was increased from 70% to 75% when the HRCC approved his promotion to Executive Vice President in recognition of the increase in his position responsibilities.

COMPENSATION DISCUSSION AND ANALYSIS
Our NEOs have a portion of their incentive tied to overall Tronox Results (80%) and a portion tied to individual performance (20%). On February 7, 2019, the HRCC set preliminary overall Tronox 2019 standalone performance goals and metrics under the Annual Incentive Plan and the portion of the incentive attributable to the achievement of each performance goal. Then, on June 28, 2019, following the closing of the Cristal Transaction and management’s assessment of Cristal’s financial and operating performance, the HRCC set final overall Tronox 2019 performance goals and metrics for the combined company that reflected the expected performance of the Cristal business from the date of acquisition.
Each year the HRCC evaluates the Annual Incentive Plan metrics and makes changes from time-to-time to best measure and motivate management’s delivery of strategic priorities of the company at that point in time, and which are most likely to drive shareholder value. When setting the 2019 overall Tronox objectives the HRCC considered the likelihood that the Cristal transaction would close in early 2019, and the challenges that management would have in projecting the combined financial performance of the business and setting financial targets. The HRCC determined that Adjusted EBITDA could be reasonably forecasted for objective setting purposes, but that there were far more challenges in forecasting cash from operating activities, which is a core component of forecasting and setting a free cash flow objective. According, the HRCC approved the elimination of free cash flow as a metric, which had been weighted at 30% in 2018, and it increased the weighting for Adjusted EBITDA from 50% to 80%. The final overall Company goals for 2019 included Adjusted EBITDA (weighted at 80%) and safety (weighted at 20%).
As it relates to the safety objective, when the HRCC met on February 7, 2019 to define the 2019 Annual Incentive Plan metrics, management presented information regarding a tragic contractor fatality that had occurred at the Tronox KZN, South Africa operating site a few weeks earlier, on January 18, 2019. The committee then debated how this fatality would impact the safety component of the Annual Incentive Plan, which measures disabling injury rates and total recordable injury rates versus target metrics that require meaningful reductions in injury rates year-over-year. The HRCC decided that, in the event of a fatality to an employee, contractor or visitor at a Tronox location, or the loss of life to someone in the community near a Tronox site caused by a site specific event, the HRCC would exercise full discretion to adjust safety payouts downward for individuals, sites, regions or all of Tronox , including eliminating the payout of any and all safety components. In determining the scale and application of the downward adjustment, the HRCC would evaluate and consider:
•	The facts and circumstances of the fatality, and the response to the incident at the site;
•
The trended monthly and full year safety metrics for the site where the incident occurred and for all of Tronox, compared to prior year and to target, assessing whether safety improved following the incident; and,

•	The actions taken by management following the incident to address gaps and prevent something like it from occurring again, at the site, in the region, and across all of Tronox.
To reflect performance above or below targets, Adjusted EBITDA and safety goals each have sliding scales that provide for annual incentive bonus payouts greater than the target bonus if results are greater than target (up to a maximum 200% payout) or less than the target bonus if results are lower than the target (down to a threshold of 50% of target payout, below which there would be no payout).

COMPENSATION DISCUSSION AND ANALYSIS
The following chart summarizes the 2019 Annual Incentive Plan metrics and their relative weighting for the CEO and other executive officers.

The HRCC also established that the threshold level of Adjusted EBITDA must be achieved for any payout to occur under the AIP.
At its February 7, 2019 meeting, the committee set preliminary goals for 2019 for Tronox standalone, and then, following the closing of the Cristal transaction, finalized objectives for the combined business at its June 12, 2019 meeting:
Overall Tronox Results		Threshold	Target	Maximum
Objective	Weighting	50%	100%	200%
Adjusted EBITDA	80%	12% lower than Budget	Meet Tronox Budget	12% better than Budget
Safety	20%	DIFR ≥ 0.32 TRIFR ≥ 0.70	DIR of 0.28 TRIFR of 0.62	DIFR ≤ 0.20 TRIFR ≤ 0.50
In February 2020, our CEO presented to the HRCC the actual results for the Company and a discussion took place about the results.
Because Adjusted EBITDA is the primary metric that our investors use to evaluate our financial performance, and it was a target that could be reasonably set for the company in a year when the Cristal Transaction took place, we have assigned it the highest weighting, 80%. Our 2019 Adjusted EBITDA target of $646 million included the Adjusted EBITDA contribution from the Cristal transaction as of the date of the closing of the Transaction, April 10, 2019. The Company delivered actual Adjusted EBITDA of $615 million, 4.8% less than target.
We used two metrics to assess our safety performance in 2019: (1) our disabling injury frequency rate (DIR) for both Tronox employees and contractors per 200,000 hours worked, and (2) our total recordable injury frequency rate (TRIFR) for both Tronox employees and contractors per 200,000 hours worked. Targets were finalized at the June 28, 2019 HRCC meeting, and reflected the committee’s evaluation of the historical safety performance of both the legacy Tronox and Cristal businesses. Our safety performance results for the year were far better than our targets, and in normal circumstances should have resulted in a maximum payout for this component of overall Tronox results. But, as noted above, the company experienced a tragic fatality to a contractor at a legacy Tronox site on January 18, 2019. Then, subsequent to the closing of the Cristal Transaction, the company experienced another tragic fatality to a contractor at a legacy Cristal mining site in Eastern Australia, on August 12, 2019. When evaluating the overall safety performance of the company, the HRCC determined that although management had made significant progress in safety practices and results

COMPENSATION DISCUSSION AND ANALYSIS
following the January fatality, because of the second fatality in August, it was exercising its full discretion to eliminate the safety payout in the overall Tronox component.
The actual 2019 overall Tronox results versus the AIP metrics were calculated as follows:
	Performance Levels			Actual Performance	Actual Payout %	Metric Weighting	Resulting Payout %	Impact of Fatalities	Adjusted Payout %
	Threshold (50%)	Target (100%)	Maximum (200%)
Consolidated Adjusted EBITDA	$571M	$646M	$721M	$615M	79.5%	80%	63.6%		63.6%
Safety DIFR	0.32	0.28	≤0.20	0.14	200.0%	10%	20.0%	(20.0%)	0.0%
Safety TRIFR	0.70	0.62	≤0.50	0.44	200.0%	10%	20.0%	(20.0%)	0.0%
						TOTAL PAYOUT %:	103.6%	(40.0%)	63.6%
In February 2020, the HRCC approved the overall Tronox results, which under normal circumstances would have resulted in a calculated payout of 103.6%, at a 63.6% payout level because of the two contractor fatalities.
Mr. Quinn. Mr. Quinn has a target Annual Incentive of 125% of his base salary, or $1,250,000 in 2019. 80% of his target, or $1,000,000, is linked to overall Tronox results, and 20% of the target, or $250,000, is linked to individual results.
Under normal circumstances Mr. Quinn would have earned 103.6%, or $1,036,000, for the overall Tronox component. However, as described above, and despite the best safety performance metrics in the history of the Company, the HRCC determined that the overall Tronox payout should be adjusted downward to 63.6% in consideration of the two contractor fatalities. Accordingly, Mr. Quinn was awarded $636,000 for the overall Tronox component.
In assessing Mr. Quinn’s individual performance, the HRCC began with an evaluation of Mr. Quinn’s efforts and achievements relative to specific individual 2019 aspirational performance objectives that were established for him by the HRCC. Those objectives were in the areas of:
•	The Cristal transaction	•	Strategy	•	Investor relations
•	Financial targets and business performance	•	Safety	•	Corporate governance
•	Organizational development
The HRCC reviewed Mr. Quinn’s assessment that he had met 78% of his objectives for the year, partially had met 16% of the objectives, and had not met 6% of the objectives. Specifically, the HRCC noted Mr. Quinn’s performance and leadership as follows:
•
Securing regulatory approval for, and consummation of, the Cristal transaction, the execution of the required divestiture transaction, the integration of the two companies and the delivery of synergies above expected target levels in the first nine months after the transaction.

•	The development and implementation of the Company’s five-pillared strategic plan to create shareholder value from the Company’s vertical integration and global footprint.
•	The delivery of strong financial results in a difficult market environment.
•	The progress in building a single global corporate culture centered about the Company’s core values.
•	Mr. Quinn’s personal involvement in investor outreach.
•	The refresh and renewal of the Board of Directors, including the increase in diversity of the Board of Directors.
•	The increase in the diversity of the Company’s management team and the increased focus on sustainability.
The HRCC concluded that given Mr. Quinn’s strong performance as outlined above during a transformational year, his strong personal integrity, personal devotion, enthusiasm, high-energy level, and general strong leadership and a clear positive tone-at-the-top for the Company, he should be awarded 245.6% of target, or $614,000, for the individual performance component of his bonus.

COMPENSATION DISCUSSION AND ANALYSIS
In aggregate, the HRCC awarded Mr. Quinn $1,250,000 for his 2019 Annual Incentive, which represents his target.
Other Executive Officers. Mr. Quinn evaluated each of his direct reports regarding their efforts and achievements relative to individual performance objectives that were established at the beginning of the year and recommended bonus payments as follows:
Mr. Turgeon – Mr. Quinn recommended, and the HRCC concurred, that Mr. Turgeon made significant contributions to the Company’s results in 2019. Such contributions included, among other things, exceeding his “Safe, Quality, Low-Cost Tons” performance objectives, delivering outstanding safety, operating and financial results, as well as making significant contributions to the development of his leadership team. In recognition, the HRCC awarded Mr. Turgeon a cash bonus of $500,000 (103.5% of Target) which reflected the Company’s performance results, taking into account the elimination of contributions from safety results as a consequence of the two contractor fatalities, and above target on individual performance.
Mr. Romano – Mr. Quinn recommended, and the HRCC concurred, that Mr. Romano made significant contributions to the Company’s results in 2019 and had exceeded his commercial performance objectives, which included revenue, service delivery, and pigment product development. In addition, Mr. Romano made significant progress on the Company’s margin stability initiative with customers, as well as had a significant role in securing regulatory approvals for the Cristal Transaction and other related matters. In recognition, the HRCC awarded Mr. Romano a cash bonus of $430,000 (103.3% of Target) which reflected the Company’s performance results, taking into account the elimination of contributions from safety results as a consequence of the two contractor fatalities, and above target on individual performance.
Mr. Carlson – Mr. Quinn recommended, and the HRCC concurred, that Mr. Carlson made significant contributions to the Company’s results in 2019. Such contributions included, among other things, the strengthening of the accounting and finance team, making significant improvements in the Company’s reporting and control environment, as well as serving a leading role with respect to several significant corporate initiatives, including the Mineral Sands Completion Agreement. In recognition, the HRCC awarded Mr. Carlson a cash bonus of $400,000 (103.6% of Target) which reflected the Company’s performance results, taking into account the elimination of contributions from safety results as a consequence of the two contractor fatalities, and above target on individual performance.
Mr. Van Niekerk – Mr. Quinn recommended, and the HRCC concurred, that Mr. Van Niekerk, made significant contributions to the Company’s results in 2019. Such contributions included, among other things Mr. Van Niekerk’s role in developing and implementing the Company’s strategy, his role in closing and integration of the Cristal transaction including his work related to the Jazan smelter, and his role relating to the company’s digitalization and automation initiative. In recognition, the HRCC awarded Mr. Van Niekerk a cash bonus of $265,000 (71.8% of Target) which reflected the Company’s performance results, taking into account the elimination of contributions from safety results as a consequence of the two contractor fatalities, and above target on individual performance.
The final payments are determined by combining the overall Tronox results and the individual results along with other adjustments made by the HRCC. The award for 2019 fiscal year performance for each NEO is shown below.
		Overall Tronox Results			Individual Performance			Total Payout
Executive	Target Award $	Weighting	Result	Amount	Weighting	Result	Amount	$	as a percent of Target award
Jeffry N. Quinn	$ 1,250,000	80%	63.6%	$ 636,000	20%	245.6%	$ 614,000	$1,250,000	100.0%
Timothy C. Carlson	$ 386,050	80%	63.6%	$ 196,422	20%	263.7%	$ 203,578	$ 400,000	103.6%
Jean-François Turgeon	$ 483,000	80%	63.6%	$ 245,750	20%	263.2%	$ 254,250	$ 500,000	103.5%
John D. Romano	$416,250	80%	63.6%	$211,788	20%	262.1%	$218,212	$ 430,000	103.3%
Willem Van Niekerk	$369,250	80%	63.6%	$187,874	20%	104.4%	$77,126	$ 265,000	71.8%

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Program
We provide a long-term incentive opportunity to motivate and reward our executive officers for contributions in driving our overall performance. The amounts of the grants were determined by a pre-established formula guideline (unchanged since the original appointment of each executive) that was formulated using competitive market data. Our Chairman and CEO’s LTIP award is a based on a dollar amount, not based on a percent of salary. On February 7, 2019, the HRCC approved the increase of Target LTIP award for our Chairman and CEO, Mr. Quinn, from $3,400,000 to $3,700,000 for 2019. Such increase is reflected in Mr. Quinn’s amended and restated employment agreement that became effective on March 29, 2019 and for all subsequent years his annual award shall be made under the same terms and conditions as those for other senior executives and not guaranteed. The guideline Target LTIP award for all other participants is tied to a percentage of base salary, which is equal to 150% of base salary for each of the other NEOs. The HRCC has discretion to adjust actual LTIP awards above or below the guideline. The LTIP dollar value awarded is then divided by the company’s closing stock price on the date of grant to determine the number of RSUs granted. The Target LTIP dollar value may differ from the Fair Value of the award as reported in the 2019 Summary Compensation Table which reports the value of long-term incentives granted in accordance with applicable accounting rules. Awards are provided under the Company’s Amended and Restated Management Equity Incentive Plan (“Equity Incentive Plan”). Since 2015, we have granted RSUs consistently throughout all jurisdictions in which we operate. We believe RSUs provide value based on the NYSE value of our shares without any discount, but there is the risk that some or all of the granted RSUs will not vest if the executive does not remain employed with us, and with respect to performance-based RSUs, if performance is not achieved. Commencing with awards granted in February 2019, the Company moved the vest date for employee equity from anniversary date of grant to fixed vesting date of March 5 so vesting date is always outside of a black-out period. Hence, performance-based RSUs vest on March 5 following the three-year measurement period and time-based RSUs vest one-third on each March 5 starting with March 5 in the calendar year following the grant date.
Dividend equivalents on both performance-based and time-based RSUs are accumulated and paid only when the RSUs vest. Dividends equivalents will not be paid in the event that such RSUs do not vest and will not be paid on above target performance-based RSUs that vest. Time-based RSUs are intended to incentivize executives to create shareholder value through share price appreciation and provide an employee retention incentive. We believe performance-based RSUs provide value by linking the award vesting and payments to the long-term results of the Company.
2019 Long-Term Incentive Program
For 2019, the HRCC approved utilizing Total Shareholder Return (TSR) as the sole metric for performance-based awards similar to the 2017 awards structure versus the 2018 awards structure that included financial (EPS) and operational metrics (Operating Return on Net Assets) coupled with a TSR modifier. This decision was made given the difficulties of forecasting three-year EPS and ORONA with the pending Cristal transaction close and, at this juncture, to place a greater emphasis on TSR in order to focus our NEOs on achievement of long-term growth in the business and building shareholder value.
Similar to the 2017 performance-based awards, the 2019 awards will utilize three-year TSR performance of a peer group versus Company TSR performance. However, in contrast to the 2017 awards, the 2019 awards will utilize a “Capital Markets Peer Group” (see below for listing of companies) versus the peer group used for compensation purposes that must also consider companies of similar size and scope. The HRCC determined that the Capital Markets Peer Group, regardless of company size, better reflects companies that have similar market characteristics, economics (margins, capital intensity, and cycle dynamics), and trade at similar EBITDA multiples. The Capital Markets Peer Group was also developed as part of our strategic planning efforts and reflect companies that our NEOs regularly monitor our company’s performance against. As such, the HRCC determined it was in the best interest of shareholders to align the incentives of our NEOs with the performance of our company versus the performance of those companies in the Capital Markets Peer Group.
The 2019 long-term incentive program maintains the same allocation between time-based and performance-based RSUs.

COMPENSATION DISCUSSION AND ANALYSIS
On February 7, 2019, the HRCC granted long-term incentives using a mix of performance-based RSUs and time-based RSUs to each of the NEOs. The 2019 grant (dated February 7, 2019) to our NEOs was allocated as follows:
AWARD TYPE	PERCENTAGE
Performance-based Restricted Share Units	50%
Time-based Restricted Share Units	50%
Commencing with 2019 RSU grants, the Company moved from vesting on an anniversary date of the grant to a fixed vesting date of March 5. The vest date is March 5, 2022 for the performance-based RSUs, subject to performance criteria as specified below and the vest dates for the service-based RSUs are March 5, 2020, March 5, 2021, and March 5, 2022. If the vest date is not a trading day then the award vests on the next trading day.
•
100% of the performance-based RSUs granted will vest based upon the percentile rank of our TSR (defined as share price appreciation plus dividends reinvested) over the three-year measurement period of January 1, 2019 to December 31, 2021 as compared to companies in the “Capital Markets Peer Group” as defined below. For purposes of calculating TSR, the starting price for the period will be based on the 30-day average closing price prior to the measurement period and the ending price will be based on the 30-day average closing price prior to the end of the measurement period. The actual number of units that will vest will be equal to the aggregate number of units granted multiplied by the applicable TSR payout percentage. The TSR payout percentage will be determined using straight-line interpolation between Threshold and Target and between Target and Maximum.

THREE-YEAR TOTAL SHAREHOLDER RETURN PERCENTILE RANKING	TSR PAYOUT PERCENTAGE
65th percentile (Maximum)	200%
50th percentile (Target)	100%
35th percentile (Threshold)	25%
Below 35th percentile	0%
•
The HRCC approved the use of the Capital Markets Peer Group that includes the following companies: Cabot Corporation (CBT); Ferro Corporation (FOE); GCP Applied Technologies Inc. (GCP); H.B. Fuller Company (FUL); Iluka Resources Limited (ILU.AX); Innophos Holdings, Inc. (IPHS); Koppers Holdings Inc. (KOP); Kraton Corporation (KRA); Kronos Worldwide, Inc. (KRO); Minerals Technologies Inc. (MTX); Orion Engineered Carbons, S.A. (OEC); Quaker Chemical Corporation (KWR); Rayonier Advanced Materials Inc. (RYAM); Synthomer PLC (SYNT.L), The Chemours Company (CC); U.S. Silica Holdings, Inc. (SLCA); and Venator Materials PLC (VNTR).

Performance Results for Prior Performance-based Long-Term Incentive Awards Vesting in February 2020
During the first quarter of 2020, the performance-based restricted share units from the February 2017 long-term incentive plan, covering the 2017 to 2019 performance period vested. The performance-based restricted share units vested based upon the percentile rank of our Total Shareholder Return (“TSR” defined as share price appreciation plus dividends reinvested) over the three-year measurement period of January 1, 2017 to December 31, 2019 as compared to the 2017 Peer Group. For purposes of calculating TSR, the starting price for the period was based on the 30-day average closing price prior to the measurement period and the ending price was based on the 30-day average closing price prior to the end of the performance period.
The 2017 Peer Group included the following companies: A. Schulman, Inc. (SHLM); Albemarle Corp. (ALB); Cabot Corp. (CBT); Celanese Corp. (CE); The Chemours Company (CC); Chemtura Corp. (CHMT); Cleveland-Cliffs, Inc. (CLF); Eastman Chemical Company (EMN); Ferro Corp. (FOE); Huntsman Corp. (HUN); Koppers Inc. (KOP); Materion Corp. (MTRN); SunCoke Energy Inc. (SXC); Teck Resources Ltd. (TECK); and Tredegar Corp. (TG). The final 2017 Peer Group performance results excluded TSR results for Chemtura Corp (acquired by LANXESS Deutschland GmbH) and A. Schulman, Inc. (acquired by LyondellBasell Industries N.V.).
The actual number of units that vested equaled the aggregate number of shares granted multiplied by the applicable TSR payout percentage. Our actual TSR over the three-year performance period was 6.1% which resulted in a percentile ranking at the 71st percentile and therefore we achieved a TSR ranking above 65th percentile performance level (“maximum”) and 200% of the granted units vested.

COMPENSATION DISCUSSION AND ANALYSIS
2020 Long-Term Incentive Program
For 2020, the long-term incentive program maintains the same mix between time-based (50%) and performance-based RSUs (50%). The HRCC approved utilizing Total Shareholder Return (TSR) and Operating Return on Net Assets (ORONA) as the two metrics for performance-based awards whereby 50% of the performance-based RSUs will be tied to each respective metric. Given that the Cristal transaction closed in 2019, the HRCC determined that for 2020 the Company was in a position to again include Company financial metrics as part of Company’s long-term incentive program. ORONA was utilized as a long-term incentive Company financial metric for the performance-based RSUs granted in 2018. The HRCC determined that the use of both TSR and ORONA best balances the focus of our NEOs on achievement of building shareholder value and long-term profitable growth of the business.
•
For RSUs tied to TSR, the HRCC approved utilizing the same long-term incentive metric design as utilized for the 2019 RSUs awards (3-year TSR performance of the Capital Markets Peer Group versus Company TSR performance). The HRCC continues to support using the Capital Markets Peer Group for long-term incentives as this peer group better reflects companies that have similar market characteristics, economics (margins, capital intensity, and cycle dynamics), and trade at similar EBITDA multiples, regardless of company size.

•	For RSUs tied to ORONA, the HRCC approved utilizing Average Annual ORONA during a three-year measurement period as the performance metric.
Perquisites and Other Benefits
Each executive officer is eligible to receive a financial counseling benefit. Under this plan, each executive officer will be eligible for up to $10,000 per year to assist with financial planning, estate planning, and tax preparation. Amounts paid pursuant to this plan are taxable to the executive and are included in the Summary Compensation Table in the All Other Compensation column.
Mr. Quinn was eligible to use a Company-provided aircraft for personal use. Amounts paid pursuant to this plan are taxable to the executive and the incremental cost to the Company ($124,837 in 2019) of personal use of our corporate aircraft, which is included in the Summary Compensation Table in the All Other Compensation column, is based on the variable operating costs to us, which includes: (i) landing, ramp and parking fees and expenses; (ii) crew travel expense; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) and customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our aircraft is used primarily for business travel, this methodology excludes fixed lease costs that do not change based on usage. All personal usage of the Company-provided aircraft is taxable to Mr. Quinn and is calculated in accordance with the U.S. Internal Revenue Service’s Standard Industry Fare Level formula.
Mr. Quinn, as Chairman of the Board of a UK domiciled company, is subject to UK tax on accommodations and meals while conducting business in the UK. As such, the Company paid the UK tax he incurred on such expenses and reimbursed him for the associated tax on the UK tax paid ($46,976 in 2019).
All of our U.S. employees, including our U.S. executive officers, are covered by Company provided life insurance. In addition, Tronox does provide an Executive Disability Plan to our executives. The premiums for the life insurance and disability coverage are both included in the Summary Compensation Table in the All Other Compensation column.
We did not provide any other perquisites in 2019 and typically only provide tax gross-ups for taxable relocation costs, tax equalization payments, or as mentioned above, gross-ups on UK taxes paid on business accommodation and meals in the UK.
U.S. Savings & Retirement Plans
All our U.S. employees, including our U.S. executive officers, are eligible to participate in our savings plans. These plans are intended to provide our employees, including our executive officers, with the opportunity to save for retirement and have the Company contribute to these savings.
We sponsor a tax-qualified retirement savings plan (the “Savings Plan”) pursuant to which all our U.S.-based employees, including our U.S. based executive officers, are able to contribute the lesser of up to 85% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. During 2019, the Company matched 100% of the first 6% of pay that each employee contributed. In addition, there was a discretionary profit-sharing Company contribution to the Savings Plan of 6% of employee’s eligible compensation. All contributions to the Savings Plan, as well as any Company matching contributions, are fully vested upon contribution. All Company profit sharing contributions vest after three years of service.

COMPENSATION DISCUSSION AND ANALYSIS
In addition to the Savings Plan, U.S. executive officers and certain other eligible executives can participate in a nonqualified retirement savings plan (the “Savings Restoration Plan”). Pursuant to the Savings Restoration Plan, the Company will contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans. Also, U.S. executive officers and certain other eligible executives can participate in a nonqualified deferred compensation plan, which allows deferral of up to 20% of base salary and annual bonus.
Tronox also sponsors a qualified defined benefit retirement plan (the “Qualified Plan”) for its U.S. employees, which was frozen in April 2009, following Tronox Incorporated’s filing for Chapter 11 bankruptcy protection. As part of Tronox’s Plan of Reorganization, the Qualified Plan is frozen going forward and the Savings Plans are our sole employee retirement plans. Mr. Romano is the only NEO participating in this plan as described in the Pension Benefits as of December 31, 2019 table.
Other Compensation Practices
Compensation Recoupment Policy
The Company has adopted a recoupment or “claw-back” policy for executives, including all the NEOs. This policy allows for claw-back of incentive compensation, from both the annual and long-term plans, if payments pursuant to those plans were based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements.
Deductibility of Executive Compensation
As part of their roles, the HRCC and the Board of Directors historically reviewed and considered the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provided that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless such compensation qualifies for the “performance-based exemption” provided for under Section 162(m). As part of the Tax Cuts and Job Act, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and which were not modified in any material respect on or after such date. The Act also expands the definition of covered employees to include the CFO, in addition to the CEO and the three other highest paid officers, and the $1 million deduction limitation will apply to any person who was a covered employee in any tax year after 2016.
Now that the exception is no longer available, we do not need to qualify for it by complying with those limitations. However, the Company intends to attempt to fit within the transition rule referred to above, if applicable, for compensation awarded prior to the effective date of the rule, to the extent that the Compensation Committee determines that to be practical and in the interest of the Company, including with respect to performance-based RSUs awards that were granted in 2017 and option awards outstanding as of November 2, 2017.
Annual Equity Grant Timing Practices
We make equity grants to our NEOs under our shareholder-approved Equity Incentive Plan on pre-established dates pursuant to our equity grant guidelines. Each year, the HRCC approves the annual awards to our NEOs and other direct reports of our CEO at its regularly-scheduled February meeting. The HRCC has delegated authority to our CEO to make annual grants, within certain parameters, to all other LTIP eligible employees, and at quarterly intervals to newly hired or newly promoted LTIP eligible employees as required. The grant date varies each year, but is always before the end of the month in which the grants were approved by the HRCC. The grant price is the “fair market value” of a share of our ordinary shares on the grant date, which we define as the closing price on the New York Stock Exchange on the grant date.
Post Termination and Change of Control
Pursuant to relevant employment agreements and subject to applicable UK law, we are obligated to make certain payments to our executive officers and/or accelerate the vesting of their equity awards upon a termination of their employment, including termination of their employment in connection with a Change of Control. For further details on these arrangements, please refer to the sections “—Potential Payments upon Termination” and “—Employment Agreements.” We offer the benefits provided by such employment

COMPENSATION DISCUSSION AND ANALYSIS
agreements, the retirement plans and awards granted under the Equity Incentive Plan upon a change of control in order to be competitive with other employers who provide similar or enhanced benefits and to diminish the potential distraction due to personal uncertainties and risks that are inevitable in a Change of Control situation or threat. We believe that maintaining such benefits will help keep the management team focused on our performance and the benefit to the shareholders in the event of a Change of Control.
Moreover, under the UK Companies Act 2006, a payment for loss of office may not be made to a person who is, or has been, a director of Tronox Holdings unless either: (a) the payment is consistent with the Company’s approved directors’ remuneration policy prepared in accordance with the UK Companies Act 2006; (b) the payment is approved by resolution of the shareholders of the Company in accordance with the requirements of the UK Companies Act 2006; or (c) an exemption applies. The Company is proposing a directors’ remuneration policy for approval by shareholders as detailed in this proxy statement.
Risk Assessment and Monitoring
The HRCC has analyzed and continues to monitor whether our compensation practices with respect to executive officers or any of our employees create incentives for risk-taking that could harm Tronox or its business. Our compensation programs and policies mitigate risk and guard against undue risk-taking through careful balancing of short-term and long-term incentive compensation opportunities and by employing different and diverse performance measures in each compensation plan. The combination of performance measures for annual bonuses and the equity compensation programs as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to company performance. The HRCC has determined that none of our compensation practices creates a risk that is reasonably likely to have a material adverse effect on the Company.
Human Resources and Compensation Committee Report
The HRCC of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the HRCC has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019. This report is provided by the following independent Directors, who comprise the HRCC.
Stephen Jones (Chairman)
Wayne A. Hinman
Peter B. Johnston
Ginger M. Jones
Sipho Nkosi

COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 2019
The following table sets forth the total compensation for the years ended December 31, 2019, December 31, 2018, and December 31, 2017 for our chief executive officer, our chief financial officer and our three most highly compensated other executive officers who were serving as executive officers as of December 31, 2019.
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jeffry N. Quinn Chairman and Chief Executive Officer	2019	1,000,000	—	4,458,974	—	1,250,000	—	554,624	7,263,598
	2018	1,000,000	—	4,579,871	—	2,151,250	—	189,496	7,920,617
	2017	88,462	—	2,814,050	—	185,881	—	58,259	3,146,652
Timothy C. Carlson Senior Vice President, Chief Financial Officer	2019	547,831	—	996,942	—	400,000	—	139,709	2,084,482
	2018	532,000	—	847,580	—	593,000	—	143,604	2,116,184
	2017	520,000	—	3,087,559	—	611,884	—	80,160	4,299,603
Jean-François Turgeon Executive Vice President, Chief Operating Officer	2019	639,616	—	1,164,151	—	500,000	—	189,027	2,492,795
	2018	619,231	—	989,053	—	860,000	—	187,598	2,655,882
	2017	600,500	—	4,284,340	—	846,450	—	169,404	5,900,964
John D. Romano Senior Vice President, Chief Commercial and Strategy Officer	2019	546,923	—	1,003,276	—	430,000	179,609	162,296	2,322,105
	2018	515,067	—	1,354,599	—	700,000	(75,316)	150,819	2,645,169
	2017	498,623	—	2,047,158	—	656,537	80,409	142,376	3,425,103
Willem Van Niekerk Senior Vice President, Business Transformation	2019	523,923	—	953,572	—	265,000	—	204,034	1,946,529
	2018	508,355	—	810,214	—	567,000	—	196,636	2,082,205
	2017	496,203	—	3,041,692	—	583,882	—	192,966	4,314,743
(1)
Mr. Carlson elected to defer 20% of this base salary during 2019 to our Savings Restoration Plan through the deferral program. This amount of $105,324 is included in this table. Dr. Van Nierkerk elected to defer 15% of this base salary during 2019 to our Savings Restoration Plan through the deferral program. This amount of $75,545 is included in this table.

(2)
Amounts reported in this column represent the aggregate grant date fair value for our shares (without a discount to reflect the risk of some or all of the performance vested shares not vesting) in each respective year computed in accordance with the share-based accounting guidance under ASC Topic 718. Further information regarding the 2019 awards is included in the “Grants of Plan-Based Awards During 2019” and “Outstanding Equity Awards at December 31, 2019” tables appearing later in this Proxy Statement. Further details related to these awards can be found in the “Long Term Incentive Plan” section in this Proxy Statement. For assumptions for these awards, please see Note 22 to our Consolidated Financial Statements beginning on page 102 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)
Amounts reflected in this column represent the incentive compensation earned for each year’s performance against predetermined objectives. Amounts also include payments that were deferred at the election of the NEOs under the terms of the Savings Restoration Plan. For 2019, Dr. Van Niekerk deferred $113,400.

(4)
Mr. Romano is the only NEO in the Tronox Inc. Retirement plan. The present value of accumulated benefits as of December 31, 2019 was determined using the estimated ASC 715 assumptions in effect on December 31, 2019. The ASC 715 discount rate was 3.39%. Mr. Romano received no payments, therefore the amounts reported reflect only the aggregate change in the actuarial present value of Mr. Romano’s accumulated benefit under the pension plan. Our deferred compensation program does not allow for above-market earnings and therefore there is no value included for this amount. Includes the actuarial increases in the present values of the named executive officer’s benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 23 to our Consolidated Financial Statements beginning on page 104 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

COMPENSATION DISCUSSION AND ANALYSIS
(5)	The following table shows the components of “All Other Compensation” in the Summary Compensation Table for the years ended December 31, 2019, December 31, 2018, and December 31, 2017:
ALL OTHER COMPENSATION TABLE
Name	Year	Savings Plan, Discretionary Contribution, and Restoration Plan ($) (1)(2)	Other ($) (3)
Jeffry N. Quinn	2019	372,923	181,701
	2018	142,306	47,190
	2017	7,616	50,643
Timothy C. Carlson	2019	134,354	5,355
	2018	137,266	6,338
	2017	74,160	6,000
Jean-François Turgeon	2019	176,981	12,046
	2018	175,882	11,716
	2017	157,740	11,664
John D. Romano	2019	147,069	15,227
	2018	140,592	10,227
	2017	132,376	10,000
Willem Van Niekerk	2019	128,476	75,558
	2018	131,068	65,568
	2017	116,896	76,071
(1)
The Company match into the U.S. Savings Plan was 100% of the first 6% of employee’s contributions up to the IRC limits for each year and the same match went into the Savings Restoration Plan for all eligible income above the IRC limit.

(2)
The Company made a discretionary contribution of 6% of employee’s earnings into the U.S. Savings Plan up to the IRC limit for each year and the same contribution went into the Savings Restoration Plan for all eligible income above the IRC limit.

(3)
This column reflects all other compensation that is not reported elsewhere. For 2019, we are reporting the following: Mr. Quinn: $6,007 for disability & life insurance premiums, $124,837 for personal aircraft use valued as the aggregate incremental cost to the Company of a company-provided aircraft, $3,881 for financial consulting; $46,976 for UK tax and associated tax reimbursement on the cost of accommodation and meals while conducting business in the UK, Mr. Carlson: $5,355 for disability & life insurance premiums; Mr. Turgeon: $5,403 for disability & life insurance premiums and $6,643 for financial consulting; Mr. Romano: $5,227 for disability & life insurance premiums and $10,000 for financial consulting and Dr. Van Niekerk: $5,558 for disability & life insurance premiums, $10,000 for financial consulting, and $60,000 for housing per his employment agreement. We determine the incremental cost of personal use of our corporate aircraft based on the variable operating costs to us, which includes: (i) landing, ramp and parking fees and expenses; (ii) crew travel expense; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) customs, foreign permit and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our aircraft is used primarily for business travel, this methodology excludes fixed lease costs that do not change based on usage.

COMPENSATION DISCUSSION AND ANALYSIS
GRANTS OF PLAN-BASED AWARDS DURING 2019
The following table provides information on grants of awards to our named executive officers in the fiscal year ended December 31, 2019.
Name	Grant Date	Grant Date Approval (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Valu e of Stoc k and Option Awards ($) (5)
Jeffry N. Quinn	—		625,000	1,250,000	2,500,000
	2/7/2019	2/7/2019							206,243			1,850,000
	2/7/2019	2/7/2019				51,561	206,243	412,486				2,608,974
Timothy C. Carlson	—		193,025	386,050	772,100
	2/7/2019	2/7/2019							46,112			413,625
	2/7/2019	2/7/2019				11,528	46,112	92,224				583,317
Jean- François Turgeon	—		241,500	483,000	966,000
	2/7/2019	2/7/2019							53,846			482,999
	2/7/2019	2/7/2019				13,462	53,846	107,692				681,152
John D. Romano	—		208,125	416,250	832,500
	2/7/2019	2/7/2019							46,405			416,253
	2/7/2019	2/7/2019				11,601	46,405	92,810				587,023
Willem Van Niekerk	—		184,625	369,250	738,500
	2/7/2019	2/7/2019							44,106			395,631
	2/7/2019	2/7/2019				11,027	44,106	88,212				557,941
(1)	The HRCC approved the February 7, 2019 grants at its meeting on February 7, 2019.
(2)
Amounts in these columns reflect the threshold, target and maximum payout levels for the 2019 annual incentive award. Further details regarding these awards can be found in the section titled “2019 Short-Term Incentive Plan.”

(3)
Amounts in these columns reflect the threshold, target and maximum amount of performance-based units that were granted to the NEOs under the equity program. For performance-based units granted on February 7, 2019, the payout is determined at the end of the three-year measurement period based on the percentile rank of our TSR (defined as share price appreciation plus dividends reinvested) as compared to companies in the “Capital Markets Peer Group”. Further details regarding these grants can be found in the sections titled “Long-Term Incentive Program” and “2019 Long-Term Incentive Program”.

(4)	Amounts in this column represent the number of time-based restricted units granted to the NEOs under the equity program. These units vest one-third on March 5, 2020, March 5, 2021, and March 5, 2022.
(5)
The amounts in this column have been calculated in accordance with FASB ASC Topic 718. For the grants made on February 7, 2019, the value of time-based restricted share units is the number of units granted multiplied by the closing price of our ordinary shares on the grant date of $8.97 and the value of performance-based restricted share units is the number of units granted (100% of the total performance-based restricted share units granted) multiplied by the grant date fair value of $12.65 which was determined using a Monte-Carlo simulation and is 141% of the closing price of our ordinary shares on that date of $8.97.

(6)
granted (100% of the total performance-based restricted share units granted) multiplied by the grant date fair value of $20.17 which was determined using a Monte-Carlo simulation and is 111% of the closing price of our ordinary shares on that date of $18.17 and the value of Integration performance-based restricted share units is the number of units granted multiplied by the closing price of our ordinary shares on the grant date of $18.17.

COMPENSATION DISCUSSION AND ANALYSIS
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019
The following table shows the number of shares covered by exercisable and unexercisable options and unvested stock awards owned by our named executive officers on December 31, 2019.
	Option Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Jeffry N. Quinn	12/1/2017	—	—	—		—	—	115,000	1,313,300
	2/8/2018	—	—	—		60,477	690,647	90,715	1,035,965
	7/2/2018	—	—	—		—	—	50,000	571,000
	2/7/2019	—	—	—		206,243	2,355,295	206,243	2,355,295
Timothy C. Carlson	2/2/2017	—	—	—		9,871	112,727	29,613	338,180
	2/21/2017	—	—	—		—	—	107,096	1,223,036
	2/8/2018	—	—	—		14,291	163,203	21,436	244,799
	2/7/2019	—	—	—		46,112	526,599	46,112	526,599
Jean-François Turgeon	2/10/2014	33,333	—	21.98	2/10/2024	—	—	—	—
	2/2/2017	—	—	—		11,390	130,074	34,169	390,210
	2/21/2017	—	—	—		—	—	160,643	1,834,543
	2/8/2018	—	—	—		16,676	190,440	25,014	285,660
	2/7/2019	—	—	—		53,846	614,921	53,846	614,921
John D. Romano	6/26/2012	18,695	—	25.90	6/26/2022	—	—	—	—
	2/25/2013	95,710	—	19.09	2/25/2023	—	—	—	—
	2/10/2014	26,894	—	21.98	2/10/2024	—	—	—	—
	2/2/2017	—	—	—		9,466	108,102	28,396	324,282
	6/27/2017	—	—	—		—	—	80,322	917,277
	2/8/2018	—	—	—		13,874	158,441	20,811	237,662
	7/2/2018	—	—	—		—	—	26,774	305,759
	2/7/2019	—	—	—		46,405	529,945	46,405	529,945
Willem Van Niekerk	10/26/2012	18,695	—	20.64	10/26/2022	—	—	—	—
	2/25/2013	95,710	—	19.09	2/25/2023	—	—	—	—
	2/10/2014	26,763	—	21.98	2/10/2024	—	—	—	—
	2/2/2017	—	—	—		9,420	107,576	28,258	322,706
	2/21/2017	—	—	—				107,096	1,223,036
	2/8/2018	—	—	—		13,661	156,009	20,491	234,007
	2/7/2019	—	—	—		44,106	503,691	44,106	503,691
(1)	Option awards generally vest at the rate of one-third per year on the anniversary of the grant date.
(2)
Time-based awards generally vest at the rate of one-third per year on the anniversary of the grant date. Performance-based awards generally vest on the third anniversary of the grant date. Time-based awards granted in 2019 vest one-third on March 5, 2020, March 5, 2021, and March 5, 2022. Performance-based awards granted in 2019 vest on March 5, 2022, subject to Company performance.

(3)	Market value of shares is based on a share price of $11.42, the closing price of our ordinary shares on December 31, 2019.

COMPENSATION DISCUSSION AND ANALYSIS
OPTION EXERCISES AND SHARES VESTED DURING 2019
The table below provides information regarding the vesting during 2019 of restricted share/unit awards held by our named executive officers. None of our named executive officers exercised stock options during 2019.
	Option Awards		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (1)
Jeffry N. Quinn (2)	—	—	43,814	388,896
Timothy C. Carlson	—	—	31,057	326,304
Jean-François Turgeon	—	—	226,944	2,711,554
John D. Romano	—	—	188,607	2,253,478
Willem Van Niekerk	—	—	188,454	2,252,093
(1)	Amounts reflect the closing price of our stock on the date the shares/units vested.
(2)
The shares acquired on vesting by Mr. Quinn during 2019 include 13,576 restricted stock shares from a director stock award received in 2016 which was disclosed in prior year’s schedules of Non-Employee Director Compensation. This award vested ratably over a three-year period from the date of grant.

PENSION BENEFITS
Mr. Romano is a participant in the Tronox Incorporated Retirement Plan. We maintain this Qualified Plan and related trust, which were frozen in April of 2009, for all U.S. employees. As part of Tronox Incorporated’s separation from Kerr-McGee, it established the retirement plan and the trusts related to our retirement plan and accepted the transfer of assets and liabilities from the corresponding trusts for the Kerr-McGee retirement plans. All employees received credit for their service as Kerr-McGee employees prior to the establishment of our retirement plan. All amounts set forth in the table below reflect normal retirement benefits that would be paid to each executive officer who is a participant in the Plan assuming the executive officer retired at the earliest retirement age that they could receive unreduced benefits (generally age 60).
PENSION BENEFITS AS OF DECEMBER 31, 2019
NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)
John D. Romano	Tronox Incorporated Retirement Plan	20.167	774,836
(1)	The years of credited service is fixed as of the date the plan was frozen in 2009.
(2)
The present value of accumulated benefits for the Tronox Incorporated Retirement Plan as of December 31, 2019 was determined using the estimated ASC 715 assumptions in effect on December 31, 2019. The ASC 715 discount rate was 3.39%.

The lump sum assumption for the Tronox Incorporated Retirement Plan is based on the most recently published IRS 417(e) interest rates available and mortality based on PPA 2020 optional combined, unisex.
The present value of accumulated benefit amount shown above is determined according to prescribed SEC assumptions and may not reflect the benefits actually payable from the retirement plan if the named executive had retired during the last fiscal year. The above present value assumes that the executive commences his accrued benefits at his earliest unreduced age under the plan provisions in effect at December 31, 2018.
Retirement benefits are calculated based upon years of service and “final average monthly compensation”. For benefits earned prior to January 1, 2009, an employee’s final average monthly compensation is the highest average compensation for any period of 36 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. For benefits earned beginning January 1, 2009, final average monthly compensation is the highest average compensation for any period of 60 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. Upon retirement, benefits are payable in a lump-sum or various annuity forms.
Tronox did not pay any retirement benefits to its NEOs in the fiscal year ended December 31, 2019.

COMPENSATION DISCUSSION AND ANALYSIS
NONQUALIFIED DEFERRED COMPENSATION
All U.S. employees, including our named executive officers, are eligible to participate in our Savings Plan. In addition, we offer a nonqualified deferred compensation plan, known as the Savings Restoration Plan. This plan allows certain employees the ability to defer up to 20% of their base salary and/or their annual incentive award. This plan also provides Company match and profit sharing credits for compensation in excess of the IRS maximum limit. The Company match was 100% up to 6% of employee contributions and the profit-sharing match is 6%. Employees have immediate vesting of the Company match and the Company profit sharing match vests after three years of service. Distributions from the plan for employer contributions will be in the form of a lump sum and paid six months following separation from service. All payments from these plans are made from the general assets of the Company and no special fund or trust has been established for this money.
Employees who elect to defer any of their base salary or annual incentive award have their funds contributed into the Savings Restoration Plan. Employees elect the investment options for this money from the range of investment choices in the Savings Plan, including money market funds, equity funds, and bond funds. Because this is an unfunded plan, the investment elections are used only for the purpose of crediting earnings and determining the future benefit to be received from the plan. Distributions from the plan for employee contributions will be made either as a lump sum at a specified date in the future or within six months of separation from service.
NONQUALIFIED DEFERRED COMPENSATION FOR 2019
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (2)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($) (3)
Jeffry N. Quinn	—	339,323	56,922	—	500,253
Timothy C. Carlson	105,324	100.754	71,501	—	627,683
Jean-François Turgeon	—	143,381	189,535	—	1,045,733
John D. Romano	—	113,469	235,186	—	1,091,006
Willem Van Niekerk	188,945	99,466	248,896	—	1,648,235
(1)
Amounts reflected in this column were also included in the Summary Compensation Table as of December 31, 2019 as follows: $105,324 for Mr. Carlson was included in the 2019 “salary” column and for Dr. Van Niekerk $75,545 was included in the 2019 “salary” column and $113,400 was included in the Non-Equity Incentive Compensation column. This amount represents deferral of pay elected by a NEO under our Savings Restoration Plan.

(2)	Amounts reflected in this column are also included in the “all other compensation” column in the Summary Compensation Table as of December 31, 2019.
(3)
Amounts in this column include amounts previously included in current or prior year Summary Compensation Tables as follows: for Mr. Quinn $448,629, for Mr. Carlson $562,504; for Mr. Turgeon $786,065; for Mr. Romano $609,340; and for Dr. Van Niekerk $1,317,746.

COMPENSATION DISCUSSION AND ANALYSIS
POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL
Potential Payments Upon Termination
We will be obligated to make certain payments to our named executive officers or accelerate the vesting of their equity awards pursuant to the following plans or agreements upon a termination of their employment (and subject to their execution of a release of claims), including termination of their employment in connection with a Change of Control:
(1)	Employment agreements;
(2)	Our retirement plans; and,
(3)	Award agreements issued under the Equity Incentive Plan.
Payments upon Resignation or Termination for Cause
If the named executive officer’s employment is terminated by reason of resignation or termination for cause, the named executive officer will receive: (i) any unpaid annual base salary; (ii) any earned but unpaid bonus; (iii) any accrued and unpaid vacation and/or sick days; (iv) any amounts or benefits owing to the named executive officer or their beneficiaries under the then applicable benefit plans of the Company (excluding any severance); and (v) any outstanding amounts owed for reimbursements properly incurred (collectively, “Accrued Benefits”).
Payments Made Upon Termination for Death or Disability
If the named executive officer’s employment is terminated by reason of death or disability, the named executive officer will receive the following amounts:
(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the named executive officer’s annual bonus in the year of termination based on actual results for such year.
(3)	Dr. Van Niekerk and his eligible dependents only, continued medical, dental, and vision coverage for a period of 12 months following the date of termination.
Payments Made Upon Termination without Cause or for Good Reason Not in Connection With a Change of Control
If a named executive officer’s employment is terminated by Tronox without cause or by the named executive officer for good reason and the termination is not made subject to the provisions related to termination in connection with a Change of Control (as defined in the named executive officer’s applicable employment agreement or letter), the named executive officer will be entitled to receive the following amounts:
(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the named executive officer’s annual bonus in the year of termination based on the actual results for such year;
(3)
Continued medical, dental, and vision coverage for the named executive officer and his or her eligible dependents for a period of 24 months (for Mr. Quinn) or 12 months (for all other NEOs) following the date of termination;

(4)
Either two (2) times (for Mr. Quinn) or one (1) times (for all other NEOs) the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s target bonus in the year of his termination.

COMPENSATION DISCUSSION AND ANALYSIS
Payments Made Upon Termination without Cause or for Good Reason in Connection with a Change of Control
In the event that a named executive officer (other than Mr. Turgeon) is terminated within 12 months after a Change of Control other than for cause, death or disability, or if the named executive officer resigns for good reason, such named executive officer will be entitled to receive the following amounts:
(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the named executive officer’s annual bonus in the year of termination based on the actual results for such year;
(3)
Continued medical, dental, and vision coverage for the named executive officer and his or her eligible dependents for a period of 24 months (for Mr. Quinn), 18 months (for Mr. Romano and Dr. Van Niekerk) or 12 months (for all other NEOs) following the date of termination;

(4)
Either three (3) times (for Mr. Quinn) or two (2) times (for Mr. Romano and Dr. Van Niekerk) or one (1) times (for Mr. Turgeon and Mr. Carlson) the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s target bonus in the year of his termination. For Mr. Carlson, he receives an additional one (1) times annual base salary in the year of his termination; and,

(5)
In the case of Mr. Quinn only, vesting of all equity-based incentive compensation in accordance with the terms of the Quinn Amended and Restated Employment Agreement (see “Employment Agreements”) and the applicable grant agreements.

Retirement Plans
Executive officers who are eligible under our U.S. Pension Plan will receive benefits upon their termination and achievement of certain age and service requirements. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily or due to death, disability or retirement. (See the discussion under U.S. Savings and Retirement Plans for a summary of the U.S. retirement plans.)
Long-Term Incentives
The following definitions apply to the standard award agreements beginning in 2013 for the annual grants of equity awards for all named executive officers:
(1)
If the executive officer is involuntarily terminated without Cause or for Good Reason, all unvested stock options and next tranche of time-based restricted shares/units will be prorated for time worked and vest immediately. All performance-based restricted shares/units will be prorated for time worked and will vest at the end of the original three-year vesting period.

(2)
In the event of a Change of Control, all unvested stock options and all restricted shares/units, including performance-based shares/units, will vest immediately, provided the executive is continuously employed by Tronox or its subsidiaries through the date of such Change of Control.

(3)	In the event of death or disability, all unvested stock options and all restricted shares/units will vest immediately.
(4)	If the executive officer is terminated for any other reason, all unvested shares will be forfeited upon termination.
Employment Agreements
Jeffry N. Quinn
In connection with the completion of the Re-Domicile Transaction, on March 28, 2019, the Company and Mr. Jeffry Quinn entered into an amended and restated employment agreement (the “Quinn Amended and Restated Employment Agreement”) pursuant to which the Company appointed Mr. Quinn as its new Chairman of the Board and Chief Executive Officer. The Quinn Amended and Restated Employment Agreement also provided that Mr. Quinn would receive a 2019 equity based incentive award with a grant date fair value equal to

COMPENSATION DISCUSSION AND ANALYSIS
$3,700,000. The Quinn Amended and Restated Employment Agreement amended the employment agreement which Tronox Limited entered into with Mr. Quinn (the “Quinn Employment Agreement”) in connection with Mr. Quinn’s appointment as Tronox Limited’s President and Chief Executive Officer, on December 1, 2017. The Quinn Employment Agreement provided for Mr. Quinn to serve as the Tronox Limited’s President and Chief Executive Officer. In connection with his commencement of employment, Mr. Quinn was entitled to receive (i) a one-time cash payment equal to $50,000; (ii) a one-time grant of 115,000 ordinary shares pursuant to the terms of the Company’s integration incentive award program created in connection with the proposed Cristal Transaction; and (iii) a 2018 equity-based incentive award with a grant date fair market value equal to $3,400,000. In addition, the Quinn Amended and Restated Employment Agreement provides for an annual base salary of no less than $1,000,000 and an annual cash target bonus opportunity of no less than 125% of base salary, with a maximum annual cash bonus opportunity of up to 200% of the target bonus. Mr. Quinn is also eligible to receive annual equity awards as determined by the HRCC, on the basis no less favorable to other senior executive officers of the Company. Mr. Quinn is also entitled to receive customary employee benefits commensurate with those provided to other Company senior executive officers.
In the event Mr. Quinn’s employment is terminated without “cause” or he terminates employment for Good Reason (as such terms are defined in the Quinn Amended and Restated Employment Agreement), subject to the execution of a release of claims, Mr. Quinn will receive pursuant to the terms of the Quinn Amended and Restated Employment Agreement: (i) Accrued Benefits (as such term is defined in the Quinn Amended and Restated Employment Agreement); and (ii) an amount equal to two times the sum of his base salary plus his annual target bonus. In the event Mr. Quinn’s employment is terminated without “cause” or he terminates employment for Good Reason at any time during the 90-day period preceding, or twenty-four month period following a change in control of the Company, subject to the execution of a release of claims, Mr. Quinn will receive (i) Accrued Benefits; (ii) an amount equal to three times the sum of his base salary plus his annual target bonus; (iii) immediate full vesting in any unvested time-based equity incentive awards; and (iv) immediate vesting in any unvested performance-based equity incentive awards, assuming performance at target levels applicable to such awards had been achieved.
In addition, the Quinn Amended and Restated Employment Agreement provides for: (i) general restrictions on the disclosure of confidential information; (ii) an inventions assignment covenant; (iii) an agreement that during his employment and for a period of twenty-four months thereafter he will not compete with the Company’s business; (iv) an agreement that during his employment and for a period of twenty-four months thereafter he will not solicit the Company’s employees; and (v) a mutual agreement between Mr. Quinn and the Company that he will not disparage the Company, and the Company, as well as its executive officers and members of the Board of Directors, will not disparage Mr. Quinn.
Timothy C. Carlson
Effective November 7, 2019 Tronox entered into a letter agreement with Timothy C. Carlson which replaced in its entirety the employment agreement dated October 17, 2016 between Mr. Carlson and Tronox with respect to Mr. Carlson’s services as the Company’s Senior Vice President and Chief Financial Officer. The employment letter provides for an annual base salary of $551,500, with an annual target bonus opportunity of 70% of salary. The letter also provides for an annual equity award with a grant value of 150% of salary.
His employment letter specifies that in the event of termination without cause, he will receive 12 months of base salary and annual target bonus severance, paid as a lump sum in accordance with the Company’s payroll practices, following the execution of a general release of claims. If the termination without cause occurs within 12 months following a change in control, he will receive one times the sum of his annual base salary and annual target bonus in addition to 12 months of base salary severance.
Jean-François Turgeon
Effective August 1, 2013, Tronox entered into an employment agreement with Jean-François Turgeon to serve as its Executive Vice President. Mr. Turgeon’s agreement specifies an initial three-year term of employment commencing on January 1, 2014. In addition, Mr. Turgeon’s agreement provides for an annual base salary of $600,000, which shall be reviewed annually for increase by the HRCC, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of up to 75% of base salary. Mr. Turgeon’s agreement also provides for an annual equity award with a value at grant of up to 150% of his base salary, as determined by the HRCC.

COMPENSATION DISCUSSION AND ANALYSIS
On July 13, 2016, the Company entered into an employment agreement extension pursuant to which Mr. Turgeon and the Company mutually agreed to extend the term of Mr. Turgeon’s current employment agreement indefinitely unless earlier terminated in accordance with the agreement. All other terms and conditions set forth in the agreement shall continue and remain the same.
John D. Romano
On December 23, 2014, Tronox entered into an amended and restated employment agreement with John D. Romano. This agreement replaced his previous employment agreement. The agreement provides for the continued employment of Mr. Romano as a Senior Vice President for a term beginning on December 23, 2014, and continuing until December 23, 2017, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice.
Mr. Romano’s agreement provides for an annual base salary of no less than $498,623, which shall be reviewed annually for increase by the Board, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 70% of base salary with a maximum annual bonus opportunity equal to 140% of base salary.
Willem Van Niekerk
Effective June 15, 2012, Tronox entered into an employment agreement with Willem Van Niekerk to serve as its Senior Vice President, Strategic Planning & Business Development. Dr. Van Niekerk’s agreement specifies an initial three-year term of employment, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice. In addition, his agreement provides for an initial annual base salary of no less than $470,000, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 70% of base salary with a maximum annual bonus opportunity equal to 140% of base salary. Dr. Van Niekerk’s agreement also provides Dr. Van Niekerk with a housing allowance of $5,000 per month. In addition, Dr. Van Niekerk’s agreement provides for Dr. Van Niekerk to receive an annual equity award with a value at grant of up to 150% of his base salary, as determined by the HRCC.
Calculation of Total Amounts Payable upon Termination
The following table provides the amount of compensation payable to each named executive officer upon various termination reasons. Except as noted, the amounts shown below assume that such termination was effective as of December 31, 2019, and thus includes amounts earned through such time and are estimates of the amounts which would be paid to each executive officer upon his or her termination. The actual amounts to be paid to each executive officer can only be determined at the time of that named executive officer’s termination. All cash payments are expected to be made in a lump sum.

COMPENSATION DISCUSSION AND ANALYSIS
ESTIMATED POST-TERMINATION PAYMENTS AND BENEFITS AS OF DECEMBER 31, 2019
NAME	TYPE OF PAYMENT OR BENEFIT	VOLUNTARY RESIGNATION ($)	DEATH OR DISABILITY ($)	INVOLUNTARY NOT FOR CAUSE TERMINATION OR TERMINATION FOR GOOD REASON ($)	TERMINATION RESULTING FROM A CHANGE of CONTROL (CIC) ($)
Jeffry N. Quinn	Cash Severance:
	Cash Severance (1)	—	—	4,500,000	6,750,000
	Accrued Sick & Vacation Pay (2)	221,793	221,793	221,793	221,793
	Accrued Target Bonus (3)	—	1,250,000	1,250,000	1,250,000
	Equity:
	Restricted Shares/Units (4)	—	8,321,503	3,382,992	8,321,503
	Stock Options (5)	—	—	—	—
	Medical Benefits (6)	—	—	32,950	32,950
	Total	221,793	9,793,296	9,387,735	16,576,246

Timothy C. Carlson	Cash Severance:
	Cash Severance (7)	—	—	937,550	1,489,050
	Accrued Sick & Vacation Pay (2)	125,676	125,676	125,676	125,676
	Accrued Target Bonus (3)	—	386,050	386,050	386,050
	Equity:
	Restricted Shares/Units (4)	—	3,135,144	1,775,810	3,135,144
	Stock Options (5)	—	—	—	—
	Medical Benefits (6)	—	—	18,531	18,531
	Total	125,676	3,646,870	3,243,617	5,154,451

Jean-François Turgeon	Cash Severance:
	Cash Severance (7)	—	—	1,127,000	1,127,000
	Accrued Sick & Vacation Pay (2)	200,634	200,634	200,634	200,634
	Accrued Target Bonus (3)	—	483,000	483,000	483,000
	Equity:
	Restricted Shares/Units (4)	—	4,060,769	2,348,626	4,060,769
	Stock Options (5)	—	—	—	—
	Medical Benefits (6)	—	—	9,745	9,745
	Total	200,634	4,744,403	4,169,005	5,881,148

John D. Romano	Cash Severance:
	Cash Severance (7)	—	—	971,250	1,942,500
	Accrued Sick & Vacation Pay (2)	676,681	676,681	676,681	676,681
	Accrued Target Bonus (3)	—	416,250	416,250	416,250
	Equity:
	Restricted Shares/Units (4)	—	3,111,413	1,682,326	3,111,413
	Stock Options (5)	—	—	—	—
	Pension Benefits (8)	907,290	907,290	907,290	907,290
	Medical Benefits (6)	—	—	21,512	32,269
	Total	1,583,971	5,111,634	4,675,309	7,086,403

Willem Van Niekerk	Cash Severance:
	Cash Severance (7)	—	—	896,750	1,793,500
	Accrued Sick & Vacation Pay (2)	224,698	224,698	224,698	224,698
	Accrued Target Bonus (3)	—	369,250	369,250	369,250
	Equity:
	Restricted Shares/Units (4)	—	3,050,716	1,734,264	3,050,716
	Stock Options (5)	—	—	—	—
	Medical Benefits (6)	—	13,938	13,938	20,906
	Total	224,698	3,658,602	3,238,901	5,459,070

COMPENSATION DISCUSSION AND ANALYSIS
(1)
Cash Severance is based on annual rate of pay plus annual target bonus. For Mr. Quinn, this amount is two times base salary plus target bonus for Involuntary Not for Cause Termination and three times base salary plus target bonus for Termination Resulting from a Change in Control.

(2)	Per each NEO’s employment agreement or letter, accrued vacation and sick leave balances will be paid out upon termination.
(3)
Accrued Bonus is defined as the prorated incentive amount due for performance up to the date of termination. For the examples, this amount is shown at target amounts for the full calendar year; however, in the event of a termination, actual payment will be based on actual time worked and actual performance results for the Company.

(4)
The treatment of the Restricted Share Units is based on their award agreements. For Death and Disability, all outstanding units, including performance-based units will vest immediately (performance-based units vest at target levels). For Involuntary Not for Cause Terminations, all unvested performance-based units will be pro-rated for time worked from Grant date to Termination date and the tranche of time-based units scheduled to vest in 2020 will be pro-rated based on time worked in calendar year 2019. In the event of termination resulting from a Change in Control, all outstanding units, including performance-based units, will vest immediately. Value of performance-based units is based on target number of performance-based units. For Mr. Quinn, the Change in Control termination window is any time during the 90-day period preceding, or twenty-four (24) month period following a change in control of the Company. Amounts are calculated using December 31, 2019 NYSE closing price of our stock of $11.42.

(5)	None of our NEOs have any unvested options.
(6)	Continued medical benefits include medical, dental, and vision coverage through COBRA paid for by the company for Mr. Quinn and amounts are net of employee contributions for other NEOs.
(7)
Cash Severance is based on annual rate of pay plus annual target bonus. For Mr. Turgeon, this amount is one times base salary plus target bonus for Involuntary Not for Cause Termination or Termination resulting from Change in Control. For Mr. Romano and Dr. Van Niekerk, this amount is one times base salary plus target bonus for Involuntary Not for Cause Termination and two times base salary plus target bonus for Termination resulting from a Change in Control. For Mr. Carlson, this amount is one times base salary plus target bonus for Involuntary Not for Cause Termination and one times base salary plus target bonus, plus an additional one year of base salary for Termination resulting from a Change in Control.

(8)
Pension benefits are calculated as the lump-sum walk-away value under the U.S. Pension Plan. The lump-sum assumption is based on IRS 417(e) interest rates and mortality using a one-year stability period with a two-month look-back period.

COMPENSATION DISCUSSION AND ANALYSIS
CEO PAY RATIO
The Company has selected December 31 of each fiscal year as the determination date for the calculation of the CEO pay ratio.
Our methodology for identifying the median employee for the 2019 determination date (December 31, 2019) included the following:
•	Our total global employee workforce was 6,666, and we did not exclude any employees (other than our CEO) from this total using permitted exceptions.
•
We used a consistently applied compensation measure of “gross earnings.” We collected gross earnings information for calendar year 2019 from each of our respective payroll registers for all employees of the Company and its consolidated subsidiaries. Gross wages generally included an employee’s gross income, including wages, overtime, bonuses and other cash incentives.

•	We then converted total gross earnings paid in local currencies to U.S. dollars by applying the exchange rate as of the determination date.
•	We annualized gross earnings for our new and mid-year hires and for those employees on unpaid leave for any period of time during the respective measurement period.
•
We then sorted the gross earnings for each employee (excluding the CEO) from lowest to highest and identified the employee who was paid the median 2019 annual gross earnings amount. Our fiscal year 2019 median employee is employed in the UK at our Stallingborough location.

Our analysis determined that our median employee earned $55,325 in total compensation for 2019. Our CEO, Mr. Quinn’s total compensation value as disclosed in the Summary Compensation Table for 2019, was $7,263,598. Our ratio of CEO to median employee pay was 131 to 1.
As the SEC rules allow for companies to adopt a wide range of methodologies to calculate their CEO pay ratio, therefore, the estimated ratio should not be used as a basis for comparison to that of other companies.

REPORT OF THE AUDIT COMMITTEE
In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s accounting and financial reporting processes and its internal and external audit processes. The Audit Committee has implemented procedures to ensure that it devotes the attention necessary to each of the matters assigned to it under its charter.
In discharging its oversight responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2019 and the independent registered public accounting firm’s report on those financial statements and report on the Company’s internal control over financial reporting, with our management and with PwC our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”). The Audit Committee has discussed with PwC the matters required to be discussed under Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board.
As part of its responsibilities for oversight of risk management, the Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management, including discussions of individual risk areas.
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm. Consistent with its charter, the Audit Committee has evaluated PwC’s qualifications, performance, and independence, including that of the lead audit partner. The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee, and has discussed with PwC, its independence from the Company.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.
AUDIT COMMITTEE
Ginger M. Jones (Chairperson)
Vanessa Guthrie
Andrew Hines
Peter B. Johnston
Stephen Jones

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (U.S.) (“PwC”) as the Company’s independent registered public accounting firm.
The accounting firm of PwC has been appointed by our Audit Committee as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2019. Although the appointment of PwC does not require ratification, the Board of Directors has directed that the appointment of PwC be submitted to the shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate governance. A representative of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm. In the event that shareholders do not ratify the appointment, the audit committee will reconsider the appointment.
The accompanying proxy will be voted for the ratification of PwC as the Company’s independent registered public accounting firm unless the shareholder indicates to the contrary on the proxy.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2019.
Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee selected PwC as our independent auditors to audit our financial statements and our internal control over financial reporting for each of the fiscal years ended December 31, 2019, 2018 and 2017, as well as for the fiscal year ending December 31, 2020. The following table shows the fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for each of the fiscal years ended December 31, 2019 and 2018, respectively, and fees billed for other services rendered by PwC during those periods:
AMOUNTS IN $000S	2019	2018
Audit Fees (1)	$13,563	$7,659
Audit Related Fees (2)	62	3
Tax Fees (3)	2,898	4,875
All Other Fees (4)	6	6
Total Fees	$16,529	$12,543
(1)
Fees for professional services performed for the integrated audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-K and 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Fees for services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. This may include any attestations that are required by statute or regulation, and employee benefit and compensation plan audits.

(3)
Fees for professional services performed with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and consolidated subsidiaries, refund claims, payment planning and tax audit assistance.

(4)	Fees for other permitted work performed that does not fall within the categories set forth above.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our independent accountants must be approved in advance by the Audit Committee to assure that such services do not impair the accountants’ independence from the Company. Accordingly, all audit and non-audit services provided by PwC to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:
•	The service is one of a set of permitted services that the independent registered public accounting firm is allowed to provide; and
•	The services must be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit
All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service must be presented to the Audit Committee at the next scheduled meeting. In 2019 and 2018, all the fees paid to our independent auditors were approved in advance by the Audit Committee.

PROPOSAL 4 - VOTE TO RECEIVE THE ANNUAL REPORT AND ACCOUNTS
Along with this Proxy Statement, we are providing shareholders with our U.K. audited annual report and accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2019 which are included as Appendix A to this Proxy Statement (the “Annual Report and Accounts”).
Under the U.K. Companies Act 2006 (the “Companies Act”), we are required to present the Annual Report and Accounts at a meeting of shareholders, which include the U.K. statutory audited annual accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2019 and we are providing our shareholders at the Annual Meeting an opportunity to receive the Annual Report and Accounts. The Annual Report and Accounts will be delivered to the Registrar of Companies in the U.K. following the Annual Meeting.
We will also provide our shareholders an opportunity at the Annual Meeting to ask relevant questions of the representative of PwC in attendance at the Annual Meeting.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders hereby approve, on an advisory basis, the receipt of Tronox Holdings plc's annual report and accounts for the fiscal year ended December 31, 2019, together with the reports of the directors and the auditors thereon.”
Please note that this vote is advisory and not binding on us or the Board in any way.
The Board of Directors recommends that shareholders vote “FOR” the advisory approval to receive the Annual Report and Accounts for fiscal year ended December 31, 2019.

PROPOSAL 5 - VOTE TO APPROVE THE DIRECTORS’ REMUNERATION POLICY
The ordinary resolution in this proposal is required to approve the Company’s Directors’ U.K. Remuneration Policy as set out in the Company’s Directors’ U.K. Remuneration Report. Pursuant to the Companies Act, we are required to obtain binding shareholder approval of our U.K. Directors’ Remuneration Policy and we are therefore seeking, for the first time, such binding approval at the Annual Meeting. We are required subsequently, pursuant to the Companies Act, to seek re-approval for the U.K. Directors’ Remuneration Policy at least every three years, provided that it remains unchanged during this time.
We are asking shareholders to approve our prospective U.K. Directors' Remuneration Policy, which is set out on pages A-15 to A-27 of the directors' remuneration report contained in the Annual Report and Accounts included as Appendix A this Proxy Statement. The U.K. Directors’ Remuneration Policy describes our forward-looking policy on directors' remuneration, including the components of the remuneration of our executive and non-executive directors and information on the provision of payments for loss of office to our CEO currently in place under severance arrangements. We believe that our directors' remuneration policy will serve to attract, motivate and retain key executives who are important to our long-term success.
In accordance with the Companies Act, the U.K. Directors' Remuneration Policy has been approved by and signed on behalf of the Board. We encourage shareholders to read the U.K. Directors' Remuneration Policy.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders hereby approve the Directors' Remuneration Policy as set out on pages A-15 to A-27 of the Directors' Remuneration Report as included in Tronox Holdings plc's annual report and accounts for the year ended December 31, 2019.”
If the U.K. Directors' Remuneration Policy is approved at the Annual Meeting, it will take effect immediately and will be valid for three financial years without the need for new shareholder approval, unless changes are proposed. All payments by us to our directors and former directors (in their capacity as directors) will be made in accordance with the U.K. Directors' Remuneration Policy, unless a payment has been separately approved by the shareholders.
If the U.K. Directors' Remuneration Policy is not approved at the Annual Meeting, we will incur additional expenses to comply with English law as we will be required to hold additional shareholder meetings until the policy is approved. In addition, if the U.K. Directors' Remuneration Policy is not approved, we may not be able to pay expected compensation to our directors which could materially harm our ability to retain top executive and non-executive directors and manage our business.
The Board of Directors recommends that shareholders vote “FOR” the approval of the U.K. Directors’ Remuneration Policy as contained in the Directors’ Remuneration Report.

PROPOSAL 6 - VOTE TO APPROVE, AS A NON-BINDING ADVISORY RESOLUTION, THE U.K. DIRECTORS’ REMUNERATION REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019, EXCLUDING THE U.K. DIRECTORS’ REMUNERATION POLICY.
The Company is required, pursuant to the Companies Act, to seek an annual non-binding advisory vote from its shareholders to approve the U.K. Directors' Remuneration Report and we are therefore seeking, for the first time, such non-binding approval at the Meeting.
The U.K. Directors' Remuneration Report is subject to an advisory shareholder vote on an annual basis and we are asking our shareholders to approve, on a non-binding advisory basis, the U.K. Directors' Remuneration Report (other than the part containing the U.K. Directors' Remuneration Policy) for the fiscal year ended December 31, 2019. The U.K. Directors' Remuneration Report has been approved by and signed on behalf of the Board and will be delivered to the Registrar of Companies in the U.K. following the Annual Meeting.
This proposal is similar to Proposal 2 in respect of the compensation of our NEOs, however, the U.K. Directors' Remuneration Report solely considers the remuneration of our executive and non-executive directors as is required under the Companies Act during the fiscal year ended December 31, 2019.
We encourage shareholders to read the directors' remuneration report, which can be found in pages A-27 to A-35 of the Annual Report and Accounts contained in Appendix A to this Proxy Statement.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders hereby approve, on an advisory basis, the U.K. Directors' Remuneration Report (other than the part containing the U.K. Directors' Remuneration Policy) for the fiscal year ended December 31, 2019 as included in Tronox Holdings plc's annual report and accounts for the fiscal year ended December 31, 2019.”
Please note that this vote is advisory and not binding on our company or the Board in any way. Our directors' entitlement to receive remuneration is not conditional on it and payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed.
The resolution and vote are a means of providing shareholder feedback to the Board. The Board values shareholders' feedback, and the HRCC and Corporate Governance and Nominating Committee, respectively, will review and consider the outcome of the vote in connection with its ongoing review of our executive director and non-executive director compensation programs.
The Board of Directors recommends that shareholders vote “FOR” the advisory approval of the U.K. Directors’ Remuneration Report (other than the part containing the U.K. Directors’ Remuneration Policy) for the fiscal year ended December 31, 2019, as included in the Annual Report and Accounts.

PROPOSAL 7 - RE-APPOINTMENT OF OUR U.K. STATUTORY AUDITOR
The statutory auditor of an English-incorporated company is responsible for conducting the statutory audit of such company's U.K. statutory accounts in accordance with the Companies Act.
Under the Companies Act, our U.K. statutory auditor must be appointed at each meeting at which the annual report and accounts are presented to shareholders. Our current U.K. statutory auditor is PricewaterhouseCoopers LLC and our Audit Committee has approved their re-appointment to serve as our U.K. statutory auditor for 2020. We are asking shareholders to approve the re-appointment of PricewaterhouseCoopers U.K. to hold office from the conclusion of the Annual Meeting until the conclusion of the next general meeting at which the annual report and accounts are laid.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the re-appointment of PricewaterhouseCoopers LLP as Tronox Holdings plc’s U.K. statutory auditor under the U.K. Companies Act 2006, to hold office from the conclusion of the annual general meeting held on June 24, 2020 until the conclusion of the next general meeting at which the annual report and accounts are laid be, and it hereby is, approved.
If the re-appointment of PricewaterhouseCoopers U.K. as our U.K. statutory auditor is not approved at the Annual Meeting, the Board may appoint an auditor to fill the vacancy.
The Board of Directors recommends that shareholders vote “FOR” the re-appointment of PricewaterhouseCoopers LLP (U.K.) as our statutory auditor to hold office until the conclusion of the next general meeting at which the annual report and accounts are laid.

PROPOSAL 8 - AUTHORIZATION OF THE BOARD OR THE AUDIT COMMITTEE TO DETERMINE
THE REMUNERATION OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITOR
Under the Companies Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting.
We are asking our shareholders to authorize the Board to determine the remuneration of PwC U.K. in its capacity as our U.K. statutory auditor. It is proposed that, going forward, the Board would delegate this authority to determine the remuneration of our U.K. statutory auditor to the Audit Committee in accordance with the Board's procedures and applicable law.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the directors on the board of, or the Audit Committee of, Tronox Holdings plc be, and they hereby are, authorized to determine PricewaterhouseCoopers LLP's remuneration as Tronox Holding plc's U.K. statutory auditor.”
The Board of Directors recommends that shareholders vote “FOR” the authorization of the Board or Audit Committee to determine the remuneration of PricewaterhouseCoopers (U.K.) LLP as our U.K. statutory auditor.

PROPOSAL 9 – APPROVAL TO AMEND TRONOX HOLDINGS PLC AMENDED AND RESTATED MANAGEMENT EQUITY INCENTIVE PLAN FOR SOLE PURPOSE OF INCREASING THE AUTHORIZED SHARES THEREUNDER
Tronox is seeking shareholder approval to amend the Tronox Holdings Management Equity Incentive Plan (the “MEIP”) solely for the purpose of increasing by 8 million the number of shares available for management and director grants. If this proposal is approved by shareholders, the additional shares will be added to the approximately 586,010 shares currently available for grant under the MEIP as of March 31, 2020, bringing the total number of shares available under the Plan to 8,586,010 shares. No changes are being made to the material terms of the Tronox Holdings Equity Incentive Plan.
Rationale for the Proposed Increase in Authorized Shares Under the MEIP
We believe that our future success depends, in large part, upon our ability to attract, retain and motivate our executives and key employees. Stock-based equity incentives are an important component of our ability to attract the best and the brightest. We believe that broad-based equity ownership opportunities and performance-based incentives better align management and shareholder interests. That’s why approximately 65% of our management equity grants go to employees other than our CEO and NEOs.
Without an increase, the 586,010 shares currently available for grant under the MEIP is insufficient to satisfy the number of shares that would typically be granted in 2021. Based on our average share price during the 30-day period prior to this Proxy Statement, the Company would need an increase of at least 3 million shares in order to fund grants in 2021 consistent with past practice. At our five year average closing share price, the proposed 8 million share increase to the MEIP would be sufficient to fund equity grants through 2023, at which point we will need to once again seek shareholder approval for an increase to the number of shares available for grant under the MEIP. At lower share prices, the proposed 8 million share increase to the MEIP may only be sufficient to fund equity grants through 2022.
In light of the importance of the equity component of our compensation program, our Board believes an increase of 8 million shares is reasonable. In recommending an increase of 8 million shares our Board considered a number of factors:
•	In each of the last two years, well over 90% of our shareholders have approved of our executive compensation programs demonstrating that shareholders do not believe our use of equity is excessive.
•
Over the last four years, the number of shares granted to management and directors has approximated 2.5% of weighted average shares outstanding, which, relative to our peers, the Board does not believe is excessive, particularly given factors which have increased that percentage:

➢
When we closed the Cristal acquisition, we made one-time grants of Performance RSUs (the “Cristal Transaction grants”) to the individuals at both legacy Cristal and Tronox who are directly responsible for delivering the substantial synergies that we believe will be created by the transaction and that will directly benefit our shareholders. These shares will vest in 2021 if the promised level of synergies are delivered.

➢
Performance RSU grants that vested in 2019 (2016 grant) and 2020 (2017 grant) paid-out at levels higher than target, resulting in the issuance of ancillary shares for the performance higher than target.

➢	Adjusting for these two factors, the number of shares granted as a percentage of the weighted average shares outstanding would have averaged approximately 1.6% over the last four years.

•
Our fully diluted overhang of 4.43%, which is above our peer group median of 3.41%, has been impacted by two factors, which when taken into account, results in an adjusted overhang of 2.63%, below the peer group median:

➢	The non-recurring Cristal Transaction grants, representing 1.0% of the overhang, will vest in April 2021 only if we realize significant synergies; and,
➢	1.26 million of legacy stock options (granted 2012-2014), representing 0.8% of the overhang, that are deeply out-of-the-money (4-6x) and unlikely to be exercised over the remaining term of the option.
•	As a result of the closing of the Cristal Transaction, the number of employees receiving share-based equity incentive as part of their overall compensation has increased.
•	Our stock price is highly volatile so that accurately estimating the number of shares we need to fund our ordinary course equity grants under the MEIP is difficult.
In recommending that shareholders approve an increase of 8 million to the number of shares available for grant under the MEIP, our Board also considered the following factors in respect of the structure of executive compensation at Tronox:
•	Our use of equity under the MEIP is extremely broad-based among a relatively large number of senior leaders. Approximately 65% of our equity grants go to executives other than our CEO and NEOs;
•
Approximately 4.6% of our annual grants of restricted stock units go to the members of our Board of Directors. Equity makes up approximately 50% of our Directors’ compensation and Directors are required to hold a minimum of 500% of their total annual compensation in Tronox ordinary shares. As of the date hereof, each of our non-executive director nominees have met their ownership guideline other than Messrs. Jones, Al-Morished and Khan and Ms. Guthrie, each of whom joined the board in 2019.

•	62% of CEO compensation is in the form of equity as a significant substitute for cash;
•
Minimum share ownership requirements for our CEO (5x base salary) and other NEOs (3x base salary). No liberal share recycling. As of the date hereof, all of our NEOs have met their ownership guideline.

•	No repricing of stock options without shareholder approval;
•	No reload options;
•	No payment of accrued dividend equivalents on unvested restricted share unit awards; and
•	“Double trigger” vesting in the context of a change of control.
For the foregoing reasons, our Board recommends that shareholders approve the proposed amendment to the MEIP.
Description of the Tronox Holdings Equity Incentive Plan
The following is a summary of the key provisions of the Tronox Holdings Equity Incentive Plan. This summary, however, does not purport to be a complete description of all the provisions of the Tronox Holdings Equity Incentive Plan and is qualified in its entirety by a copy of the Tronox Holdings Equity Incentive Plan, as amended which is included as Appendix B to this Proxy Statement.
Purpose
The Tronox Holdings Equity Incentive Plan provides a variety of incentives designed to attract, retain and motivate highly competent officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities.

Administration
The Tronox Holdings Equity Incentive Plan is administered by our HRCC. Our HRCC has the discretion to grant awards under the Tronox Holdings Equity Incentive Plan, to determine the terms thereof, to interpret the provisions of the Tronox Holdings Equity Incentive Plan and to take action as it deems necessary or advisable for the administration of the Tronox Holdings Equity Incentive Plan.
Available Shares
Subject to Section 4.2 of the Tronox Holdings Equity Incentive Plan, the maximum number of shares which may be the subject of awards (inclusive of incentive options) granted under the Tronox Holdings Equity Incentive Plan is currently 20,781,225 ordinary shares. If this proposal is approved, 8,000,000 additional shares will be added to the current authorized ordinary shares under the Plan for a total of 28,781,225 authorized ordinary shares with a total of 8,586,010 authorized shares remaining available to grant as of March 31, 2020 under the Tronox Holdings Equity Incentive Plan.
In addition, the Tronox Holdings Equity Incentive Plan restricts liberal share recycling by providing that shares surrendered in payment of the exercise price of an option, shares withheld or surrendered for payment of taxes with respect to any award and shares repurchased by the Company on the open market with the proceeds of the exercise price of options will be counted toward the share reserve and not be available for re-issuance under the Tronox Holdings Equity Incentive Plan.
Eligibility for Participation
Members of our Board, as well as our employees and independent contractors of, and advisors to, us or any of our subsidiaries and affiliates, are eligible to receive awards under the Tronox Holdings Equity Incentive Plan.
Award Agreements
Awards granted under the Tronox Holdings Equity Incentive Plan are evidenced by award agreements providing additional terms, conditions, restrictions and/or limitations covering the grant of the award, as determined by our HRCC in its sole discretion.
Adjustments
The aggregate number of shares under the Tronox Holdings Equity Incentive Plan and the exercise price of any number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.
Type of Awards
The following types of awards are available under the Tronox Holdings Equity Incentive Plan:
Share Options. The HRCC may grant nonqualified share options and incentive stock options (only to eligible employees) to purchase shares. The HRCC determines the number of shares subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% shareholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option granted to a 10% shareholder may have an exercise price less than 110% of the fair market value of a share at the time of grant. Options are exercisable at such time or times and subject to such terms and conditions as determined by the HRCC at the time of the grant and the exercisability of such options may be accelerated by the HRCC in its sole discretion.
Share Appreciation Rights. The HRCC may grant share appreciation rights (which are referred to herein as “SARs”) either with a share option, which may be exercised only at such times and to the extent the related option is exercisable (a “Related SAR”), or independent of a share option. A SAR is a right to receive a payment in shares or cash equal in value to the excess of the fair market value of one share on the date of exercise over the base price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The base price per share covered by a SAR is the exercise price per share of the related option in the case of a Related SAR.
Restricted Share and Restricted Share Units. The HRCC may award restricted shares and restricted share units (RSUs). Except as otherwise provided by the HRCC in an award agreement, upon the award of restricted shares, the recipient generally has the rights of a shareholder with respect to the shares, including the right to receive dividends and the right to vote the restricted shares. The recipient of RSUs generally do not have the voting and dividend rights of shareholders, but are eligible to receive accrued dividend equivalents on up to the target number of RSUs for only RSUs that actually vest. Both restricted shares and RSUs are conditioned upon full vesting of such restricted shares or RSUs at which point the recipient has the right to sell or transfer such shares. The HRCC may determine at the time of a restricted share award that the payment of dividends or other distributions, if any, will be subject to the same vesting requirements as the underlying award and may be deferred until the expiration of the applicable restriction period. If a restricted share award or RSU is forfeited, the HRCC may either cause the forfeited shares to be bought back by the Company in accordance with applicable law for a nominal purchase price (in which case the shares would then be cancelled) or to be sold or transferred to another person, at its discretion. The Tronox Holdings Equity Incentive Plan provides that if the forfeited shares are sold or transferred, the Company will be entitled to receive the consideration for the sale or transfer (or a sum equivalent thereto) from the recipient.
Other Share-Based Awards. The HRCC may, in its discretion, grant other share-based awards that are payable in, value in whole or in part by reference to, or otherwise based upon or related to our shares, including dividend equivalent units, share equivalent units and deferred share units. The terms applicable to any such share-based award, including the vesting schedule and the exercise price for such an award, if any, are determined by the HRCC in its sole discretion.
Performance Awards. The HRCC may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in restricted shares, as determined by the HRCC, in its sole discretion. The HRCC will establish the value or range of value of any performance award, the form in which it will be paid and the date(s) or timing of any payments made pursuant to such an award.
These awards may be granted, vest and be paid based on attainment of specified performance goals established by the HRCC. These performance goals will be based on one or more of the following criteria selected by the HRCC: (i) revenue, (ii) earnings per share, (iii) net income per share, (iv) share price, (v) pre-tax profits, (vi) net earnings, (vii) net income, (viii) operating income, (ix) cash flow, (x) EBITDA, (xi) earnings before interest and taxes, (xii) sales, (xiii) total shareholder return relative to assets, (xiv) total shareholder return relative to peers, (xv) financial returns, (xvi) cost reduction targets, (xvii) customer satisfaction, (xviii) customer growth, (xix) employee satisfaction, (xx) gross margin, (xxi) revenue growth, (xxii) market share, (xxiii) book value per share, (xxiv) expenses and expense ratio management, (xxv) system-wide sales or growth, (xxvi) traffic or customer counts, (xxvii) new product sales, or (xxviii) any combination thereof and such other criteria as the HRCC may determine. Performance objectives may be in respect of: (a) our performance, (b) the performance of any of our subsidiaries or affiliates, or (c) the performance of any of our divisions or business units. The HRCC may also include or exclude items it deems necessary, including, but not limited to, extraordinary, unusual or non-recurring items, expenses for restructuring, and acquisition expenses and may adjust previously established performance goals to reflect major unforeseen events.
Where the Company is required to deliver shares to a participant under the Tronox Holdings Equity Incentive Plan, the Tronox Holdings Equity Incentive Plan allows the Company to choose whether to: (i) issue new shares to the participant; or (ii) cause previously issued shares to be acquired (e.g., on market) by or for the benefit of, and transferred to, the participant at the Company’s cost.
Change in Control
In connection with a change in control, the Tronox Holdings Equity Incentive Plan, provides, generally, for “double trigger” vesting whereby, unless provided otherwise in an award, employment or similar agreement between the Company and a participant, awards will only vest upon a change of control of the Company if, during the 24-month period following the change in control date, the participant’s employment is terminated by such successor (or an affiliate) without Cause or by the participant for Good Reason.

Shareholder Rights
Under the Tronox Holdings Equity Incentive Plan, except as otherwise provided with respect to awards of restricted shares and restricted share units, a participant will have no rights as a shareholder with respect to shares covered by any award until the participant becomes the record holder of such shares.
Amendment and Termination
Under the Tronox Holdings Equity Incentive Plan, the Board may at any time amend, suspend or terminate any or all of the provisions of the Tronox Holdings Equity Incentive Plan, subject to any requirement of shareholder approval required by applicable law; provided, however, that the Board may make any amendment necessary to avoid the imposition of any taxes under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), without shareholder approval. Subject to the foregoing, the amendment, suspension or termination of the Tronox Holdings Equity Incentive Plan may not, without the consent of a participant, materially adversely alter or impair any rights or obligations under any award granted to such participant.
Transferability
Awards granted under the Tronox Holdings Equity Incentive Plan are generally intended to be nontransferable (other than by will or the laws of descent and distribution), except that a participant may, with prior consent, transfer without consideration, awards other than incentive stock options to certain family members, to a trust for the exclusive benefit of such family members, or to a partnership or limited liability company, the partners or members of which are exclusively such family members.
Requirements of Law
The Tronox Holdings Equity Incentive Plan provides that the granting of awards and the delivery of shares under the plan is subject to all applicable laws. Nothing in the Tronox Holdings Equity Incentive Plan will require us or any other person to do any act or thing, or refrain from doing any act or thing, if to do or not do the act or thing (as the case may be) would contravene applicable law. Accordingly, if a participant would be entitled to receive a payment or other benefit under the Tronox Holdings Equity Incentive Plan, or an award in connection with the participant’s termination of service, and payment of such amount or the giving of such benefit would result in us contravening applicable law, the participant will be entitled to receive only the maximum amount that may lawfully be paid, or the benefit to the extent that it may lawfully be given, in connection with the participant’s termination of service.
Federal Income Tax Consequences
The following discussion covers the material federal income tax consequences, based on the current provisions of the Code, and applicable regulations issued thereunder, with respect to awards that may be granted under the Tronox Holdings Equity Incentive Plan. It is a brief summary only. The discussion is limited to federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and does not describe state, local or foreign tax consequences of an individual’s participation in the Tronox Holdings Equity Incentive Plan. Changes to these laws could alter the federal income tax consequences described below.
Share Options. The grant of a share option will have no tax consequences to the grantee or to us at the time of the grant. Upon the exercise of a non-qualified share option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we will generally be entitled to a tax deduction in the same amount. If a grantee exercises an incentive stock option during employment or within three months after his or her employment ends, other than as a result of death (12 months in the case of disability), the grantee will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes and we will not be entitled to a tax deduction (although the grantee generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified share option). With respect to both non-qualified share options and incentive stock options, special rules apply if a grantee uses shares already held by the grantee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the grantee.

Share Appreciation Rights. The grant of a SAR will have no tax consequences to the grantee or to us at the time of grant. Upon the exercise of a SAR, the grantee will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we will generally be entitled to a tax deduction in the same amount.
Restricted Share, Restricted Share Units and Other Equity Awards. In general, the grant of restricted shares, restricted share units, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to us. When the award is settled (or, in the case of restricted shares, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. We will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and we will generally be entitled to a tax deduction in the same amount, subject to the application of Section 162(m). A grantee will recognize income upon the receipt of restricted shares if he or she elects under Section 83(b) of the Code, within 30 days of receipt, to recognize ordinary income equal to the fair market value of the restricted shares at the time of receipt, less any amount paid for the shares. We will generally be entitled to a tax deduction in the same amount. If such election is made, the grantee will not be allowed a deduction for amounts subsequently required to be returned to us.
Sale of Shares. When a grantee sells shares received under any award other than an incentive stock option, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted shares) plus any amount paid for the shares. When a grantee disposes of shares acquired upon the exercise of an incentive stock option, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the grantee does not hold these shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss for the grantee; and (3) we will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.
New Plan Benefits
No grants have been made with respect to the additional ordinary shares subject to the Tronox Holdings Equity Incentive Plan, as amended. The aggregate number of ordinary shares that may be granted to eligible officers, employees, directors and consultants is indeterminable at this time.
Vote Required for Approval of the TRONOX HOLDINGS EQUITY INCENTIVE PLAN, as amended
The affirmative vote of the holders of a majority of the votes cast will be required for approval of the Tronox Holdings Equity Incentive Plan, as amended, meaning the votes cast “for” must exceed the votes cast “against.” In addition, because we are a NYSE listed company, the total votes cast on this proposal must represent greater than 50% of the outstanding votes. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast, but count as outstanding votes. Thus the total sum of the vote “for” plus votes “against”, plus abstentions, hereinafter referred to as the “NYSE votes cast” must be greater than 50% of the total outstanding votes. Further, the number of votes “for” the proposal must be greater than 50% of the NYSE votes cast. Thus, abstentions have the same effect as a vote against the proposal. Under the NYSE rules, brokers do not have discretionary authority to vote shares with respect to this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE votes cast represent over 50% of the outstanding votes.
Our Board of Directors recommends a vote FOR the above amendment to the Tronox Holdings Equity Incentive Plan.

GENERAL INFORMATION
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Tronox Holdings plc for use at our 2020 Annual Meeting of Shareholders.
2020 Annual Meeting Date and Location
Tronox’s 2020 Annual Meeting which will start at 9 am EDT will be the first annual meeting of shareholders conducted by us exclusively online via live webcast, allowing all of our shareholders the option to participate in the live, online meeting from any location convenient to them. There will not be a physical meeting in Stamford, Connecticut as in prior years. You will be able to participate in the virtual meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/TROX2020. References in this Proxy Statement to the Annual Meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.
Delivery of Proxy Materials
These materials were first sent or made available to shareholders on, or about, April 27, 2020. If you previously chose to receive proxy material by e-mail, we have arranged to have these materials delivered to you in accordance with that election. Shareholders may request to receive proxy materials electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you, as well as solicitation costs, if any. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
If your ordinary shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the registered shareholder of record, and we are sending this Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a Proxy Card for you to use.
Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. If your shares are held by a broker or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the “virtual” Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.
Each registered shareholder will receive one copy of each such Notice per account even if at the same address, while most banks and brokers will deliver only one copy of such Notice to consenting “street-name” shareholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee. Similarly, “street-name” shareholders who receive multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. If you hold your shares in “street-name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares.
Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold Tronox Holdings plc ordinary shares on behalf of their beneficial owners may not give a proxy to Tronox Holdings plc to vote those shares with respect to any proposals other than Proposals 3, 4, 5, 7, 8 and 9, without specific voting instructions from such beneficial owners, as none of these other matters to be voted upon at the Annual Meeting are considered routine matters under the New York Stock Exchange (“NYSE”) Rule 452 and brokers, banks and other nominees do not have discretionary voting power for such non-routine matters.

Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to Tronox Holdings plc or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.
Procedural Matters
Only holders of shares as of 5:00 p.m., U.S. Eastern Daylight Time, on April 13, 2020 will be entitled to attend and to vote at the Annual Meeting. As of March 31, 2019, there were 143,365,605 shares outstanding. Each of our shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.
Voting Procedures
Registered Shareholders: Registered shareholders may vote their shares by mail, by phone or via the Internet as described below.
Beneficial owners whose shares are held in a brokerage account may vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.
Beneficial owners whose shares are held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.
Beneficial owners whose shares are held in a trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares in accordance with the provisions of such arrangement.
Beneficial owners can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the shares for him or her (typically a broker, bank or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its rights as a record holder to grant proxies or to vote at the Annual Meeting.
Vote by Internet
Prior to the Annual Meeting – Shareholders of record and beneficial owners of the Company’s ordinary shares can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, June 23, 2020.
Voting via the Internet is permitted regardless of whether shareholders receive the Annual Meeting materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
During the Annual Meeting – Shareholders of record and beneficial owners (with a legal proxy from the bank, broker or trustee) of the Company’s ordinary shares can vote via the Internet during the Annual Meeting by visiting www.proxyvote.com and following the instructions provided along with your notice, proxy card or voting instruction form.
Voting by Internet is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet to vote, you help Tronox conserve natural resources and reduce postage and proxy tabulation costs.
Vote by phone
Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s ordinary shares can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated. By using the phone to vote, you help Tronox conserve natural resources and reduce postage and proxy tabulation costs.
Vote by mail
Prior to the Annual Meeting – If you received this Proxy Statement by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.
Tabulation of Votes
Votes cast by proxy or in person at the meeting will be tabulated by a proxy tabulator.
Quorum Requirements and Effect of Abstention and Broker Non-Votes
A shareholder present in person, or by proxy, at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. All items on this year’s ballot are “non-routine” matters under NYSE rules except Proposals 3, 4, 5, 7 and 8. Our Articles of Association require that a quorum of shareholders—the holders of a majority of outstanding shares entitled to vote at the Annual Meeting—be present or represented by proxy to conduct business at the Annual Meeting. Any shareholder that is a shareholder of record may authorize such person as it thinks fit to act as its representative at the Annual Meeting and the person so authorized shall (on production at the Annual Meeting of a certified copy of such resolution) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of Tronox Holdings plc.
Although abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum, they will not be counted as votes in favor of or against the election of the Director nominees or other proposals. Under NYSE rules, a depository cannot cast a vote in favor of or against the election of Director nominees (Proposal 1), the advisory vote on executive compensation (Proposal 2), the advisory vote on the UK Directors’ Remuneration Report (Proposal 6) or the amendment to our Tronox Holdings Equity Incentive Plan (Proposal 9) absent instruction from the underlying beneficial owner.
Revocation of Proxies
Shareholders of record may revoke their proxy at any time before it is voted at the Annual Meeting by either:
•	Submitting another timely, later-dated proxy by mail;
•	Delivering timely written notice of revocation to our Secretary in accordance with our Articles of Association; or,
•
Voting during the Annual Meeting via the Internet. If your ordinary shares are held beneficially in street-name, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

Vote Confidentiality
Tronox has a confidential voting policy to protect our shareholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders are kept confidential. Only the proxy tabulator and Inspector of Elections have access to the ballots, proxy forms and voting instructions. The proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims or as otherwise required by law.
Annual Meeting Admission
Participation at the Annual Meeting is limited to Tronox shareholders as of April 13, 2020 and persons holding valid proxies from shareholders of records. The Annual Meeting will be hosted live via the internet only at www.proxyvote.com. After accessing the Internet site, shareholders will be permitted to vote and submit questions during the Annual Meeting.

To be admitted access to the Annual Meeting, please use the 16-digit control number included with your proxy materials to enter the Annual Meeting website. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of share ownership, are posted at www.proxyvote.com
Each shareholder of record or beneficial shareholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same shareholder, the first person to register for the Annual Meeting with appropriate 16-digit control number and proper delegation of voting authority will be allowed to participate in the meeting.
Announcement of the Voting Results
We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC shortly after the Annual Meeting. The results of the polls taken on the resolutions at the Annual Meeting and any other information required under the U.K. Companies Act 2006 will be made available on our website at www.tronox.com under “Investor Relations – Corporate Governance” as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

ADDITIONAL INFORMATION
SOLICITATION OF PROXIES
The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and executive employees of the Company, none of whom will receive any additional compensation for their services. We have retained Okapi Partners LLC (“Okapi”), 1212 Avenue of the Americas, New York, NY 10036 to distribute and solicit proxies. We will pay Okapi a base fee not to exceed $15,000, plus reasonable expenses for these services. The Company will bear the cost of solicitations and the fees related to the solicitation of proxies.
SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2021 ANNUAL MEETING
Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the Company’s 2021 proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so they are received by our Corporate Secretary at the address provided below no later than the close of business (5:00 p.m., U.S. Eastern Daylight Time) on December 29, 2020.
Our Articles of Association provide for an advance notice procedure outside of SEC Rule 14a-8 for shareholders who wish to nominate persons for election to the Board. Should an eligible shareholder or shareholders desire to nominate a candidate for Director or propose any other business at the 2021 Annual Meeting outside of the process for inclusion of such nomination or proposal in the Proxy Statement, such shareholder must give us timely written notice. As required under our Articles of Association, to be timely for the 2021 Annual Meeting, a shareholder’s notice of a Director nomination must be delivered to our Corporate Secretary at the address provided below not earlier than the 120th day, no later than the 90th day before the anniversary of the date of the 2020 Annual Meeting. As a result, any nomination given by a shareholder pursuant to these provisions of our Articles of Association (and not pursuant to SEC Rule 14a-8) must be received no earlier than the close of business (5:00 p.m. U.S. Eastern Standard Time) on February 24, 2021, and no later than the close of business (5:00 p.m., U.S. Eastern Standard Time) on March 26, 2021, unless our 2021 Annual Meeting date occurs more than 30 days before or 70 days after June 24, 2021. In that case, notice of the nomination must be received by our Corporate Secretary not earlier than close of business on the 120th day before the 2021 Annual Meeting and not later than the close of business on the date that is the later of (i) the 90th day before the 2021 Annual Meeting, or (ii) the 10th day following the day on which Tronox first publicly announces the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Shareholders shall not commence a new time period (or extend any time period) for the giving of a shareholder’s nomination as described above. The shareholder’s nomination must comply with applicable laws and our Articles of Association, which is available to shareholders free of charge upon request to our Corporate Secretary at the address provided below. Our Articles of Association is also available on our website at www.tronox.com.
In addition to SEC Rule 14a-8 and our Articles of Association, Section 338 of the Companies Act provides that (i) shareholders representing 5% or more of the total voting rights of all shareholders (excluding voting rights attached to any treasury shares) or (ii) 100 or more persons (being either (A) members who have a right to vote at the 2020 Annual Meeting and hold shares in Tronox Holdings plc on which there has been paid up an average sum, per shareholder, of at least £100 or (B) persons satisfying the requirements set out in Section 153(2) of the U.K. Companies Act 2006) have the right to require us to give shareholders notice of a resolution which may properly be moved and is intended to be moved at the 2021 Annual Meeting. Such requests, made by the requisite number of shareholders, must be received by us not later than six weeks before the 2021 Annual Meeting or, if later, the date on which notice of the 2020 Annual meeting is given. In addition, requests may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given and must be authenticated by the person or persons making it. Requests are to be submitted to our Corporate Secretary (c/o Corporate Secretary, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, U.S.A.). Pursuant to Section 338 of the U.K. Companies Act 2006, a resolution will not be moved if (i) it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or our Articles of Association or otherwise); (ii) it is defamatory of any person; or (iii) it is frivolous or vexatious.

Notice of intention to submit a nomination or other proposal at the 2021 Annual Meeting and any request for a copy of our Articles of Association must be addressed to the Corporate Secretary at Tronox Holdings plc, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.
HOUSE HOLDING AND COMBINING ACCOUNTS
Each registered shareholder (those that own shares in their own name on the books of our transfer agent) will receive one copy each of this Proxy Statement per account, even if at the same address.
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for Proxy Statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement and annual report to those shareholders. This process, which is commonly referred to as “house holding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize house holding, some intermediaries may be house holding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single Proxy Statement and annual report to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to: 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA or fax a request to +1 (203) 705-3703 (USA). You may also submit a request by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. If you hold your shares through an intermediary that is utilizing house holding and you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.
WHERE YOU CAN FIND MORE INFORMATION
Our public internet site is http://www.tronox.com. We make available free of charge, on our website at www.tronox.com, under “Investor Relations – Financial Information”, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and Forms 3, 4 and 5 filed on behalf of Directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for the Company’s Audit Committee, HRCC and Corporate Governance and Nominating Committee. Copies of these charters and our Corporate Governance Guidelines (which includes The Lead Independent Director Charter) and Code of Ethics and Business Conduct governing our Directors, officers and employees are also posted on our website under “Investor Relations – Corporate Governance”. Copies of these documents may be requested in print, at no cost, by telephone at +1 (203) 705-3800 or by mail at Tronox Holdings plc, 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, USA, Attention: Investor Relations. The information included on the website is not incorporated by reference into this Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey N. Neuman
Senior Vice President,
General Counsel and Secretary
April 27, 2020

Appendix A
TRONOX HOLDINGS PLC

Annual Report and Financial Statements
Registered number 11653089
31 December 2019

INTRODUCTION
Tronox Holdings plc (referred to herein as “Tronox”, “the company”, “we” or “our”) is a public limited company incorporated under the laws of England and Wales and is listed on the New York Stock Exchange. This section therefore covers the requirements of being a quoted company within the meaning of the UK Companies Act 2006, as follows:
•	Certain note disclosures relevant to the company and its subsidiaries (the ‘group”)
•	Statement of Director’s Responsibilities
•	UK Statutory Strategic Report
•	UK Statutory Directors’ Report
•	Directors’ Remuneration Report
•	Tronox Holdings plc parent company financial statements
The Annual Report and Financial Statements (the “Annual Report”), as mentioned throughout, is comprised of the reports listed above and the Annual Report on Form 10-K for the year ended 31 December 2019.

CERTAIN DISCLOSURES RELEVANT TO THE GROUP
Basis of preparation
The consolidated financial statements have been prepared in accordance with accounting principles Accepted in the United States of America (“GAAP”), as permitted by Statutory Instruments 2015 no. 1675, “The Accounting Standards (Prescribed Bodies) (United States of America and Japan) Regulation 2015” and in accordance with the UK Companies Act 2006.
UK statutory Disclosure Requirements
(i) Average number of people employed
Group	2019
Average number of people (including executive directors) employed:
Employees
Male	4,041
Female	896
Total average headcount	4,937

Senior Managers
Male	27
Female	4
Total average annual headcount	31
(ii) Employee costs (in usd thousands)
Group	2019
Salaries	319,733
Defined contribution costs	15,849
Defined benefit costs	5,828
Total employee costs	341,410
(iii) Auditors remuneration
Services provided by the company’s auditors and its associates
Group	2019
Fees payable to company’s auditor and its associates for the audit of the parent company and consolidated financial statements	456
Fees payable to company’s auditor and its associates for other services:
Audit of company’s subsidiaries	13,107
Audit-related assurance services	85
Audit of benefit plans	15
Tax compliance services	518
Tax consulting services	2,348
16,529

UK STATUTORY STRATEGIC REPORT
The Directors present their UK Statutory Strategic Report on the group for the year ended 31 December 2019. The required disclosures and matters not otherwise expressly set forth herein can be found in the sections referenced in the Company’s Annual Report on Form 10-K for the year ended 31 December 2019 and are referenced directly to here. The information in this document below that is referred to in the following table shall be deemed to comply with the UK Companies Act 2006 requirements for the UK Statutory Strategic Report:
Required item in the UK Statutory Strategic Report	Where information can be found in the Annual Report on Form 10-K or in this Annual Report
A fair review of the company’s business, including use of KPI’s
Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The parent company’s principal activity is that of a holding company for Tronox Investment Holdings Limited (TIHL) whose main activities through its subsidiaries is the production and marketing of titanium bearing mineral sands and titanium dioxide (“TiO2”) pigment. Refer to the parent company “notes to the financial statements” for investment in subsidiary impairment assessment and recoverability of amounts from other group undertakings.

A description of the principal risks and uncertainties	Part I, Item IA. Risk Factors

Information on environmental matters (including the impact of the company’s business on the environment)	Part I, Item I. Business – Overview, Environmental, Health and Safety Authorizations

Information about the company’s employees	Part I, Item I. Business, Employees

Information about social, community and human rights issues	Tronox group ensures it abides by its Code of Ethics and Business Conduct filed as Exhibit 14.1 – Code of Ethics and Business Conduct

Number of persons of each sex who were Senior Managers and employees	Certain disclosures relevant to the group section of this document.

Information on anti-corruption and anti-bribery matters	Filed as Exhibit 14.1 – Code of Ethics and Business Conduct

Description of the company’s strategy	Part I, Item I. Business, 2019 Key Strategic Initiatives

Description of the company’s business model	Part Item I. Business, Our Principal Products, Mining and Beneficiation of Mineral Sands Deposits, Production of TiO2 Pigment, Marketing of TiO2, Research and Development

UK STATUTORY STRATEGIC REPORT
Directors’ Duties
The Directors of Tronox Holdings plc (the “Company,” “we,” “our” or “us”) must act in accordance with a set of general duties. As a company incorporated in the UK, these duties are detailed in Section 172 of the UK Companies Act 2006, which is summarized as follows:
A director of a company must act in the way they consider, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole and, in doing so have regard (amongst other matters) to:
•	The likely consequences of any decisions in the long-term;
•	The interests of the company’s employees;
•	The need to foster the company’s business relationships with suppliers, customers and others;
•	The impact of the company’s operations on the community and the environment;
•	The desirability of the company maintaining a reputation for high standards of business conduct; and
•	The need to act fairly as between shareholders of the company.
As part of their induction, a director of the Company (each a “Director” and together the “Directors” or “Board”) is briefed on their duties and they can access professional advice on these, either from the Company’s Corporate Secretary, of if they judge it necessary, from an independent adviser. Additionally, we believe that it is important to recognize that in a large organization such as ours, the Directors fulfill their duties partly through a governance framework that delegates day-to-day decision-making authority to senior management of the Company.
Decision-Making / Governance and Performance Oversight / Risk
Boards of large companies typically delegate day-to-day management and decision-making to senior management. Directors should maintain oversight of a company’s performance and ensure that management is acting in accordance with the strategy and plans agreed by a board, and its delegated authorities. The culture, values and standards that underpin this delegation should help ensure that when decisions are made, their wider impact has been considered. A board should also reserve certain matters for its own consideration so that it can exercise judgement directly when making major decisions, and in doing so promote the success of the company while having regard to all necessary matters. A board needs assurance that a company’s financial reporting, risk management, and governance and internal control processes are operating efficiently.
Overview of how the Board discharges its duties
The Board administers its risk oversight function directly and through its various standing committees, namely the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee. The charters of each of these committees can be found at investor.tronox.com/corporate governance. The Audit Committee works closely with members of senior management to ensure that management undertakes a robust annual Enterprise Risk Management (“ERM”) program whereby members of management assess the key risks inherent to the Company’s commercial activities as well as the efficacy of the Company’s mitigation efforts to ensure that those risks do not impact long-term shareholder value. A detailed report-out of the results of the ERM process is made to the full Board and throughout the year the Board receives periodic reports from members of senior management on areas of material risk to our Company, including operational, financial, competitive, management retention, cybersecurity and legal risks. The Board routinely discusses with senior management our major risk exposures, their potential financial impact on our Company, and the steps (both short-term and long-term) we take to manage them.
In addition, each year, the Board undertakes an in-depth review of the Company’s business plan and budget for the following year. In conducting its review, the Board has regard to a variety of matters, including the need to balance the achievement of short-term financial and commercial objectives against the creation of long-term stakeholder value and sustainability.
In 2019, we completed the acquisition of the TiO2 business of Cristal and became the world’s largest vertically integrated pigment producer and second largest TiO2 pigment producer. With an unmatched global footprint on 6 continents, the Company now currently has approximately 1.1 million tons of nameplate TiO2 pigment capacity.

UK STATUTORY STRATEGIC REPORT
Overview of how the Board discharges its duties(Continued)
The enhanced global footprint following the Cristal transaction better allows the Company, among other things, to better serve its global customer base. The Cristal transaction has also generated, and will continue to generate, meaningful synergies which will enhance shareholder value. In addition, as a result of the Cristal transaction, the Company now has the most geographically diverse employee population in the industry with deep expertise at every step of the value chain. The Company is committed to investing in, and developing, our employees throughout the world.
Culture, Values and Standards
Culture, values and standards underpin how a company creates and sustains value over the longer term and are key elements of how it maintains a reputation for high standards of business conduct. They also guide and assist in decision making and thereby help promote a company’s long-term success and positive impact on all stakeholders. The Board recognizes its role in establishing appropriate values and standards that positively influence the behavior of executives, employees and other parties who represent, and interact with, the Company.
Overview of how the Board discharges its duties
The Board sets the values and standards required of all employees through the review and approval of the Company’s Code of Ethics and Business Conduct. In the fourth quarter 2018, the Board reviewed and approved the implementation of an enhanced Code of Ethics and Business Conduct. The Code of Conduct applies to employees and Directors, as well as our agents, suppliers and contractors. Each employee is responsible for demonstrating integrity and leadership by complying with the provisions of the Code of Conduct, Company policies and all applicable laws. By fully including ethics and integrity in our ongoing business relationships and decision making, we believe we demonstrate a commitment to a culture that promotes the highest ethical standards.
In addition, the Company has deployed an Ethics and Compliance Hotline throughout its global operations. The Ethics and Compliance Hotline allows any individual, including employees, to report alleged violations of the Company’s Code of Ethics and Business Conduct anonymously, free of any concern that the Company will retaliate. The Audit Committee of the Board regularly monitors the nature of issues reported through such hotline.
Shareholders, Employees, Customers, Suppliers and Community and Environment
A board should communicate effectively with stakeholders and understand their views, and also to act fairly between different shareholders. Employees are central to the long-term success of a company, and as such, a board should consider their interests, and, to assist in doing so, have means of engaging with and understanding their views. Fostering business relationships with key stakeholders, such as customers and suppliers, is also important to a company’s success. In their decision making, directors need to have regard to the impact of a company’s operations on the community and environment.
In our Directors’ Report under “Stakeholder Engagement” we describe how we identify and communicate with our key stakeholders, and why the Board believes each stakeholder group is important to the Company. By engaging with stakeholders on a regular basis, the Board is able to understand stakeholder concerns and incorporate those concerns, where possible, into its decision making.
Shareholders
The Board is committed to regularly and consistently engaging with our shareholders on many levels. During 2019, our CEO and other members of the Company’s executive team interacted frequently with shareholders during our quarterly earnings calls, at 1:1 meeting and at investor conferences. In addition, in 2019, we held our first investor day at which our investors had the opportunity to learn more about our strategic initiatives and interact with a broad range of our global executives. These interactions were aimed at providing insight and transparency into our financial results, operations and long-term strategy. In addition, our CEO and Lead Independent Director held several rounds of meetings with shareholders specifically to discuss ESG issues including executive compensation and board governance. During these shareholder interactions, we received valuable insight into how shareholders view our executive compensation and governance practices that the Board will take into consideration in making future decisions. Shareholders appreciated our transparency and the willingness by our senior management and members of the Board to engage with, and listen to, them.

UK STATUTORY STRATEGIC REPORT
Shareholders(Continued)
Furthermore, the Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors, including our Lead Independent Director, any Board committee or any chair of any such committee by mail or electronically through our Corporate Secretary.
Our intention is to treat shareholders fairly and equally, so they may benefit from the successful delivery of our strategy. The Company implements an outward mindset approach that allows it to see beyond itself and be accountable for the whole. We believe such an outward mindset approach results in producing safe, quality, low-cost tons for customers and delivering shareholder returns.
Community and Environment
Tronox strives to be a good corporate citizen everywhere it operates. We believe that our business can and should play a leadership role in improving the quality of life in the communities in which we operate. We are continually challenging ourselves to promote sustainable growth, be more transparent in all our business operations, and make positive contributions in the communities where we live and work. We believe that these efforts promote the long-term interests of all our stakeholders, including employees, customers, suppliers, business partners, shareholders, local communities, and the mining and minerals industry at large. As such, in 2019 we created a new executive management position of Senior Vice President, Chief Sustainability Officer reporting directly to our CEO in order to drive sustainability initiatives in 2020 and beyond.
In addition, we believe purposeful and positive engagement in our communities is key to our success. We understand the social impacts of our activities and are committed to being viewed as good stewards of our communities. Our employees act as advocates for the community within our organization, fostering a culture of employee volunteerism, and promoting community initiatives related to education in science and the arts.
In addition, we participate in the Global Reporting Initiative (GRI) Framework for Sustainability Reporting, preparing and publishing an annual comprehensive sustainability report that is available on our external website. Our GRI report provides disclosure on a variety of economic, environmental, and social sustainability indicators we deem material to us, including energy, water, biodiversity, emissions, effluents and waste. The publication of our GRI report serves several purposes. For our Directors and management, we believe the report helps us better understand risk and ensures that we are taking appropriate steps to mitigate those risks. For shareholders, customers and suppliers we believe the report highlights the commitment of the Company and its employees to environmental, social and governance values.
On behalf of the Board of Directors
Jeffry Quinn
Chairman and Chief Executive Officer
25 March 2020

UK STATUTORY DIRECTORS REPORT
The Directors present their report on the group for the year ended 31 December 2019. The information in this document below that is referred to in the following table shall be deemed to comply with the UK Companies Act 2006 requirements for the UK Statutory Directors’ Report:
Required item in the UK Statutory Directors’ Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K
Describe the principal activities of the group	Part I, Item I. Business

Indication of the likely future developments of the group’s business	Part II, Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations

Details of the recommended dividend	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. Liquidity and Capital Resources

Indication of the group’s research and development activities	Part Item I. Business, Research and Development

Level of political donations and political expenditure	Our Code of Ethics and Business Conduct prohibits the Company from using any corporate funds to make political contributions, whether direct or indirect

Particulars of any important post balance sheet events
Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. Recent Developments.

Part II, Item 8 Financial Statements and Supplementary Data, Notes to the Financial Statements – Note 27 Subsequent Events

Names of all directors and their interests	See disclosure included elsewhere herein on directors of Tronox Holdings plc

Statement on directors’ third-party indemnity provision
The Company has entered into deeds of indemnification with each of its directors pursuant to which the Company has agreed to indemnify the directors to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director or officer, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

A statement is required describing the actions that have been taken during the period to introduce, maintain or develop arrangements aimed at involving UK employees in the entity’s affairs.	Part I., Item 1. Business, Employees. Stakeholder Engagement Section at the end of this Directors’ Report

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors’ Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K

The financial risk management objectives and policies of the entity, including the policy for hedging each major type of forecasted transaction for which hedge accounting is used.
Part II, Item 8 Financial Statements and Supplementary Data, Notes to the Financial Statements – Note 16 Derivative Financial Instruments and Note 17 Fair Value Measurement

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

The exposure of the entity to: Price risk
Part I, Item IA. Risk Factors; “We are a holding company that is dependent on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations.”

Part I, Item IA. Risk Factors; “Market conditions, as well as global and regional economic downturns that adversely affect the demand for our end-use products could adversely affect the results of our operations and the prices at which we can sell our products, thus, negatively impacting our financial results.”

Part I, Item IA Risk factors, “Our industry and the end-use markets in which we compete are highly competitive. This competition may adversely affect our results of operations and operating cash flows.”

Part I, Item IA. Risk Factors; “An increase in the price of energy or other raw materials, or an interruption in our energy or other raw material supply, could have a material adverse effect on our business, financial condition or results of operations.”

Part I, Item IA Risk Factors, “Our results of operations may be adversely affected by fluctuations in currency exchange rates.”

Part I, Item IA Risk Factors, “The price of our products, in particular, TiO2, zircon, and feedstock/other products, have been, and in the future may be, volatile. Price declines for our products will negatively affect our financial position and results of operations.”

Liquidity Risk
Part I, Item IA Risk factors, “We are a holding company that is dependent on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations”

Part I, Item IA Risk Factors, “We may not be able to realize anticipated benefits of the Cristal Transaction, including expected synergies, earnings per share

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors’ Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K accretion or earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow growth”

Part I, Item IA. Risk Factors; “As a public limited company incorporated in England and Wales, certain capital structure decisions requires approval of our shareholders, which may limit our flexibility to manage our capital structure.”

Part I, Item IA Risk Factors, “We may elect to exercise certain “flip in” rights to buy-out Exxaro’s 26% ownership rights in our South African subsidiaries which might negatively impact the ownership of our heavy mineral sands mining rights.”

Part I, Item IA Risk Factors, “The agreements and instruments governing our debt contain restrictions and limitations that could affect our ability to operate our business, as well as impact our liquidity.”

Part I, Item IA Risk Factors, “We may need additional capital in the future and may not be able to obtain it on favorable terms, and such capital expenditure projects may not realize expected investment returns.”

Part II, Item 7. Management’s Discussion and Analysis Consolidated Results of Operations, Liquidity and Capital Resources, Cash Flows

Cash Flow Risk
Part I, Item IA Risk factors, “We are a holding company that is dependent on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations”

Part I, Item IA Risk Factors, “We may not be able to realize anticipated benefits of the Cristal Transaction, including expected synergies, earnings per share accretion or earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow growth”.

Part I, Item IA Risk Factors, “Following the Cristal Transaction, our future results could suffer if we do not effectively manage our expanded business, operations and employee base”.

Part I, Item IA Risk Factors, “ Economic conditions and regulatory changes following the U.K.’s exit from the E.U. could adversely impact our operations, operating results and financial condition.”

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors’ Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K

Part I, Item IA Risk factors, “Our industry and the end-use markets in which we compete are highly competitive. This competition may adversely affect our results of operations and operating cash flows.”

Part I, Item IA. Risk Factors; “An increase in the price of energy or other raw materials, or an interruption in our energy or other raw material supply, could have a material adverse effect on our business, financial condition or results of operations.”

Part I, Item IA Risk Factors, “Our South African mining rights are subject to onerous regulatory requirements imposed by legislation and the Department of Mineral Resources (the “DMR”), the compliance of which could have a material adverse effect on our business, financial condition and results of operations.”

Part I, Item IA. Risk Factors, “South Africa, where we have large mining assets and derive a significant portion of our revenue and profit, poses distinct operational risks which could affect our business, financial condition and results of operations.”

Part I, Item IA Risk factors, “Our ore resources and reserve estimates are based on a number of assumptions, including mining and recovery factors, future cash costs of production and ore demand and pricing. As a result, ore resources and reserve quantities actually produced may differ from current estimates.”

Part I, Item IA Risk factors, “Our ability to use our tax attributes to offset future income may be limited.”

Part I, Item IA Risk Factors, “Our results of operations may be adversely affected by fluctuations in currency exchange rates.”

Part I, Item IA Risk Factors, “Our flexibility in managing our labor force may be adversely affected by labor and employment laws in the jurisdictions in which we operate, many of which are more onerous than those of the U.S.; and some of our labor force has substantial workers’ council or trade union participation, which creates a risk of disruption from labor disputes and new laws affecting employment policies.”

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors’ Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K

Part I, Item IA. Risk Factors, “Given the nature of our chemical, mining and smelting operations, we face a material risk of liability, production delays and additional expenditures from environmental and industrial accidents.”

Part I, Item IA. Risk Factors; “Equipment upgrades, equipment failures and deterioration of assets may lead to production curtailments, shutdowns or additional expenditures.”

Part I, Item IA Risk factors, “Our results of operations and financial condition could be seriously impacted by security breaches, including cybersecurity incidents.”

Part I, Item IA. Risk Factors; “Our failure to comply with the anti-corruption laws of the U.S. and various international jurisdictions could negatively impact our reputation and results of operations.”

Part I, Item IA. Risk Factors; “We are subject to many environmental, health and safety regulations that may result in unanticipated costs or liabilities, which could reduce our profitability.”

Part I, Item IA Risk Factors, “We may be subject to litigation, the disposition of which could have a material adverse effect on our results of operations.”

Part I, Item IA. Risk Factors; “If our intellectual property were compromised or copied by competitors, or if competitors were to develop similar intellectual property independently, our results of operations could be negatively affected.”

Credit Risk	Part 1 Item 7A. Quantitative and Qualitative Disclosures About Credit Risk

Disclosures on purchases of own shares during the year.	Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters: and Issuer Purchases of Equity Securities

Branches outside the UK	Singapore Branch- Branch for Tronox Pigment Bunbury Ltd US Branch- Branch for Tronox LLC Germany, Spain, Belgium and French branches- Branches for Tronox Pigment UK Limited

UK STATUTORY DIRECTORS REPORT
Required item in the UK Statutory Directors’ Report	Responses or where information can be found in this Annual Report or in the Annual Report on Form 10-K

A statement describing the company’s policy regarding the hiring, continuing employment and training, career development and promotion of disabled persons.
Tronox is committed to a policy of recruitment and promotion on the basis of competence and ability without discrimination of any kind. Management actively pursues both the employment of disabled persons whenever a suitable vacancy arises and the continued employment and retraining of employees who become disabled while employed by the Company. Training and development are undertaken for all employees, including disabled persons.

Statement by Directors regarding actions taken during the year to introduce, maintain or develop arrangements aimed at encouraging employee’s involvement and participation in various employee programs and engagements.
Stakeholder Engagement Section at the end of this Directors’ Report

Statement summarizing how the directors have had regard to the need to foster the company’s business relationships with suppliers, customers and others, and the effect of that regard, including on the principal decisions taken by the company during the financial year.
Stakeholder Engagement Section at the end of this Directors’ Report

The quantity of emissions in tonnes of carbon dioxide equivalent from activities for which that company is responsible and the methods used to calculate this information. If not applicable, disclosure of why it is not practical to disclose

As a result of the Cristal acquisition closing in 2019, management is still undertaking an assessment for the combined entity which now has operations on 6 continents, and as such, it is not practical to provide the relevant information as of the date hereof.

At least one ratio which expresses the quoted company’s annual emissions in relation to a quantifiable factor associated with the company’s activities
As a result of the Cristal acquisition closing in 2019, management is still undertaking an assessment for the combined entity which now has operations on 6 continents, and as such, it is not practical to provide the relevant information as of the date hereof.

Statement of Corporate governance arrangements	Section 172 Statement

Total contributions to non-EU political parties to be disclosed for the group in aggregate (no threshold)	Nil
Stakeholder Engagement
Tronox places considerable value on the involvement of our employees and ensure that we keep them informed on matters affecting them, the overall organization as well as on the performance of the Company.
Tronox conducts formal and informal meetings with employees and maintains a company intranet website with key information and other matters of interest. Tronox arranges periodic town halls at its operations in the UK where senior executives provides updates on the group affairs and answers questions from employees regarding the state and strategy of Tronox.
The Company is committed to being a responsible business. For our business to succeed we need to manage people’s performance and develop and bring talent while ensuring we operate as efficiently and safely as possible. We must

UK STATUTORY DIRECTORS REPORT
also ensure that we share common values that inform and guide our behavior, so we achieve our goals in the right way. Accordingly, the Company has established a set of core value that we have communicated throughout the organization, such as: (i) we have an uncompromising focus on operating safe, reliable and responsible facilities, (ii) we treat others with respect, and act with personal and organizational integrity, (iii) we build our organization with talented people who make a positive difference and we invest in their success, (iv) we are trustworthy and reliable, and we build mutually rewarding relationships, and (v) we do the right work the right way in every aspect of our business.
In addition, throughout the year, our CEO and Chairman of the Board along with members of senior management, hold employee town halls at our operating sites throughout the world in order to communicate directly with employees and address any questions or concerns that employees may have. During such town halls, our senior executives provide updates on the group’s affairs and the state and strategy of Tronox.
Tronox is dedicated to creating an ethical, engaged and thriving corporate culture, and as such has implemented an ethics and compliance hotline for employees to confidentially report any concerns or violations of the Company’s Code of Ethics and Business Conduct, or any other corporate policies, as well as violations of government laws, rules and regulations, or any other ethical concerns. Through regular updates by management, the Board’s audit committee is made aware of any issues raised through the ethics and compliance hotline.
The Company’s commitment to safety is also reflected by its requiring employees who visit any Company site around the world to participate in a safety training prior to entering such facility.
The Company values its partnerships with suppliers and fully recognizes that its mutual success is built on open communication and a commitment to common principles and business practices. The Company undertakes a due diligence process prior to entering into commercial arrangements with any new supplier.
In addition, the Company’s sales and marketing strategy focusses on effective customer management through development of strong relationships with our customers around the world. We believe that multiple points of customer contact facilitate efficient problem solving, supply chain support, formula optimization and co-development of products.
Furthermore, the Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors, including our Lead Independent Director, any Board committee or any chair of any such committee by mail or electronically through our Corporate Secretary.

DIRECTORS REMUNERATION REPORT
Directors’ Remuneration Report
Introduction
Tronox Holdings plc (the “Company”) is subject to disclosure regimes in both the United States and United Kingdom. While some of the disclosure requirements in these jurisdictions overlap or are otherwise similar, some differ and require distinct disclosures. This report represents our UK statutory Directors’ Remuneration Report which includes disclosures required by English law and which forms part of the statutory Annual Accounts and Reports of Tronox Holdings plc for the year ended December 31, 2019. Related and complementary information is included in the Compensation Discussion and Analysis (“CD&A”) section of the proxy statement for the year ended December 31, 2019 as required by the United States SEC, which provides further details of the compensation of our sole Executive Director (defined as an executive employed by the Company who serves on the Company’s board), Jeffry N. Quinn. The CD&A section of the proxy statement for the year ended December 31, 2019 can be found at investor.tronox.com. The UK Directors’ Remuneration Report was approved by the Human Resources and Compensation Committee (“HRCC”) with respect to the compensation of our sole Executive Director and by our Corporate Governance and Nominating Committee (“G&N” Committee) with respect to the Non-Executive Directors (defined as non-employee Directors who serve on the Company’s board), in each case, on behalf of the Board of Directors on March 4, 2020. In addition, the U.K. Directors’ Remuneration Report has been approved by and signed on behalf of the Board. For the avoidance of doubt, the HRCC oversees the remuneration of the Executive Director and the G&N Committee oversees the remuneration of the Non-Executive Directors.
Annual statement by the Chairs of the Human Resources and Compensation Committee and Corporate Governance and Nominating Committee
On behalf of the Board, we are pleased to introduce the statutory UK Directors’ Remuneration Report for the year ended December 31, 2019, being our first such report under UK reporting obligations.
Following the Company’s re-domiciliation from Australia to the UK in March 2019 we are now required to:
•	seek binding approval from shareholders for a UK Directors’ Remuneration Policy (at least every three years); and
•
each year to report back on the implementation of the Policy annually in line with UK remuneration reporting regulations – this separate UK Directors’ Remuneration Report will be subject to an annual advisory vote.

We will therefore be seeking approval from shareholders for the first time at the 2020 AGM for a UK Directors’ Remuneration Policy and presenting a UK Directors’ Remuneration Report in line with the UK regulations.
Being solely US listed, changing the domicile of the Company to the UK has not changed the HRCC’s approach to compensation arrangements with respect to Executive Directors and the G&N Committee’s approach to compensation arrangements with respect to Non-Executive Directors, both of which continue to be set primarily within a US context.
All decisions taken on remuneration were in accordance with the terms of reference of the HRCC and the G&N Committee and involved the exercise of appropriate commercial judgement. No discretions were exercised in relation to directors’ remuneration in the year beyond the exercise of the commercial judgement of the Committees. No substantial changes were made to directors’ remuneration in 2019 except to add certain tax equalization and other tax-related benefits to mitigate or eliminate additional tax burdens as a result of the Company’s decision to hold Board meetings in the UK.
The remainder of this UK Directors’ Remuneration Report is split into two parts:
•
the UK Directors’ Remuneration Policy – which presents our proposed remuneration policy (covering our sole Executive Director, Jeffry N. Quinn, and our Non-Executive Directors) which we are asking shareholders to approve at the 2020 AGM; and

•
the Annual Report on Remuneration – which reports on payments and awards made to our sole Executive Director and to our Non-Executive Directors for 2019 from our re-domicile and summarises the proposed implementation of remuneration for 2020.

DIRECTORS REMUNERATION REPORT
UK Directors’ Remuneration Policy
A Directors’ Remuneration Policy – in line with UK regulations – will be proposed as a resolution subject to a binding shareholder vote for the first time at the Company’s 2020 AGM. This UK Directors’ Remuneration Policy section contains the disclosures required to be set out for the purposes of the provisions of the UK Companies Act 2006 and supporting regulations.
Subject to approval by shareholders, the UK Directors’ Remuneration Policy will become effective from the 2020 AGM date and shall be in place for the next three-year period unless a new policy is presented to shareholders for approval before then. All payments to Directors (both Executive and Non-Executive) during the policy period will be consistent with the approved policy.
Overview of Policy
As a solely US listed company, changing the domicile of the Company to the UK did not change the HRCC and G&N Committee’s approach to compensation arrangements which continue to be set within a US context.
For more information regarding the context of our compensation philosophy and objectives as applied to our sole Executive Director, Jeffry N. Quinn, please see the CD&A.
The UK Directors’ Remuneration Policy set out herewith applies to:
•	Executive officers appointed to the Board of Directors (“Executive Directors”); and
•	Non-Employee Directors appointed to the Board of Directors (“Non-Executive Directors”).
Currently, our Chairman and CEO (Jeffry N. Quinn) is the only Executive Director on the Board. All other Board directors are Non-Executive Directors. The other Named Executive Officers who are reported on in the CD&A are not subject to the UK Directors’ Remuneration Policy and are not required to be reported on as part of the UK Directors’ Remuneration Report.
Future Policy table
Our policy is designed to provide sufficient flexibility for unanticipated changes in compensation practices and business conditions to ensure the HRCC and G&N Committee, respectively, have appropriate discretion to react as is deemed prudent. Periodic reviews of market practice and shareholder input are undertaken in order to determine the appropriate level of flexibility in the policy. Nothing in the following policy is intended to broaden or change the powers currently available to the HRCC and G&N Committee, respectively, or to impact the manner in which decisions are assessed. Maximum caps are provided to comply with the required legislation and should not be taken to indicate an intent to make payments at that level. The HRCC will continue to consider whether, in its view, compensation arrangements are in the overall interests of shareholders.
Slightly different formats have been used in respect of the tables for the sole Executive Director and the Non-Executive Directors. All dollar amounts are shown in US dollars, unless indicated otherwise.
Executive Directors’ (currently our Chairman and CEO only) Remuneration Policy
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions
Base salary	To provide a regular source of income at reasonable, competitive levels.
Fixed annual amount, paid at regular payroll intervals in cash.

Reviewed annually and adjusted if needed based on a range of factors including: company and individual performance; contribution to the organization; development in the role, experience, expertise and skills; economic and market conditions; increases for the wider workforce; and market
			There is no maximum salary level or increase. The HRCC will consider the factors set out under “Operation” when determining the appropriate level of base salary.	None.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions
comparison against the company’s peers.

Annual Bonus (Annual Incentive Plan) (“AIP”))	To focus our Executive Director on achieving key annual financial and operational goals and objectives that drive overall performance and reward for successful performance.
At or following the commencement of each fiscal year, the HRCC determines the individual AIP incentive target (denominated as a percentage of base salary) for our Executive Director and the annual performance metrics and discretionary component(s), if any, of the AIP plan.

AIP payout levels are determined by the HRCC after the fiscal year-end and normally made in cash.

The HRCC determines the actual bonus payout by assessing the performance of the Company and individual against the targets set for the fiscal year.

All AIP awards are subject to potential claw-back provisions.

Currently the AIP target is set at 125% of base salary.

Depending upon performance, a payout of 0% – 200% of the target level may be earned.

The HRCC may increase the target and maximum amounts available, and may alter the threshold payout level, from time to time.

Consistent with US practice, the HRCC reserves the right to make other bonus payments on an exceptional basis which it considers to be a fair reflection of the particular contribution of an executive and, in the view of the HRCC, appropriate and in the interests of shareholders. While there is no current intent to utilize this flexibility, the HRCC has reserved discretion to make such further bonus payments up to an extra amount equal to the prevailing AIP maximum.

The HRCC may set such conditions to the AIP plan as it considers appropriate. Those conditions may be financial, non-financial, corporate, divisional, team or individual measures and in such proportions as the HRCC considers appropriate.

The AIP metrics address the challenges of managing a highly complex and cyclical global business and drive and reward performance that supports the Company’s core values.

Performance is normally measured over a period of one financial year.

Long-Term Incentive (“LTI”)
To focus our Executive Director on achieving and sustaining longer-term business results and reward performance.

Amounts realized, if any, dependent on company achieving long-range financial goals and sustained or increased stock price.

Performance-based RSUs motivate officers to

The Company operates a long-term incentive program under which awards may be made in the form of Incentive Stock Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards and Other Share-Based Awards, cash payments and such other forms as the HRCC in its discretion deems appropriate, including any combination of the above.

Within this framework, the Company’s current and ongoing approach is to normally make awards of the following types of Restricted Share Units (“RSUs”):

• Time-based RSUs: subject to a service condition and
normally vesting in

The Company’s current, shareholder approved incentive plan provides that no participant may be granted total performance-based awards in any one-year period of more than $6,000,000 (based on grant date value) and the maximum amount that can be earned in respect of a performance award denomination in cash or value other than shares on an annualized basis is $7,500,000. The company reserves the right to make additional time-based awards in any one-year period up to the same maximum value as for performance-based awards (i.e. a total of $12,000,000 (based on a grant date value)).

Other than the vesting period, time-based RSUs are not presently subject to additional pre-vest performance conditions. This is consistent with US practice and provides for simplicity in the reward structure and direct alignment of a portion of Executive Director compensation with shareholder outcomes.

Performance-based RSUs (and other awards as determined by the HRCC) may be awarded subject to such performance conditions as the HRCC considers

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions

achieve medium- to long-term financial and strategic goals that are expected to lead to increased shareholder value; annual grants with overlapping performance periods reward sustained performance over the long-term.

instalments over a three-year period

• Performance-based RSUs: subject to performance measures and a service condition and normally vesting shortly after the end of a three-year performance period

Dividends may accrue on vested shares only and are payable in shares or cash.

The terms of each form of award, including vesting periods and the application of any performance conditions, will be determined by the HRCC prior to each grant.

Awards are normally settled in shares. However, they may be settled in shares, cash or a combination of the two, at the discretion of the HRCC. All LTI awards are subject to potential clawback provisions.

The grant level in any year in normal circumstances is expected to be significantly lower than the overall maximum set out above. In 2020, the CEO was granted a LTIP award with a dollar value of $4,700,000. It is the Company’s practice to normally deliver this award as 50% performance-based RSUs and 50% time-based RSUs, whereby 0% to 200% of performance-based RSUs can vest depending upon performance.

The HRCC expressly reserves discretion to make such awards as it considers appropriate within these limits having regard to such factors it considers appropriate including performance, market factors and/or competitive practice and retention needs of the Company.

The HRCC may also increase or decrease the award level to be made in any year (though always subject to the overall plan maximum set out above) and the threshold vesting level, and the mix of performance-based awards in any year in light of performance and/or competitive practice.

appropriate (whether financial or non-financial, relative or absolute and whether corporate, divisional, team or individual).

For 2020, 50% of performance-based RSUs are subject to a relative total shareholder return (“TSR”) performance measure and 50% are based on Operating Return on Net Assets (“ORONA”’).

The HRCC reviews and selects the performance metrics and targets annually in advance of each grant and the HRCC may use other criteria and other measures of performance as it may deem appropriate. Any such goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index or internal benchmark deemed applicable by the HRCC.

Performance for the performance-based RSUs is normally measured over a period of three years.

Benefits	Intended to provide competitive benefits that promote employee health, financial security, and income security in the event of an executive’s involuntary termination.
An Executive Director is eligible to receive all benefits available to senior staff from time to time as determined by the HRCC. The HRCC periodically considers both the range of such benefits and whether such benefits may be appropriate for a particular Executive Director or more generally.

Benefits are defined by local practice but typically include medical and other insurance benefits and financial counselling assistance. Executive Directors will also be entitled to participate in the Company’s relocation program on a basis that is no less

Unlike other elements of compensation, the cost of providing benefits may change without any action by the HRCC. However, the HRCC monitors the overall costs to ensure that the provision of benefits remains an appropriate use of the Company’s funds.

Reimbursement or payment by the Company for expenses, such as travel, accommodation and meals, are not considered to be benefits in the normal US sense. As such, the Company pays these
None.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions

favorable than for any other participants (current or former) in such program.

In addition, the Company may pay for expenses related to business travel, accommodations and meals while conducting business.

Recognizing that an Executive Director may incur (i) taxes outside the US which he/she would not bear but for the non-US domicile of the Company and/or (ii) taxes at a higher rate than may otherwise be the case, the HRCC may authorize full or partial tax equalization payments (inclusive of any additional tax reimbursement associated with the tax paid, as appropriate) to mitigate or eliminate such additional burden.

expenses and also pays any UK tax (inclusive of any additional tax reimbursement associated with the tax paid) on these expenses, where applicable for UK activities.

Tax equalization payments will be capped at such amount as would result in an after-tax position under which the individual could reasonably be expected to be in as if the Company had been US domiciled (as advised by a reputable tax advisor), inclusive of any tax to be paid on such tax equalization payment.

Pension (retirement plan)	To attract and retain Executive Directors.
The Company operates pension arrangements in which an Executive Director may participate as follows:

• Tax-qualified retirement savings plan (the “Savings Plan”): all US-based employees are able to contribute the lesser of up to 85% of their annual salary or the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company may provide a match on a proportion of the employee’s contribution (during 2019 the Company matched 100% of the first 6% of pay that each employee contributed) and, in addition, there may be a discretionary profit sharing Company contribution applied (this was 6% of an employee’s eligible compensation for 2019). All contributions to the Savings Plan, as well as any Company matching contributions, are fully vested upon contribution. All Company profit sharing contributions vest after three years of service.

• Nonqualified retirement savings plan (the “Savings Restoration Plan”): provided to US executives in addition
			The limits relating to pension contributions will be as set out in the Operation column of the policy table.	None.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions

to the Savings Plan. The Company may contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans. Also, US Executive Directors can participate in a nonqualified deferred compensation plan, which allows deferral of up to 20% of base salary and annual bonus.

• Qualified defined benefit retirement plan (the “Qualified Plan”): has been frozen since April 2009 and our sole Executive Director does not participate in this plan.

The Company periodically reviews pension provisions and reserves the right to amend the level of benefits provided to an Executive Director in line with the normal operation of the above plans.

The Company will honor the pensions obligations entered into under all previous policies in accordance with the terms of such obligations.

Notes:
(1)
The HRCC will operate the annual bonus and LTIP according to their respective rules and the above remuneration policy table. The HRCC retains certain discretions in relation to the operation and administration of these plans including: (i) the timing of awards and payments; (ii) the size of awards, within the overall limits disclosed in the policy table; (iii) the determination of performance measures and targets and resultant vesting and pay-out levels; (iv) the determination of the treatment of individuals who leave employment, based on the rules of the incentive plans, and the treatment of the incentive plans on exceptional events, such as a change of control of the company; and (v) the ability to make adjustments to existing awards made under the incentive plans in certain circumstances (e.g. rights issues, corporate restructurings or special dividends). While performance conditions will generally remain unchanged once set, the HRCC has the usual discretions to amend the measures, weightings and targets in exceptional circumstances (such as a major transaction) where the original conditions would cease to operate as intended. Any such changes would be explained in the subsequent annual remuneration report and, if appropriate, be the subject of consultation with the company’s major shareholders.

(2)
The Company’s pay policy for other employees is based on broadly consistent principles as that for the Executive Director. Annual salary reviews take into account individual performance, Company performance, local pay and market conditions, and salary levels for similar roles in comparable companies. Most employees are eligible to participate in the annual incentive bonus, but opportunity and performance measures vary depending on level, region, and role. Senior executives are eligible to participate in the annual incentive bonus and the LTI program on broadly similar terms to the Executive Director.

(3)
The 2020 performance measures for the AIP comprise a mix of overall Company financial and operational metrics alongside a mix of personal performance objectives as set out in the “Implementation of policy for fiscal year 2020” section of this report. These metrics are aligned with key performance indicators used within the business to monitor performance and we believe are appropriate measures for incentive purposes. There is a threshold to maximum payout range of 50% to 200% of target.

(4)
The current LTI performance awards comprise a mix of 50% time-based RSUs (which, consistent with US practice, are not subject to pre-vest performance criterion) and 50% performance-based RSUs in respect of which performance is normally measured over a three-year performance period. For 2020, 50% of the performance-based RSUs are based on a TSR performance measure with TSR measured relative to a peer group of companies over a three-year period. There is a threshold to maximum vesting range of 25% to 200% of the initial target

DIRECTORS REMUNERATION REPORT
number of units with threshold set at achieving a lower quartile ranking and maximum vesting for upper quartile achievement. The other 50% of performance-based RSUs are based on a three-year average annual Operating Return on Net Assets (“ORONA”) over a three-year period. There is a threshold to maximum vesting range of 25% to 200% of the initial target number of units with ORONA targets established for threshold, target, and maximum vesting levels. A mix of TSR and a key Company financial metric (ORONA) have been selected as both focus our executives on achievement of long-term growth and shareholder value creation, whereas in 2019 the Company only utilized TSR given the uncertainty of the closing of the Cristal acquisition. We believe this structure is an effective measure of the overall long-term performance of the Company in the current context.
(5)
While the HRCC does not consider it to form part of benefits in the normal US usage of that term, the HRCC has been advised that corporate hospitality and attendance at other events (including travel) for a director and/or members of his or her family (whether paid for by the Company or another) may technically come within the UK definition of benefits. Therefore, the HRCC expressly reserves the right for the Company to authorize attendance at such activities within its agreed policies and not to count such items towards the maximum limit.

Non-Executive Directors’ Remuneration Policy
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions
Non-Executive Directors’ fees	To appropriately recruit, retain and compensate Non-Executive Directors of the highest caliber.
Fee levels are reviewed annually having regard to external comparators such as the Company’s peer group and other market and economic factors, as well as a consideration of the time commitment and responsibilities associated with the role, and the caliber and experience of the individual.

Judgment is then exercised as to what is considered to be reasonable in all the circumstances regarding both quantum and the mix of pay having regard to competitive position and such other factors as are considered relevant.

Flexibility is retained on how the Non-Executive Directors’ fees are structured and whether general retainer fees, committee membership fees, chairmanship fees, attendance fees, or board attendance or time based or travel allowances are utilised.

Non-Executive Directors currently receive an annual retainer fee plus additional fees for serving as non-executive Chair, Lead Director, Chair of board committees and for membership of board committees.

Fees are normally paid quarterly in arrears in cash.
			There is no maximum fee level or increase. All factors set out under “Operation” when determining the appropriate level of fee will be considered.	None.

Non-Executive Equity Awards	To appropriately recruit, retain and compensate Non-Executive Directors of the highest caliber. To align Non-Executive Directors’
Time-based RSUs are typically granted annually to Non-Executive Directors. All such awards shall be subject to vesting periods as set by the G&N

Committee. Commencing in 2019 and going forward, RSUs will be granted on the date of the annual general meeting of shareholders
			The current annual award level is $150,000, subject to normal increases from time to time.	No performance conditions apply to Non-Executive Director equity grants in order to ensure Non-Executive Directors maintain their independence.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions
interests with shareholders.
and vest the earlier of: a) the date of the next annual general meeting of shareholders or b) May 31st of the year following the grant date (assuming such individual is a board member at the time of vesting). Certain legacy Non-Executive Directors are transitioning to this grant date and vesting schedule during 2020.

Dividends equivalents accrue and are paid (in cash) when the RSUs vest.

The value of equity awards granted to Non-Executive Directors is periodically reviewed having regard to the same factors as for the cash fees set out above.

New Non-Executive Directors may receive a pro-rated annual equity grant upon joining the Board or a pro-rated equity award added to their annual equity award to reflect service prior to the annual grant date.

Benefits
Non-Executive Directors are not eligible for Company benefits or pension.

The Company may pay for, or may reimburse, expenses such as travel, accommodations and meals while conducting business.

Recognizing that a Non-Executive Director may incur taxes outside their home country which he/she would not bear but for the non-US domicile of the Company and/or incur taxes at a higher rate than may otherwise be the case, full or partial tax equalization payments (inclusive of any additional tax reimbursement associated with the tax paid, as applicable) may be authorised to mitigate or eliminate such additional taxes.

The Company pays for annual UK tax preparation for all Non-Executive Directors (inclusive of any tax reimbursement associated with payment of this benefit, as applicable).

Unlike other elements of compensation, the cost of providing benefits may change without any action by the G&N Committee. However, the overall costs are monitored to ensure that the provision of benefits remains an appropriate use of the Company’s funds.

Reimbursement or payment by the Company for expenses, such as travel, accommodation and meals, are not considered to be benefits in the normal US sense. As such, the Company pays these expenses and also pays any UK tax (inclusive of any additional tax reimbursement associated with the tax paid) on these expenses, where applicable for UK activities.

Tax equalization payments will be capped at such amount as would result in an after-tax position under which the individual could
None.

DIRECTORS REMUNERATION REPORT
Element	Purpose and link to strategy	Operation	Maximum	Performance conditions

reasonably be expected to be in as if the Company had been US domiciled (as advised by a reputable tax advisor), inclusive of any tax to be paid on such tax equalization payment.

UK tax preparation fees are subject to vendor increases for this service.

Notes:
(1)
While it is not considered to form part of benefits in the normal US usage of that term, the G&N Committee has been advised that corporate hospitality and attendance at other events (including travel) for a director (whether paid for by the Company or one of its affiliates) may technically come within the UK definition of benefits. Therefore, the G&N Committee expressly reserves the right for the Company to authorize attendance at such activities within its agreed policies and not to count such items towards the maximum limit.

Historical awards
All historical awards that were granted under any current or previous incentive or equity arrangements to Executive Directors or Non-Executive Directors prior to the approval of this Directors’ Remuneration Policy, and which remain outstanding, remain eligible to vest on the basis of their original award terms.
Recruitment remuneration policy
In terms of the principles for setting a package for a new Executive Director, the starting point for the HRCC will be to look to the general policy for Executive Directors as set out above and structure a package in accordance with that policy.
In accordance with the UK regulations:
•	there is no cap on fixed pay on recruitment;
•	the maximum for variable pay will be in line with the Policy for existing Executive Directors as set out in the Remuneration Policy Table; and
•	in addition, buy-out awards may be made in order to facilitate a recruitment and any such buy-outs are not subject to a cap.
In exceptional circumstances, the HRCC may award additional variable pay (outside of the normal ongoing variable pay arrangements and any buy-out awards) on a recruitment, but with the overall amount not exceeding the limits as set out in the Remuneration Policy Table.
Service contracts and policy on payments for loss of office
The Company does not have employment agreements with Executive Directors with defined notice periods.
Non-Executive Directors do not have formal service contracts or letters of appointment and are appointed annually by shareholders for one-year terms.
Pursuant to relevant employment agreements for our Executive Director and subject to applicable UK law, we are obligated to make certain payments to our executive officers and/or accelerate the vesting of their equity awards upon a termination of their employment, including termination of their employment in connection with a change of control.
The UK legislation does not require the inclusion of a cap or limit in relation to payments for loss of office. The HRCC will take all relevant factors into account in deciding whether any discretion should be exercised in an individual’s favor in these circumstances, and the HRCC will aim to ensure that any payments are appropriate in a US context and are fair and reasonable.

DIRECTORS REMUNERATION REPORT
Non-Executive Directors do not have change in control arrangements or any notice periods prior to termination of service and are not entitled to any compensation on termination. However, all vested equity awards will be settled in cash or shares, at the discretion of the G&N Committee, upon termination of service. The G&N Committee also reserves the right to accelerate vesting of any unvested equity awards.
In addition, with respect to their service for Tronox, individuals may receive benefits in relation to assistance with tax returns as well as any tax equalization payments.
Details regarding the employment agreement and the potential payments upon termination of the current Executive Director are set out below. These include the principles regarding potential amounts payable under the change of control agreements (including in respect of LTI awards):
Potential Payments Upon Termination
We will be obligated to make certain payments to our Executive Director or accelerate the vesting of his equity awards pursuant to the following plans or agreements upon a termination of his employment (and subject to his execution of a release of claims), including termination of his employment in connection with a Change of Control:
(1)	Employment agreements;
(2)	Our retirement plans; and,
(3)	Award agreements issued under the Equity Incentive Plan.
Payments upon Resignation or Termination for Cause
If the Executive Director’s employment is terminated by reason of resignation or termination for cause, the Executive Director will receive: (i) any unpaid annual base salary; (ii) any earned but unpaid bonus; (iii) any accrued and unpaid vacation and/or sick days; (iv) any amounts or benefits owing to him or his beneficiaries under the then applicable benefit plans of the Company (excluding any severance); and (v) any outstanding amounts owed for reimbursements properly incurred (collectively, “Accrued Benefits”).
Payments Made Upon Termination for Death or Disability
If the Executive Director’s employment is terminated by reason of death or disability, he will receive the following amounts:
(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the named executive officer’s annual bonus in the year of termination based on actual results for such year.
Payments Made Upon Termination without Cause or for Good Reason Not in Connection With a Change of Control
If the Executive Director’s employment is terminated by Tronox without cause or by the Executive Director for good reason and the termination is not made subject to the provisions related to termination in connection with a Change of Control (as defined in the Executive Director’s applicable employment agreement or letter), the Executive Director will be entitled to receive the following amounts:
(1)	Any Accrued Benefits;
(2)	The pro-rata portion of the Executive Director’s annual bonus in the year of termination based on the actual results for such year;
(3)	Continued medical, dental, and vision coverage for the Executive Director and his eligible dependents for a period of 24 months;
(4)	Two (2) times the sum of (i) Mr. Quinn’s annual base salary, and (ii) his target bonus in the year of his termination.

DIRECTORS REMUNERATION REPORT
Payments Made Upon Termination without Cause or for Good Reason in Connection with a Change of Control
In the event that the Executive Director is terminated within the period 90 days preceding or 12 months after a Change of Control other than for cause, death or disability, or if the Executive Director resigns for good reason, Mr. Quinn will be entitled to receive the following amounts:
(1)	Any Accrued Benefits;
(2)	The pro-rata portion of his annual bonus in the year of termination based on the actual results for such year;
(3)	Continued medical, dental, and vision coverage for Mr. Quinn and his eligible dependents for a period of 24 months following the date of termination;
(4)	Three (3) times the sum of (i) Mr. Quinn’s annual base salary, and (ii) his target bonus in the year of his Termination;
(5)
Vesting of all equity-based incentive compensation in accordance with the terms of the Quinn Amended and Restated Employment Agreement (see “Employment Agreements”) and the applicable grant agreements.

Retirement Plans
Executive officers who are eligible under our US Pension Plan will receive benefits upon their termination and achievement of certain age and service requirements. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily or due to death, disability or retirement. (See the discussion under US Savings and Retirement Plans for a summary of the US retirement plans.) Our Executive Director, Mr. Quinn, does not participate in the US Pension Plan.
Long-Term Incentives
The following termination vesting definitions apply to the standard award agreements beginning in 2017 for the annual grants of equity awards for all Executive Directors:
(1)
If the Executive Director is involuntarily terminated without Cause or for Good Reason, all unvested stock options and next tranche of time-based restricted units will be prorated for time worked and vest immediately. All performance-based restricted units will be prorated for time worked and will vest at the end of the original three-year vesting period.

(2)
In the event of a Change of Control, all unvested stock options and all restricted share units, including performance-based units, will vest immediately, provided the Executive Director is continuously employed by Tronox or its subsidiaries through the date of such Change of Control.

(3)	In the event of death or disability, all unvested stock options and all restricted share units will vest immediately.
(4)	If the Executive Director is terminated for any other reason, all unvested shares will be forfeited upon termination.
Employment Agreement – Jeffry N. Quinn
In connection with the completion of the Re-Domicile Transaction, on March 28, 2019, the Company and Mr. Jeffry Quinn entered into an amended and restated employment agreement (the “Quinn Amended and Restated Employment Agreement”) pursuant to which the Company appointed Mr. Quinn as its new Chairman of the Board and Chief Executive Officer. The Quinn Amended and Restated Employment Agreement also provided that Mr. Quinn would receive a 2019 equity-based incentive award with a grant date fair value equal to $3,700,000. The Quinn Amended and Restated Employment Agreement amended the employment agreement which Tronox Limited entered into with Mr. Quinn (the “Quinn Employment Agreement”) in connection with Mr. Quinn’s appointment as Tronox Limited’s President and Chief Executive Officer, on December 1, 2017. The Quinn Employment Agreement provided for Mr. Quinn to serve as the Tronox Limited’s President and Chief Executive Officer. In connection with his commencement of employment, Mr. Quinn was entitled to receive (i) a one-time cash payment equal to $50,000; (ii) a one-time grant of 115,000 ordinary shares pursuant to the terms of the Company’s integration incentive award

DIRECTORS REMUNERATION REPORT
program created in connection with the proposed Cristal Transaction; and (iii) a 2018 equity-based incentive award with a grant date fair market value equal to $3,400,000. In addition, the Quinn Amended and Restated Employment Agreement provides for an annual base salary of no less than $1,000,000 and an annual cash target bonus opportunity of no less than 125% of base salary, with a maximum annual cash bonus opportunity of up to 200% of the target bonus. Mr. Quinn is also eligible to receive annual equity awards as determined by the HRCC, on the basis no less favorable to other senior executive officers of the Company. Mr. Quinn is also entitled to receive customary employee benefits commensurate with those provided to other Company senior executive officers.
In the event Mr. Quinn’s employment is terminated without “cause” or he terminates employment for Good Reason (as such terms are defined in the Quinn Amended and Restated Employment Agreement), subject to the execution of a release of claims, Mr. Quinn will receive pursuant to the terms of the Quinn Amended and Restated Employment Agreement: (i) Accrued Benefits (as such term is defined in the Quinn Amended and Restated Employment Agreement); and (ii) an amount equal to two times the sum of his base salary plus his annual target bonus. In the event Mr. Quinn’s employment is terminated without “cause” or he terminates employment for Good Reason at any time during the 90-day period preceding, or twenty-four month period following a change in control of the Company, subject to the execution of a release of claims, Mr. Quinn will receive (i) Accrued Benefits; (ii) an amount equal to three times the sum of his base salary plus his annual target bonus; (iii) immediate full vesting in any unvested time-based equity incentive awards; and (iv) immediate vesting in any unvested performance-based equity incentive awards, assuming performance at target levels applicable to such awards had been achieved.
In addition, the Quinn Amended and Restated Employment Agreement provides for: (i) general restrictions on the disclosure of confidential information; (ii) an inventions assignment covenant; (iii) an agreement that during his employment and for a period of twenty-four months thereafter he will not compete with the Company’s business; (iv) an agreement that during his employment and for a period of twenty-four months thereafter he will not solicit the Company’s employees; and (v) a mutual agreement between Mr. Quinn and the Company that he will not disparage the Company, and the Company, as well as its executive officers and members of the Board of Directors, will not disparage Mr. Quinn.
The Executive Director’s employment agreement is available for inspection at Laporte Road, Stallingborough, Grimsby, North East Lincolnshire DN40 2PR UK and can be found at investor.tronox.com.
Performance scenarios
The UK legislation requires the inclusion of a scenario chart showing the levels of compensation that an Executive Director could earn in respect of his or her service over the coming year under the policy in certain circumstances. The legislation was drafted with UK-oriented compensation practices in mind and does not make clear how to treat certain US-oriented compensation such as time-based RSUs. The HRCC considers these awards to be performance related and aligning the interests of executives to those of the Company’s shareholders. For the purposes of the scenarios below, based on advice regarding the interpretation of the UK legislation, we have shown time-based RSUs as fixed pay even though the HRCC considers RSUs to be a key element of variable compensation. To assist the reader, the table distinguishes between such awards and the other elements of fixed pay.

DIRECTORS REMUNERATION REPORT

$13,802
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$'000
Share price growth
Long-term incentive
Annual bonus
RSU (time based)
Fixed
$11,452
$7,727
$4,002
17%
41%
34%
30%
24%
20%
18%
59%,
30%,
21%,
17%,
41%,
21%,
14%,
12%,
Minimum
On-target
Maximum
Max with growth
Chief Executive Officer

Notes:
The assumptions used for the performance scenarios chart are as follows:
Minimum
•
Total fixed pay: base salary for fiscal year 2020 plus estimated value of 2020 benefits (based on fiscal year 2019 benefits, including pensions contributions) plus anticipated grant date value of time-based RSU award for fiscal year 2020 (i.e. 50% of $4,700,000 LTIP dollar amount award)

Target
•	Total fixed pay
•	AIP payout at target level of performance (i.e. 125% of salary)
•	Anticipated grant date value of performance-based LTI award for fiscal year 2020 at target level of performance (i.e. 50% of $4,700,000 LTIP dollar amount award)
Maximum
•	Total fixed pay
•	AIP payout at maximum level of performance (i.e. 250% of salary)
•	Anticipated grant date value of performance-based LTI award for fiscal year 2020 at maximum level of performance (i.e. 200% x 50% of $4,700,000 LTIP dollar amount award)
Maximum plus share price growth assumption
•	Total fixed pay
•	AIP payout at maximum level of performance (i.e. 250% of salary)
•
Anticipated grant date value of performance-based LTI award for fiscal year 2020 at maximum level of performance (i.e. 200% x 50% of $4,700,000 LTIP dollar amount award plus an assumed 50% share price growth (in line with the UK reporting requirements)

No accrued dividend equivalent payments on vested RSUs or investment assumptions have been included; and no share price growth assumptions have been included other than for the final performance scenario – in line with the UK reporting requirements.

DIRECTORS REMUNERATION REPORT
Consideration of employment conditions elsewhere in the group
In accordance with prevailing commercial practice, the Committee evaluates the compensation of employees of the Company in determining the compensation policy and the compensation payable to an Executive Director, including CEO to workforce pay ratios.
The Company seeks to promote and maintain good relationships with employees as part of its employee engagement strategy, but does not normally formally consult with employees on pay policy.
Consideration of shareholders’ views
As described in the Proxy Statement, we regularly seek and carefully consider shareholder feedback regarding our compensation practices. In particular, each year the HRCC takes into account the results of the shareholder vote on compensation related matters and any discussions with shareholders on compensation matters over the year when making future compensation decisions in respect of Executive Directors.
Annual Report on Remuneration
The Annual Report on Remuneration sets out how we implemented our remuneration arrangements in 2019 and how we intend to implement the new Directors’ Remuneration Policy for the 2020 financial year. An advisory resolution to approve this report will be put to shareholders at the 2020 AGM.
Consideration by the Human Resources and Compensation Committee of matters relating to Executive Directors’ remuneration and the Governance and Nominating Committee of matters relating to Non-Executive Directors’ remuneration
The HRCC is responsible for overseeing the remuneration of the pay of the Executive Directors while the G&N Committee oversees the pay of the Non-Executive Directors. The members of the HRCC effective as of the date of the redomiciling (March 27, 2019) are Stephen Jones (Chairman), Wayne A. Hinman, Peter Johnston, Ginger Jones, and Sipho Nkosi.
The members of the HRCC have no personal financial interest, other than as shareholders, in matters to be decided, and no potential conflicts of interest arising from cross-directorships. The members of the HRCC are all independent Directors and have no day to day involvement in running the business.
The HRCC Committee Chair, with input from the other committee members, directs the agenda for each committee meeting and seeks input from management and the HRCC’s independent compensation consultants.
The HRCC retained Frederic W. Cook & Co, Inc. (“FW Cook”) as its external independent compensation consultant to the HRCC. FIT Remuneration Consultants LLP (FW Cook’s associated firm in the UK) was selected by the HRCC based on the recommendation of FW Cook to assist with UK related issues. The HRCC has determined that both consulting firms are independent. The compensation consultants provide no other services to the Company and accordingly are considered to be independent by the HRCC and to provide independent and objective advice.
Fees paid to the HRCC’s external compensation consultants with respect to 2019 were approximately $255,156 to FW Cook and approximately $36,703 to FIT Remuneration Consultants LLP, such fees being charged on the firms’ standard terms of business for advice provided.
Shareholder voting on remuneration matters
Ordinary resolutions will be included for shareholder approval in relation to the UK statutory Directors’ Remuneration Report for the first time at the 2020 AGM. The voting results will be set out in next year’s report.
Information not required to be audited

DIRECTORS REMUNERATION REPORT
Performance graph and CEO remuneration table
The graph below presents the investment performance of the Company’s shares relative to the S&P 400 Mid Cap Chemicals, S&P 400 Materials, and S&P 500 indices for the period from the effective date of the re-domiciliation of the Company as a UK public limited company on March 27, 2019. In the opinion of the Board, these indices represent the appropriate broad indices against which the total shareholder return of the Company should be measured for the purposes of the UK reporting requirements and is consistent with what is disclosed in our Annual Report.

For comparison with the performance graph above, the table below sets out the following in relation to total compensation for the CEO over an equivalent period:
•	the total remuneration as reported in the single figure table;
•	the bonus paid as a percentage of the maximum opportunity; and
•	the proportion of long-term incentive awards meeting performance targets and vesting as a percentage of the maximum possible number of awards that could have vested.
Year	Name	Single figure $	Bonus Paid (As % of max)	LTI (% of max)[1]
2019	Jeffry N. Quinn	$2,461,789	50%	—
[1]	Jeffry N. Quinn did not hold any LTIs with a performance measurement period ending in the 2019 financial year.
The performance graph and CEO table will build up over time to ultimately show a 10-year history of pay-performance alignment.
Percentage change in pay of Chief Executive Officer
As this is the first period reported since the Company’s re-domiciliation from Australia to the UK it is not possible to provide meaningful comparative year-on-year data. However, full disclosure of the year-on-year movement will be provided in future remuneration reports, as appropriate.

DIRECTORS REMUNERATION REPORT
CEO to employee pay ratio
The table below sets out the ratio between the total pay of the CEO and the total pay of the UK-based employees at the 25th, 50th (median) and 75th percentiles of the UK workforce.
Year	Method	25th percentile	Median	75th percentile
2019	C	72:1	43:1	37:1
		$34,216	$57,694	$66,705
As allowed for under method C of the UK reporting requirements, the 25th, 50th and 75th percentile ranked individuals have been identified from the UK sub-set of our global employee data set used for determining the CEO pay ratio for US disclosure purposes. The global data set includes gross earnings information for calendar year 2019 for all employees on our payrolls as of December 31, 2019. Gross earnings generally included an employee’s gross income, including wages, overtime, bonuses and other cash incentives. We then converted total gross earnings paid in local currencies to U.S. dollars by applying the exchange rate as of December 31, 2019. We annualized gross earnings for our new and mid-year hires and for those employees on unpaid leave for any period of time during the respective measurement period. We then extracted the UK employee data, sorted the gross earnings for each employee from lowest to highest and identified the employees who were paid the 25th, 50th and 75th percentile. This methodology was deemed to be the most reasonable, consistent, and practical approach to identifying the relevant individuals for the purposes of this disclosure. Once the three employees were identified, we then pro-rated the 2019 salary, employer paid benefits and employer retirement contributions to reflect the time period from March 27, 2019 to December 31, 2019, backed out the 2018 bonus paid in 2019 and added the 2019 bonus paid in 2020. The day by reference to which the 25th, 50th and 75th percentile employees were determined was December 31, 2019. The CEO pay figure is the total remuneration figure as set out in the single figure table within this report and equivalent figures (on a full-time equivalent basis) have been calculated for the relevant 25th, 50th and 75th percentile employees as described above. The HRCC is comfortable that the resulting calculations are representative of pay levels at the respective quartiles.
The total pay and benefits figures (based on pro-rated salary, pro-rated employer medical contributions, pro-rated retirement contributions, and full 2019 annual bonus payout) used to calculate the ratios for each of the 25th percentile, median and 75th percentile employees are $34,216, $57,694 and $66,705, respectively. The pro-rated salary element (based on March 27, 2019 to December 31, 2019) for each of these figures are $27,012, $46,482, and $53,005, respectively.
Relative importance of spend on pay
As this is the first period reported since the Company’s re-domiciliation from Australia to the UK it is not possible to provide meaningful comparative year-on-year data. However, full disclosure of the year-on-year movement will be provided in future remuneration reports, as appropriate.
Implementation of policy for fiscal year 2020
Details of how the Policy will be implemented with respect to the Executive Director for fiscal year 2020 is set out in the table below:
Executive Director (Chairman and CEO only)
Base salary
Jeffry N. Quinn’s salary was increased by 10% from $1,000,000 to $1,100,000 effective April 1, 2020.

In February 2020, after reviewing competitive pay levels of the 2020 Peer Group (that are reasonably relative to the increased size of the Company following the completion of the Cristal acquisition), the current industry and business climate, and Mr. Quinn’s job responsibility and individual contributions to our success, the HRCC approved increasing his salary to $1,100,000.

DIRECTORS REMUNERATION REPORT
AIP
The target percentage for Jeffry N. Quinn will be 125% of base salary.

The HRCC’s approach for the 2020 AIP will be substantially the same as for the 2019 AIP. Measures for 2020 will be based 80% on overall Tronox results and 20% on individual performance. The only changes to the AIP for 2020 include two changes to the performance metrics that make up the 80% weighting of Overall Tronox results. The changes to the Overall Tronox performance metrics included changing from Adjusted EBITDA (with 80% weighting) to Adjusted EBITDA less CapEx (with 50% weighting) and adding a new performance metric, relative Adjusted EBITDA margin compared to a Peer Group (with 30% weighting). Safety metrics (with weighting of 20%) remained the same as part of the Overall Tronox performance metrics. The threshold level of performance will pay 50% of target and achieving maximum performance will pay 200% of target. Further details of the measures and targets will be set out in next year’s Directors’ Remuneration Report to the extent the information is not considered to be commercially sensitive at that time.

LTI
Consistent with 2019, awards in 2020 will be made as a mix of 50% time-based and 50% performance-based RSUs and the target LTI award amount for Jeffry N. Quinn was increased from $3,700,000 to $4,700,000. The HRCC approved this increase after reviewing competitive pay levels of the 2020 Peer Group and in recognition of the significant increase in the size of the Company and to further align Mr. Quinn’s compensation with increasing long-term shareholder value. His February 2020 LTI award included the following:

• Time-based RSUs: subject to a service condition and normally vesting in three equal instalments each March 5 commencing on the March 5 after the year of grant.

• Performance-based RSUs: subject to performance measures and a service condition and normally vesting shortly after the end of the performance period. Performance measures in 2020 will be as follows:

– 50% of performance-based RSUs: based on Total Shareholder Return measured relative to a Capital Markets Peer Group of companies. There is a threshold to maximum vesting range of 25% to 200% of the initial target number of units based on the level of actual performance achievement.

– 50% of performance-based RSUs: based on a three-year average annual Operating Return on Net Assets (“ORONA”) over a three-year period. There is a threshold to maximum vesting range of 25% to 200% of the initial target number of units with ORONA targets established for threshold, target, and maximum vesting levels.

Pension (retirement plan) and benefits
Details of Jeffry N. Quinn’s pension arrangements and benefits for 2019 are set out in the Executive Directors’ Remuneration Policy Table above and in the footnotes to the Single Figure Table below. With regard to pension and benefits arrangements no material changes are anticipated for 2020.

DIRECTORS REMUNERATION REPORT
Non-Executive Directors
Fees
There were no changes to Non-Executive Director compensation for 2020. All fees and equity award levels remained the same as 2019.

Fees for 2020, are:

• Board annual fee: $75,000

• Non-Executive Chairman annual fee (in addition to Board annual fee): $120,000

• Lead Independent Director annual fee (in addition to Board annual fee; and only where there is no Non-Executive Chairman): $50,000

• Audit Committee chairman: $50,000 (in addition to Board annual fee)

• HRCC chairman: $20,000 (in addition to Board annual fee)

• Corporate Governance and Nominating Committee chairman: $20,000 (in addition to Board annual fee)

• Audit Committee, HRCC, Corporate Governance and Nominating Committee members: $15,000 (per Committee; in addition to Board annual fee; and only where not serving as chairman of the Committee)

Equity-based awards
As in 2019, Non-Executive Directors will also receive an equity grant of time-based RSUs with a face value of $150,000. Commencing in 2019 and going forward, RSUs will be granted on the date of the annual general meeting of shareholders and vest the earlier of: a) the date of the next annual general meeting of shareholders or b) May 31st of the year following the grant date (assuming such individual is a board member at the time of vesting). Certain legacy Non-Executive Directors are transitioning to this grant date and vesting schedule during 2020.

DIRECTORS REMUNERATION REPORT
Single figure table
Executive Directors
The following is provided on an audited basis.
Name	Base salary[1] $	Benefits[2] $	AIP[3] $	RSU[4] (time-based) $	RSU[5] (performance— based) $	Pension (retirement plan)[6] $	Total $
Jeffry N. Quinn	$767,000	$158,757	$1,250,000	—	—	$286,032	$2,461,789
Notes:
(1)	Reflects pro-rated base salary for March 27, 2019 to December 31, 2019.
(2)
Reflects pro-rated benefits for March 27,2019 to December 31, 2019 (and assumes December 31, 2019 GBP to USD Fx rate of 1.3263, where applicable) and includes the following: $4,607 for disability & life insurance premiums, $95,750 for personal aircraft use valued as the aggregate incremental cost to the Company of a company-provided aircraft, $1,989 for financial consulting; $56,411 for UK expenses related to business accommodations and meals while conducting business, and all associated tax reimbursements.

(3)	Details of the performance measures and targets applicable to the AIP for 2019 are as follows:
Overall Tronox Results		Threshold	Target	Maximum
Objective	Weighting	50%	100%	200%
Adjusted EBITDA	80%	12% lower than Budget	Meet Tronox Budget	12% better than Budget
Safety	20%	DIFR ≥ 0.32 TRIFR ≥ 0.70	DIR of 0.28 TRIFR of 0.62	DIFR ≤ 0.20 TRIFR ≤ 0.50
In February 2020, our CEO presented to the HRCC the actual results for the Company and a discussion took place about the results.
Because Adjusted EBITDA is the primary metric that our investors use to evaluate our financial performance, and it was a target that could be reasonably set for the company in a year when the Cristal Transaction took place, we have assigned it the highest weighting, 80%. Our 2019 Adjusted EBITDA target of $646 million included the Adjusted EBITDA contribution from the Cristal transaction as of the date of the closing of the Transaction, April 10, 2019. The Company delivered actual Adjusted EBITDA of $615 million, 4.8% less than target.
We used two metrics to assess our safety performance in 2019: (1) our disabling injury frequency rate (DIR) for both Tronox employees and contractors per 200,000 hours worked, and (2) our total recordable injury frequency rate (TRIFR) for both Tronox employees and contractors per 200,000 hours worked. Targets were finalized at the June 28, 2019 HRCC meeting, and reflected the committee’s evaluation of the historical safety performance of both the legacy Tronox and Cristal businesses. Our safety performance results for the year were far better than our targets, and in normal circumstances should have resulted in a maximum payout for this component of overall Tronox results. But, as noted above, the company experienced a tragic fatality to a contractor at a legacy Tronox site on January 18, 2019. Then, subsequent to the closing of the Cristal Transaction, the company experienced another tragic fatality to a contractor at a legacy Cristal mining site in Eastern Australia, on August 12, 2019. When evaluating the overall safety performance of the company, the HRCC determined that although management had made significant progress in safety practices and results following the January fatality, because of the second fatality in August, it was exercising its full discretion to eliminate the safety payout in the overall Tronox component. The actual 2019 overall Tronox results versus the AIP metrics were calculated as follows:
	Performance Levels
	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Actual Payout %	Metric Weighting	Resulting Payout %	Impact of Fatalities	Adjusted Payout %
Consolidated Adjusted EBITDA	$571M	$646M	$721M	$615M	79.5%	80%	63.6%		63.6%
Safety DIFR	0.32	0.28	≤0.20	0.14	200.0%	10%	20.0%	(20.0%)	0.0%
Safety TRIFR	0.70	0.62	≤0.50	0.44	200.0%	10%	20.0%	(20.0%)	0.0%
TOTAL PAYOUT %:							103.6%	(40.0%)	63.6%
In February 2020, the HRCC approved the overall Tronox results, which under normal circumstances would have resulted in a calculated payout of 103.6%, at a 63.6% payout level because of the two contractor fatalities.
Mr. Quinn has a target Annual Incentive of 125% of his base salary, or $1,250,000 in 2019. 80% of his target, or $1,000,000, is linked to overall Tronox results, and 20% of the target, or $250,000, is linked to individual results.
Under normal circumstances Mr. Quinn would have earned 103.6%, or $1,036,000, for the overall Tronox component. However, as described above, and despite the best safety performance metrics in the history of the Company, the HRCC determined that the overall Tronox payout should be adjusted downward to 63.6% in consideration of the two contractor fatalities. Accordingly, Mr. Quinn was awarded $636,000 for the overall Tronox component.

DIRECTORS REMUNERATION REPORT
In assessing Mr. Quinn’s individual performance, the HRCC began with an evaluation of Mr. Quinn’s efforts and achievements relative to specific individual 2019 aspirational performance objectives that were established for him by the HRCC. Those objectives were in the areas of:
•	The Cristal transaction	•	Strategy	•	Investor relations
•	Financial targets and business performance	•	Safety	•	Corporate governance
•	Organizational development
The HRCC reviewed Mr. Quinn’s assessment that he had met 78% of his objectives for the year, partially had met 16% of the objectives, and had not met 6% of the objectives. Specifically, the HRCC noted Mr. Quinn’s performance and leadership as follows:
•
Securing regulatory approval for, and consummation of, the Cristal transaction, the execution of the required divestiture transaction, the integration of the two companies and the delivery of synergies above expected target levels in the first nine months after the transaction.

•	The development and implementation of the Company’s five-pillared strategic plan to create shareholder value from the Company’s vertical integration and global footprint.
•	The delivery of strong financial results in a difficult market environment.
•	The progress in building a single global corporate culture centered about the Company’s core values.
•	Mr. Quinn’s personal involvement in investor outreach.
•	The refresh and renewal of the Board of Directors, including the increase in diversity of the Board of Directors.
•	The increase in the diversity of the Company’s management team and the increased focus on sustainability.
The HRCC concluded that given Mr. Quinn’s strong performance as outlined above during a transformational year, his strong personal integrity, personal devotion, enthusiasm, high-energy level, and general strong leadership and a clear positive tone-at-the-top for the Company, he should be awarded 245.6% of target, or $614,000, for the individual performance component of his bonus. In aggregate, the HRCC awarded Mr. Quinn $1,250,000 for his 2019 Annual Incentive, which represents his target.
(4)	Excludes RSU (time-based) awards granted on February 7, 2019 (granted prior to the redomiciling date).
(5)	No performance-based RSUs vested for Mr. Quinn during 2019.
(6)
Reflects pro-rated pension (employer contributions to retirement plans) amounts for March 27, 2019 to December 31, 2019 that includes the following: The Company match into the U.S. Savings Plan was 100% of the first 6% of employee’s contributions up to the IRC limits for each year and the same match went into the Savings Restoration Plan for all eligible income above the IRC limit. The Company made a discretionary contribution of 6% of employee’s earnings into the U.S. Savings Plan up to the IRC limit for each year and the same contribution went into the Savings Restoration Plan for all eligible income above the IRC limit.

Non-Executive Directors
The following is provided on an audited basis.
Non-Executive Directors receive annual fees in lieu of a base salary. As non-employees of the Company and in accordance with Non-Executive Director compensation practices in the U.S., Non-Executive Directors are not eligible to receive an annual bonus or other benefits, including participation in the Company’s pension plans. The table below provides cash fees, equity grants and benefits attributable to the period from redomicile to December 31, 2019.
Name	Fees[1] $	Benefits[2] $	RSU[3] $	Total $
Ilan Kaufthal	105,000	8,519	—	113,519
Mutlaq Al-Morished	54,396	1,257	168,126	223,779
Vanessa Guthrie	79,917	4,745	173,476	258,138
Andrew P. Hines	83,862	125,716	—	209,578
Wayne A. Hinman	83,193	113,366	—	196,559
Ginger M. Jones	100,304	7,122	—	107,426
Stephen Jones	82,966	3,578	173,476	260,020
Peter Johnston	78,750	8,118	—	86,868
Moazzam Khan	54,395	2,005	168,126	224,526
Sipho Nkosi	78,958	6,957	—	85,915
Mxolisi Mgojo[4]	8,036	3,315	—	11,351
Notes:
(1)
Fees are paid quarterly in arrears. Reflects actual fees earned from April 1, 2019 to December 31, 2019. These fees include the value of equity paid in lieu of quarterly cash retainer at the voluntary election of the Board member. For Mr. Mgojo, his cash fees of $8,036 were paid to Exxaro Resources Ltd.

DIRECTORS REMUNERATION REPORT
(2)
Benefits amounts include UK taxable benefits associated with accommodations and meals for attending UK meetings and associated UK tax reimbursements, UK tax preparation fees, and tax equalization payments. In 2019, the Company added certain tax equalization and other tax-related benefits for Directors to mitigate or eliminate additional incremental tax burden as a result of the Company’s corporate reorganization in the first quarter of 2017, when Tronox Limited became managed and controlled in the United Kingdom, and all of our Board meetings were held in the UK. Although all of our directors are non-resident UK taxpayers, they are liable for UK tax on items such as accommodations and meals while conducting business in the UK that are not considered taxable benefits in the US. Because of these unusual circumstances, the Company paid the cost to prepare their UK income tax filings, provided tax reimbursements associated with the UK travel-related expenses and cost of the UK tax filing, and made certain tax equalization payments (that covered tax years 2017 and 2018) as reflected in the table below (based on December 31, 2019 Fx rate.) In 2019, we re-domiciled from Australia to the United Kingdom, and while only some of our future Board meetings will take place in the U.K., we intend to continue to mitigate or eliminate any benefits-related tax burden our Directors might incur as a consequence of those meetings.

NAME	UK Tax Preparation ($)	Taxable Accommodation & Meals in UK ($)	Tax Reimbursements ($)	Tax Equalization Payment ($)	Total ($)
Ilan Kaufthal	1,989	2,696	3,834	—	8,519
Mutlaq Al-Morished	—	754	503	—	1,257
Vanessa Guthrie	—	2,847	1,898	—	4,745
Andrew P. Hines	1,989	7,948	6,624	109,155	125,716
Wayne A. Hinman	1,989	2,182	2,781	106,414	113,366
Ginger M. Jones	1,989	2,284	2,849	—	7,122
Stephen Jones		2,147	1,431	—	3,578
Peter B. Johnston	1,989	2,882	3,247	—	8,118
Moazzam Khan		1,203	802	—	2,005
Sipho Nkosi	1,989	2,185	2,783	—	6,957
Mxolisi Mgojo	1,989	—	1,326	—	3,315
(3)
The value of RSUs shown for 2019 represent the equity grants that occurred from April 1, 2019 to December 2019, as applicable, made to Non-Executive Directors, excluding additional equity awarded in lieu of cash retainer which is already reflected in the Fees column, based upon the number of RSUs awarded in each year and the closing share price on the date of grant.

(4)
Mr. Mgojo retired from the Board on May 9, 2019. Exxaro Resources Ltd was paid his cash retainer ($8,036) which reflects Mr. Mgojo’s board service from April 1, 2019 to May 9, 2019. The benefit amount listed also reflects this time frame.

Long-term incentive awards granted in 2019
The table below provides details of equity awards granted from the date of redomicile to December 31, 2019, on an audited basis.
Director	Grant date	Type of award[1]	Number of shares	Face value[2] $	Threshold vesting level	Maximum vesting level	Anticipated vesting date
Mutlaq Al-Morished	5/22/19	Time-based RSU	15,368	168,126	NA	NA	5/6/20
Vanessa Guthrie	5/22/19	Time-based RSU	15,857	173,476	NA	NA	5/6/20
Stephen Jones	5/22/19	Time-based RSU	15,857	173,476	NA	NA	5/6/20
Moazzam Khan	5/22/19	Time-based RSU	15,368	168,126	NA	NA	5/6/20
Notes:
(1)
Newly elected Directors who commenced service on the Board during 2019 received the annual equity grant on the date of the Company’s annual general meeting of shareholders (on May 22, 2019) that vests the earlier of (a) the date of the next annual general meeting of shareholders or (b) May 31st of the year following the grant date (assuming such individual is a Board member at the time of vesting). The anticipated vest date is May 6, 2020 (scheduled date of the 2020 annual general meeting of shareholders. As such, on May 22, 2019, Mr. Al-Morished, Ms. Guthrie, Mr. Jones, and Mr. Khan received a grant of restricted share units of 15,368, 15,857, 15,857, and 15,368, respectively, reflecting the annual grant plus a pro-rated number of restricted stock units (since all four directors commenced service with the Board prior to the May 2019 AGM). Dividend equivalents will be accrued on all restricted share units until the units vest and will be paid at that time. All other Non-Executive Directors and Mr. Quinn did not receive any equity awards in the period following the re-domicile.

(2)
The face value has been calculated based on $150,000 plus a pro-rated dollar amount divided by the ten (10) day average closing price for the Company’s shares prior to the grant date of $10.91 and valued at the NYSE closing price on May 22, 2019 of $10.94.

DIRECTORS REMUNERATION REPORT
Directors’ shareholdings and share interests
The following is provided on an audited basis.
Director	Shares held outright	Outstanding time-based RSUs	Outstanding performance- based RSUs	Total holding of shares and share interests
Jeffry N. Quinn	158,054	266,720	461,958	886,732
Ilan Kaufthal	156,505	16,591	NA	173,096
Mutlaq Al-Morished	—	15,368	NA	15,368
Vanessa Guthrie	—	15,857	NA	15,857
Andrew P. Hines	146,046	16,591	NA	162,637
Wayne A. Hinman	135,864	16,591	NA	152,455
Ginger M. Jones	24,712	16,591	NA	41,303
Stephen Jones	—	15,857	NA	15,857
Peter Johnston	71,197	16,591	NA	87,788
Moazzam Khan	959	15,368	NA	16,327
Sipho Nkosi	79,305	16,591	NA	95,896
Mxolisi Mgojo[3]	54,560	—	NA	54,560
Notes:
(1)
The share interests of the CEO and Non-Executive Directors at December 31, 2019 (together with interests held by his or her connected persons) are set out in the table above. The HRCC has implemented shareholding guidelines of 5x base salary for the CEO and 5x BOD cash retainer for the Non-Executive Directors. As of December 31, 2019, Jeffry N. Quinn’s holdings relative to his shareholding guideline was 72% of the guideline level. For Non-Executive Directors, all have achieved their stockholding guideline except for Ms. Guthrie (29% of guideline level), Mr. Jones (29% of guideline level) and regarding Mr. Al-Morished and Mr. Khan, their guideline ownership level will be determined on April 1, 2020 (the annual determination date for share ownership guidelines) as they commenced board service after the April 1, 2019 share ownership guideline determination date.

(2)	Mr. Mgojo retired from the Board on May 9, 2019. Share interests are as of May 9, 2019.
Payments for loss of office and to past Directors
The following is provided on an audited basis.
There were no payments for loss of office or payments to past Directors made in 2019. However, one director, Mr. Mgojo, retired from the Board on May 9, 2019, shortly after the re-domicile date, and all unvested equity (16,591 time-based RSUs) vested on that date and corresponding accrued dividend equivalents totalling $747 were paid to him.
Signed on behalf of the Board of Directors by:
/s/ Stephen Jones
Stephen Jones, Chairman of the HRCC
/s/ Wayne A. Hinman
Wayne A. Hinman, Chairman of the G&N Committee

STATEMENT OF DIRECTORS RESPONSIBILITIES
Statement of directors’ responsibilities in respect of the financial statements
The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulation.
Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have prepared the group financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and parent company financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards, comprising FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”, and applicable law). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the group and parent company and of the profit or loss of the group and parent company for that period. In preparing the financial statements, the directors are required to:
•	select suitable accounting policies and then apply them consistently;
•
state whether applicable US GAAP have been followed for the group financial statements and United Kingdom Accounting Standards, comprising FRS 102, have been followed for the company financial statements, subject to any material departures disclosed and explained in the financial statements;

•	make judgements and accounting estimates that are reasonable and prudent; and
•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group and parent company will continue in business.
The directors are also responsible for safeguarding the assets of the group and parent company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.
The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the group and parent company’s transactions and disclose with reasonable accuracy at any time the financial position of the group and parent company and enable them to ensure that the financial statements and the Directors’ Remuneration Report comply with the Companies Act 2006 and, as regards the group financial statements, Article 4 of the IAS Regulation.
The directors are responsible for the maintenance and integrity of the parent company’s website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions

TRONOX HOLDINGS PLC

COMPANY INFORMATION

FOR THE PERIOD 31 OCTOBER 2018 THROUGH DECEMBER 2019
Directors
	J. Quinn	Appointed 27 March 2019
	M. Al-Morished	Appointed 10 April 2019
	T. Carlson	Appointed 31 October 2018 - resigned 27 March 2019
	V. Guthrie	Appointed 29 March 2019
	A. Hines	Appointed 27 March 2019
	W. Hinman	Appointed 27 March 2019
	G. Jones	Appointed 27 March 2019
	S. Jones	Appointed 29 March 2019
	P. Johnson	Appointed 27 March 2019
	I. Kaufthal	Appointed 27 March 2019
	S. Kaye	Appointed 31 October 2018 - resigned 27 March 2019
	M. Khan	Appointed 10 April 2019
	M. Mgojo	Appointed 27 March 2019 - resigned 9 May 2019
	S. Nkosi	Appointed 27 March 2019

Secretary	J. Neuman S. Fodor – Appointed 31 October 2018 – Resigned 27 March 2019

Company number	11653089

Registered office	Laporte Road Stallingborough, Grimsby,
North Lincolnshire,
England, DN40 2PR

Independent Auditors	PricewaterhouseCoopers LLP
Chartered Accountants
3 Forbury Place 23 Forbury Road
Reading Berkshire
RG1 3JH
United Kingdom

Independent auditors’ report to the members of Tronox Holdings Plc
Report on the audit of the parent company financial statements
Opinion
In our opinion, Tronox Holdings Plc’s parent company financial statements (the “financial statements”):
•	give a true and fair view of the state of the parent company’s affairs as at 31 December 2019;
•
have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards, comprising FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”, and applicable law); and

•	have been prepared in accordance with the requirements of the Companies Act 2006.
We have audited the financial statements, included within the Annual Report and Financial Statements (the “Annual Report”), which comprise: the company statement of financial position as at 31 December 2019 and the company statement of changes in equity for the period 31 October 2018 through 31 December 2019; and the notes to the financial statements, which include a description of the significant accounting policies.
Basis for opinion
We conducted our audit in accordance with International Standards on Auditing (UK) (“ISAs (UK)”) and applicable law. Our responsibilities under ISAs (UK) are further described in the Auditors’ responsibilities for the audit of the financial statements section of our report. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Independence
We remained independent of the group in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, which includes the FRC’s Ethical Standard, as applicable to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements.
Our audit approach
Overview
•	Overall materiality: $18 million, based on 1% of total assets.
•	The company is an England and Wales incorporated public company limited by shares and is registered and domiciled in England, United Kingdom.
•	The company’s principle activity is that of a holding company for Tronox Investment Holdings Limited.
•	Recoverability of intercompany receivable and investment in subsidiary
•	Covid-19
The scope of our audit
As part of designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements. In particular, we looked at where the directors made subjective judgements, for example in respect of significant accounting estimates that involved making assumptions and considering future events that are inherently uncertain. As in all of our audits we also addressed the risk of management override of internal controls, including evaluating whether there was evidence of bias by the directors that represented a risk of material misstatement due to fraud.

Key audit matters
Key audit matters are those matters that, in the auditors’ professional judgement, were of most significance in the audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) identified by the auditors, including those which had the greatest effect on: the overall audit strategy; the allocation of resources in the audit; and directing the efforts of the engagement team. These matters, and any comments we make on the results of our procedures thereon, were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. This is not a complete list of all risks identified by our audit.
Key audit matter	How our audit addressed the key audit matter
Recoverability of intercompany receivable and investment in subsidiary

The parent company has an investment in the Tronox group subsidiaries, with a carrying value of $1,879m.

Following the Cristal acquisition, the reduction in share price and market capitalisation was considered an impairment trigger in respect of this investment, which has resulted in the investment and intercompany receivables being subject to impairment testing. The impairment test involves the exercise of management judgement in determining the fair value of the investment and the recoverability of intercompany receivables

Our audit focuses on the risk that the carrying value of the investment in subsidiary and intercompany receivable could be overstated.

We evaluated the directors’ fair value model and the process by which it was drawn up and ensured the model was properly constructed.

We tested the mathematical accuracy and the key inputs to the calculation of the fair value.

We reviewed the only key assumption which was the control premium of 20% and compared it to companies who are also listed on the NYSE and found it to be reasonable.

Additionally, professionals with specialised skill and knowledge were used to assist in evaluating the appropriateness of the Company’s control premium.

We found that management’s analysis was reasonable and did not identify any material misstatement as a result of the procedures performed.

Covid-19
As noted within Item 1A Risk Factors, in December 2019, a novel strain of coronavirus surfaced in China and has spread globally.

The extent of the impact of the virus was not anticipated as at 31 December 2019 and it was not considered a global pandemic until after the year end. Consequently, the impact of the virus is not considered an adjusting post balance sheet event for the purposes of impairment reviews or for the fair value exercise performed on the intercompany receivable and investment in subsidiary (covered in the separate KAM titled Recoverability of intercompany receivable and investment in subsidiary).

Our procedures included reviewing the non-adjusting post balance sheet disclosures of the potential impact on the carrying value of the investment held and the intercompany receivable.

We consider that management’s disclosures within the Annual Report and Financial Statements are appropriate.

How we tailored the audit scope
We tailored the scope of our audit to ensure that we performed enough work to be able to give an opinion on the financial statements as a whole, taking into account the structure of the parent company, the accounting processes and controls, and the industry in which it operates.

Materiality
The scope of our audit was influenced by our application of materiality. We set certain quantitative thresholds for materiality. These, together with qualitative considerations, helped us to determine the scope of our audit and the nature, timing and extent of our audit procedures on the individual financial statement line items and disclosures and in evaluating the effect of misstatements, both individually and in aggregate on the financial statements as a whole.
Based on our professional judgement, we determined materiality for the financial statements as a whole as follows:
Overall materiality	$18 million.
How we determined it	1% of total assets.
Rationale for benchmark applied
We believe that total assets are the primary measure used by shareholders in assessing the performance of the entity. The parent company is primarily a holding company with an investment in a subsidiary company.

We agreed with the Audit Committee that we would report to them misstatements identified during our audit above $900,000 as well as misstatements below that amount that, in our view, warranted reporting for qualitative reasons.
Conclusions relating to going concern
ISAs (UK) require us to report to you when:
•	the directors’ use of the going concern basis of accounting in the preparation of the financial statements is not appropriate; or
•
the directors have not disclosed in the financial statements any identified material uncertainties that may cast significant doubt about the parent company’s ability to continue to adopt the going concern basis of accounting for a period of at least twelve months from the date when the financial statements are authorised for issue.

We have nothing to report in respect of the above matters.
However, because not all future events or conditions can be predicted, this statement is not a guarantee as to the parent company’s ability to continue as a going concern.
Reporting on other information
The other information comprises all of the information in the Annual Report other than the financial statements and our auditors’ report thereon. The directors are responsible for the other information. Our opinion on the financial statements does not cover the other information and, accordingly, we do not express an audit opinion or, except to the extent otherwise explicitly stated in this report, any form of assurance thereon.
In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If we identify an apparent material inconsistency or material misstatement, we are required to perform procedures to conclude whether there is a material misstatement of the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report based on these responsibilities.
With respect to the UK Statutory Strategic Report and UK Statutory Directors Report, we also considered whether the disclosures required by the UK Companies Act 2006 have been included.

Based on the responsibilities described above and our work undertaken in the course of the audit, the Companies Act 2006 and ISAs (UK) require us also to report certain opinions and matters as described below.
UK Statutory Strategic Report and UK Statutory Directors Report

In our opinion, based on the work undertaken in the course of the audit, the information given in the UK Statutory Strategic Report and UK Statutory Directors Report for the period ended 31 December 2019 is consistent with the financial statements and has been prepared in accordance with applicable legal requirements.

In light of the knowledge and understanding of the parent company and its environment obtained in the course of the audit, we did not identify any material misstatements in the UK Statutory Strategic Report and UK Statutory Directors Report.

Directors’ Remuneration
In our opinion, the part of the Directors’ Remuneration Report to be audited has been properly prepared in accordance with the Companies Act 2006.
Responsibilities for the financial statements and the audit
Responsibilities of the directors for the financial statements
As explained more fully in the Statement of Directors’ Responsibilities, the directors are responsible for the preparation of the financial statements in accordance with the applicable framework and for being satisfied that they give a true and fair view. The directors are also responsible for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, the directors are responsible for assessing the parent company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the parent company or to cease operations, or have no realistic alternative but to do so.
Auditors’ responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.
A further description of our responsibilities for the audit of the financial statements is located on the FRC’s website at: www.frc.org.uk/auditorsresponsibilities. This description forms part of our auditors’ report.
Use of this report
This report, including the opinions, has been prepared for and only for the parent company’s members as a body in accordance with Chapter 3 of Part 16 of the Companies Act 2006 and for no other purpose. We do not, in giving these opinions, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.

Other required reporting
Companies Act 2006 exception reporting
Under the Companies Act 2006 we are required to report to you if, in our opinion:
•	we have not received all the information and explanations we require for our audit; or
•	adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or
•	certain disclosures of directors’ remuneration specified by law are not made; or
•	the financial statements and the part of the Directors’ Remuneration Report to be audited are not in agreement with the accounting records and returns.
We have no exceptions to report arising from this responsibility.
Other matter
We have reported separately on the group financial statements of Tronox Holdings Plc for the year ended 31 December 2019.
/s/ Miles Saunders
Miles Saunders (Senior Statutory Auditor)
for and on behalf of PricewaterhouseCoopers LLP
Chartered Accountants and Statutory Auditors
Reading
26 March 2020

TRONOX HOLDINGS PLC

COMPANY STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2019
	Notes	$
Fixed Assets
Tangible assets (net)	4	152,823
Investment in subsidiary	5	526,120,001
Debtors falling due after one year	7	1,353,102,826
Deferred tax benefit		241,160

Total fixed assets		1,879,616,810

Current Assets
Intercompany receivable	8	10,802,187
Other receivables		859,498
Cash and cash equivalents		341,878

Total current assets		12,003,563

Creditors – amounts falling due within one year	9	11,694,684

Net current assets		308,879

Creditors - amounts falling due after one year		349,444

Total assets less current liabilities		1,879,576,245

Capital and reserves
Called up Share capital	10	1,419,005
Share premium	11	237,599,887
Distributable reserve	12	1,594,393,056
Share based payment reserve	8	46,164,297

Total equity		1,879,576,245
(1)
As permitted by Section 408 of the Companies Act 2006, the Company has elected not to present its own profit and loss account for the period. During the period ended 31 December 2019, the company reported a profit of $40,572,739. In addition, the company has taken advantage of the legal dispensation contained in Section 408 of the Companies Act 2006 allowing it not to publish a separate statement of the comprehensive income.

The notes on pages 45 to 63 are an integral part of the financial statements.
These financial statements on pages 43 to 63 were approved by the board of directors on 25 March 2020 and were signed on its behalf by:
J. Quinn
Director
Date
Registered number 11653089

TRONOX HOLDINGS PLC

COMPANY STATEMENT OF CHANGES IN EQUITY

FOR THE PERIOD 31 OCTOBER 2018 THROUGH 31 DECEMBER 2019
	Note	Share capital	Share premium	Distributable reserve	Share based payment reserve	Total
		$	$	$	$	$
At 31 October 2018		—	—	—	—	—

Issuance of redeemable deferred Shares		16,440	—	—	—	16,440
						—
Shares issued on completion of redomicile	10	1,257,263	—	1,574,093,000	—	1,575,350,263
						—
Shares issued on acquisition of Cristal	10	375,800	525,744,200	—	—	526,120,000
						—
Shares repurchased	10	(214,534)	(288,144,313)			(288,358,847)
						—
Equity awards	8	613			46,164,297	46,164,910
						—
Equity awards cancelled for taxes	8	(137)			—	(137)
						—
Cancellation of redeemable deferred shares		(16,440)	—	—	—	(16,440)
						—
Dividends	12	—	—	(20,272,683)	—	(20,272,683)
						—
Profit for the period	12	—	—	40,572,739	—	40,572,739

At 31 December 2019		1,419,005	237,599,887	1,594,393,056	46,164,297	1,879,576,245

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

1  Company information
These financial statements have been prepared in compliance with United Kingdom Accounting Standards, including Financial Reporting Standard 102, ‘The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland’ (‘FRS 102’) and the Companies Act 2006. Tronox Holdings plc (referred to herein as “Tronox”, “the company”, “we” or “our”) is an England and Wales incorporated public company limited by shares and is registered in England and domiciled in the United Kingdom. The registered office is Laporte Road, Stallingborough, Grimsby, North Lincolnshire, England, DN40 2PR.
The company’s principal activity is that of a holding company for Tronox Investment Holdings Limited whose main activities through its subsidiaries is the production and marketing of titanium bearing mineral sands and titanium dioxide (“TiO2”) pigment.
2  Accounting policies
Basis of preparation of company financial statements
These financial statements have been prepared in compliance with United Kingdom Accounting Standards, including Financial Reporting Standard 102, “The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland” (“FRS 102”) and the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008.
The financial statements are prepared in U.S. Dollars ($), which is the functional currency of the company.
The financial statements have been prepared on a going concern basis, under the historical cost convention. The principal accounting policies and critical accounting estimates adopted are set out below.
The company was incorporated on 31 October 2018 and there are no comparative period financial statements. The financial statements cover the period from 31 October 2018 date of incorporation, to 31 December 2019 (“period”).
The company has taken advantage of section 408 for the parent profit and loss.
Reduced disclosures
In accordance with FRS 102, the company has taken advantage of the exemptions from the following disclosure requirements;
•	Section 7 ‘Statement of Cash Flows’ – Presentation of a Statement of Cash Flows and related notes and disclosure
•	Section 33 ‘Related Party Disclosures’ – Compensation for key management personnel
•	from disclosing the company key management personnel compensation, as required by FRS 102 paragraph 33.7
•
from disclosing share-based payment arrangements, required under FRS 102 paragraphs 26.18(b), 26.19 to 26.21 and 26.23, concerning its own equity instruments, as the company financial statements are presented with the consolidated financial statements and the relevant disclosures are included therein.

•	Certain financial instrument disclosures required under FRS 102 paragraphs 11.42, 11.44, 11.45, 11.47, 11.48(a)(iii), 11.48(a)(iv), 11.48(b), 11.48(c), 12.26, 12.27, 12.29(a), 12.29(b) and 12.29A.
The company is a holding company of Tronox Investment Holdings Limited which owns Tronox Limited, a company incorporated in Australia, whose accounts are publicly available, Hong Kong Titanium Products Company (Hong Kong), Tronox Pigment Holland B.V. (Netherlands), Tronox UK Holdings Limited (UK) and Tronox Belgium bvba (Belgium). These financial statements present information about the company as an individual undertaking and not about its group. The consolidated financial statements of Tronox Holdings plc are filed with the United States Securities and Exchange Commission and are attached herein.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

2  Accounting policies(Continued)
Going concern
At the time of preparing these financial statements, the directors have a reasonable expectation that the company has adequate resources to continue in operational existence for a period of at least 12 months from the date of these financial statements based on the operations and activities of its subsidiaries. As a result of Covid -19, the directors have considered potential impacts on the company’s investment in subsidiary and intercompany receivable balances and determined the carrying amounts are not impacted. The virus was not considered a pandemic until after 31 December 2019 and the impact of the virus is not considered an adjusting post balance sheet event. Thus, the directors continue to adopt the going concern basis of accounting in preparing the financial statements.
The directors expect the company to continue to hold its investments in subsidiaries for the foreseeable future.
Investments in subsidiary
Investments in subsidiary are initially measured at cost and subsequently measured at cost less any accumulated iimpairment losses. The investments are assessed for impairment at each reporting date and any impairment llosses or reversals of impairment losses are recognized immediately in profit or loss.
Financial instruments
The company has elected to apply the provisions of Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments.
Financial instruments are recognised when the company becomes party to the contractual provisions of the instrument.
Financial assets and liabilities are offset, with the net amounts presented in the financial statements, when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.
Impairment of financial assets
Financial assets are assessed for indicators of impairment at each reporting date.
Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. The impairment loss is recognised in the Statement of Comprehensive Income.
Derecognition of financial assets
Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire or are settled, or when the company transfers the financial asset and substantially all the risks and rewards of ownership to another entity, or if some significant risks and rewards of ownership are retained but control of the asset has transferred to another party that is able to sell the asset in its entirety to an unrelated third party.
Classification of financial liabilities and equity instruments
Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the company after deducting all of its liabilities.
Basic financial liabilities
Basic financial liabilities comprise amounts due to group undertakings that are repayable on demand and loans from group undertakings.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

2  Accounting policies(Continued)
Amounts due to group undertakings that are repayable on demand are initially recognised at transaction price and subsequently measured at amortised cost, being transaction price less amounts settled.
Loans are initially measured at transaction price and are subsequently carried at amortised cost using the effective interest method. The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating the interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the debt instrument to the net carrying amount on initial recognition.
Derecognition of financial liabilities
Financial liabilities are derecognised when, and only when, the company’s contractual obligations are discharged, cancelled, or expire.
Equity instruments
Equity instruments issued by the company are recorded at the fair value of proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities upon board approval of the declaration on the record holding date.
Foreign exchange
Transactions in currencies other than the functional currency (foreign currency) are initially recorded at the exchange rate prevailing on the date of the transaction.
Monetary assets and liabilities denominated in foreign currencies are remeasured at the rate of exchange ruling at the reporting date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the rate ruling at the date of the transaction.
All remeasurements are taken to the Statement of Comprehensive Income.
Cash balances
Cash balances represent cash held with a major bank. We maintain cash in bank deposit accounts that may exceed federally insured limits. The financial institutions where our cash is held are generally highly rated and we have a policy to limit the amount of credit exposure with any one institution. We have not experienced any losses in such accounts and believe we are not exposed to significant credit risk.
Taxation
Current taxation is provided at amounts expected to be paid (or recovered) using tax rates and laws that have been enacted or substantively enacted at the balance sheet date.
Deferred income tax is recognised on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the separate financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled. Deferred income tax assets are recognised only to the extent that it is probable that future taxable income will be available against which the temporary differences can be utilised.
Dividends
Dividend distributions to the Company’s shareholders are recognised as a liability in the Company’s financial statements in the period in which the dividends are approved.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

2  Accounting policies(Continued)
Share based payments
Equity awards are granted to members of the board and to certain members of management. Equity awards granted to Board members vest ratably over approximate one-year period and are valued at the weighted average grant date fair value. Time based equity awards granted to management vest ratably over approximately 3-year period and are valued at the weighted average grant date fair value.
The company has an Integration Incentive Award program (“Integration Incentive Award”) established in connection with the Cristal acquisition, to certain executive officers and managers with significant integration accountability. RSU’s granted under this program will vest two years from the date the Cristal Transaction closed and based upon the achievement of established performance conditions.
Vesting of the performance-based awards is based on a relative Total Shareholder Return (“TSR”) calculation compared to a peer group performance over the applicable three-year measurement period. The Company’s three-year TSR versus the peer group performance levels determines the payout percentage.
We also have vesting of performance-based awards determined, for 50% of the award, based on Earnings per Share (“EPS”) growth, and the other 50%, based on Operating Return on Net Assets (‘ORONA”) over the applicable three-year measurement period. The combined results are then subject to a Total Shareholder Return (“TSR”) modifier calculation over the same three-year measurement period.
The TSR metric is considered a market condition for which we use a Monte Carlo simulation to determine the grant date fair value.
The share-based compensation expense for the Board members, management and company employees is recorded in the company’s statement of comprehensive Income. The shared based compensation expense of subsidiary employees is recorded in the respective subsidiaries.
Tangible assets
Tangible assets (net) is stated at cost less accumulated depreciation, and is depreciated over its estimated useful life using the straight-line method as follows:
Building improvements	4-5 years
Furniture and fixtures	3 years
Maintenance and repairs are expensed as incurred, except for costs of replacements or renewals that improve or extend the lives of existing properties, which are capitalized. Upon retirement or sale, the cost and related accumulated depreciation are removed from the respective account, and any resulting gain or loss is included in profit and loss account.
Impairment of non-financial assets
Annually, the Directors consider whether any events or circumstances have occurred which indicate that the carrying value of fixed investments may not be recoverable. If such circumstances do exist, a full impairment review is undertaken to establish whether the carrying amounts exceeds the recoverable amount, being the higher of fair value less costs of disposal or value in use. If this is the case, an impairment charge is recorded to reduce the carrying value of the related investment. The value in use is defined as the present value of the future cash flows expected to be derived.
3  Critical Accounting Judgements, Estimates and Assumptions
Impairment of subsidiary
Consistent with our policy stated in Note 1 “Impairment of non-financial assets”, we continue to evaluate investments in subsidiary for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As part of our impairment analysis, we make

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

3  Critical Accounting Judgements, Estimates and Assumptions(Continued)
assumptions and estimates regarding future market conditions and estimation of free cash flows. To the extent actual results do not meet our estimated assumptions, we may take an impairment loss in the future. If impairment triggers are present at year end, we perform an analysis based on the fair value and/or value in use models. Fair value is generally calculated by examining the market capitalisation plus a control premium acceptable for accounting purposes, which is a management estimate. The key assumptions used include control premium, discount rate and free cash flows.
4  Tangible Assets
	Building Improvements	Furniture and Fixtures	Total
	$	$	$
Cost
At 31 October 2018	—	—	—
Additions	132,162	45,841	178,003
At 31 December 2019	132,162	45,841	178,003

Accumulated depreciation
At 31 October 2018	—	—	—
Charge	17,860	7,320	25,180
At 31 December 2019	17,860	7,320	25,180

Net book value
At 31 October 2018	—	—	—
At 31 December 2019	114,302	38,521	152,823
The depreciation expense recorded in the profit and loss for the period is $25,180 (2018: nil).
5  Investment in subsidiary
This represents the carrying amount of the company’s investment in Tronox Investment Holdings Limited.
$
Cost or valuation at 27 March 2019	1,575,350,252
Contribution of Tronox Limited shares to Tronox Investments Holdings Limited in exchange for a note receivable	(1,575,350,251)
Contribution of promissory note to Tronox Investment Holding Limited in exchange for shares issued	488,540,000

Additional shares issued upon acquisition of Cristal(i)	37,580,000
At 31 December 2019	526,120,001
(i)	This represents a change in the Cristal acquisition price for the value of the ordinary shares from $13 per share to $14 per share.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
The extent of the company’s ownership in its various entities and equity-accounted investees, as a result of its investment in its subsidiary, Tronox Investment Holdings Limited, and their principal activities as of 31 December 2019 are as follows:
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Bemax Sales Pty Ltd	50% owned by Peregrine Mineral Sands Pty Ltd; 25% owned by Imperial Mining (Aust) Pty Ltd; 25% owned by Probo Mining Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cable Sands (WA) Pty Ltd	50% owned by Cable Sands Holdings Pty Ltd; 50% owned by Cable Sands Investments Pty Ltd	Australia	Mining Tenement; Holds Cable Sands JV	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cable Sands Holdings Pty Ltd	100% owned by Tronox Mineral Holdings Australia Pty. Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cable Sands Investments Pty Ltd	100% owned by Tronox Mineral Holdings Australia Pty. Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cable Sands Pty Ltd	50% owned by Cable Sands Holdings Pty Ltd; 50% owned by Cable Sands Investments Pty Ltd	Australia	Mining Tenement; Holds Cable Sands JV	Lot 962 Koombana Drive Bunbury WA 6230 Australia

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Coffs Harbour Rutile Pty Ltd	95.3% owned by Kathleen Investments (Australia) Pty Ltd; 4.7% owned by Nissho Iwai Mineral Sands (Australia) Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Cristal Inorganic Chemicals Switzerland Ltd.	100% owned by Tronox Investments Netherlands BV	Switzerland	Holding company	c/o Badertscher Rechtsanwälte AG Grafenauweg 6 6300 Zug

Cristal Inorganic Chemicals UK Limited	100% owned by Tronox Investments Netherlands BV	United Kingdom	Dormant; In liquidation	35 Great St. Helen’s, London, England, EC3A 6AP

Cristal Metals LLC	100% owned by Tronox US Holdings Inc.	Delaware, USA	Holding company	CSC, 251 Little Falls Drive, Wilmington, Delaware 19808

Hawkins Point LLC	100% owned by Tronox LLC	Delaware, USA	Holding company	CSC, 251 Little Falls Drive, Wilmington, Delaware 19808

Hong Kong Titanium Products Company Limited	100% owned by Tronox Investment Holdings Limited	Hong Kong	Holding company	Unit 417, 4th Floor, Lippo Centre, Tower Two, No. 89 Queensway, Admiralty, Hong Kong

Imperial Mining (Aust) Pty Ltd	100% owned by Tronox Mineral Holdings Australia Pty. Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Jiangxi Tikon Titanium Products Company Limited	100% owned by Hong Kong Titanium Products Company Limited	China	Operating company	No. 4, Antang Road, Fubei Town, Linchuan District, Fuzhou City, Jiangxi Province China

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Kathleen Investments (Australia) Pty Ltd	100% owned by Nissho Iwai Mineral Sands (Australia) Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Millennium Inorganic Chemicals Australind	100% owned by Millennium Inorganic Chemicals Overseas Holdings	United Kingdom	Dormant; In liquidation	35 Great St. Helen’s, London, England, EC3A 6AP

Millennium Inorganic Chemicals Holdings Brasil Ltda.	99.99% owned by Tronox Investments Netherlands BV; 0.01% owned by Tronox International BV	Brazil	Holding company	Est. BA 099, KM 20 – Bairro Abrantes – Camaçari, BA – CEP 42840-000

Millennium Inorganic Chemicals Le Havre SAS	100% owned by Millennium Inorganic Chemicals SAS	France	Holding company	Route du Pont VII, 76600 Le Havre, France

Millennium Inorganic Chemicals Overseas Holdings	100% owned by Tronox UK Holdings Limited	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

Millennium Inorganic Chemicals SAS	100% owned by French branch of Tronox Pigment UK Limited	France	Holding company	95 rue du Général de Gaulle - 68800 Thann, France

Millennium Inorganic Chemicals UK Holdings Limited	100% owned by Millennium Inorganic Chemicals Overseas Holdings	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Murray Basin Titanium Pty Ltd	50% owned by NIMSA Murray Basin Pty Ltd; 50% owned by Tronox Mineral Holdings Australia Pty. Ltd.	Australia	Mining Tenement; Holds Murray Basis JV	Lot 962 Koombana Drive Bunbury WA 6230 Australia

NIMSA Murray Basin Pty Ltd	100% owned by Coffs Harbour Rutile Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Nissho Iwai Mineral Sands (Australia) Pty Ltd	50% owned by Cable Sands Holdings Pty Ltd; 50% owned by Cable Sands Investments Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Peregrine Gold Mining Pty Ltd	100% owned by Tronox Mineral Holdings Australia Pty. Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Peregrine Mineral Sands Pty Ltd	100% owned by Tronox Mineral Holdings Australia Pty. Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Pooncarie Operations Pty Ltd	100% owned by Tronox Mineral Holdings Australia Pty. Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Probo Mining Pty Ltd	100% owned by Tronox Mineral Holdings Australia Pty. Ltd.	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Rutile and Zircon Mines (Newcastle) Pty Ltd	100% owned by Coffs Harbour Rutile Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
RZM Pty Ltd	100% owned by Coffs Harbour Rutile Pty Ltd	Australia	Mining Tenement; Holds Bayfield JV	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Shanghai Millennium Chemicals Trading Limited	100% owned by Tronox Pigment Bunbury Ltd	China	Sales company	Room 817, 8 Huajing Road, China (Shanghai) Pilot Free Trade Zone

Tific Pty. Ltd.	100% owned by TiO2 Corporation Pty Ltd	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

TiO2 Corporation Pty Ltd	100% owned by Tronox Australia Pty Ltd	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Titanium Technology (Australia) Pty Ltd	100% owned by Coffs Harbour Rutile Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury WA 6230 Australia

Tronox Australia Holdings Pty Limited	100% owned by Tronox Global Holdings Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Australia Pigments Holdings Pty Limited	100% owned by Tronox Global Holdings Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Australia Pty Ltd	100% owned by Tronox Holdings (Australia) Pty Ltd	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia
Tronox Australind Pty Ltd	100% owned by Tronox Limited	Australia	Holding company	Lot 350 Old Coast Road Australind Western Australia 6233

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox Belgium bvba	99.99% owned by Tronox Investment Holdings Limited; 0.01% owned by Millennium Inorganic Chemicals Overseas Holdings	Belgium	Operating company (Willebroek)	Brielen 9 2830 Willebroek Belgium

Tronox Finance LLC	100% owned by Tronox Global Holdings Pty Limited	Delaware, USA	2026 bond issuer	Lot 22 Mason Road Kwinana Beach Western Australia 6167

Tronox Finance plc	100% owned by Tronox UK Holdings Limited	United Kingdom	2025 bond issuer	35 Great St. Helen’s London, England, EC3A 6AP

Tronox France SAS	100% owned by Millennium Inorganic Chemicals SAS	France	Operating company	95 rue du Général de Gaulle - 68800 Thann, France

Tronox Global Holdings Pty Limited	100% owned by Tronox Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Holdings (Australia) Pty Ltd	100% owned by Tronox Pigments Australia Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Holdings Coöperatief U.A.	100% owned by Tronox Holdings Europe C.V.	Netherlands	Holding company	Lot 22 Mason Road Kwinana Beach Western Australia 6167

Tronox Holdings Europe C.V.	60% owned by Tronox Global Holdings Pty Limited; 40% owned by Tronox Worldwide Pty Limited	Netherlands	Holding company	Lot 22 Mason Road Kwinana Beach Western Australia 6167

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox Incorporated	100% owned by Tronox US Holdings Inc.	Delaware, USA	Holding company	CSC, 251 Little Falls Drive, Wilmington, Delaware 19808

Tronox India Private Limited	99% owned by Tronox Pigments Holland B.V.; 1% owned by Tronox International BV	India	Employing entity for IT personnel	404,4th Floor, Shangrila Plaza, Road No.2, Park View Enclave, Jubilee Hills, HYDERABAD, Hyderabad, Telangana, India, 500034

Tronox International BV	100% owned by Tronox Investment Netherlands BV	Netherlands	Holds CMA	Strawinskylaan 1543, Tower C, 15th floor, 1077XX Amsterdam

Tronox International Finance LLP	99% owned by Tronox UK Holdings Limited; 1% owned by Tronox Investment Holdings Limited	United Kingdom	Holding company	35 Great St. Helen’s, London, England, EC3A 6AP

Tronox International Holdings GmbH	100% owned by Tronox International Finance LLP	Switzerland	Dormant; In liquidation	Hirschmattstrasse 30 6003 Lucerne Switzerland

Tronox Investment Holdings Limited	100% owned by Tronox Holdings plc	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

Tronox Investment Netherlands BV	100% owned by Tronox Pigments (Holland) B.V.	Netherlands	Holding company	Strawinskylaan 1543, Tower C, 15th floor, 1077XX Amsterdam

Tronox Investments UK Limited	100% owned by Millennium Inorganic Chemicals Overseas Holdings	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox Italy Srl	95% owned by Tronox Pigment UK Limited; 5% owned by Millennium Inorganic Chemicals Overseas Holdings	Italy	Sales company	Unit 402, 4th Floor, Fairmont House, No. 8 Cotton Tree Drive, Admiralty, Hong Kong

Tronox Korea Ltd.	100% owned by Tronox Pigment UK Limited	South Korea	Sales company	6th Floor (Dohwa-dong, Ilsin Building), 38 Mapo-daero, Mapo-gu, Seoul, 04174

Tronox KZN Sands (Pty) Ltd	74% owned by Tronox Sands Holdings Pty Limited	South Africa	Operating company	River Falls Office Park Wild Pear Buildings 262 Rose Avenue Dooringkloof Centurion 0157 South Africa

Tronox Limited	100% owned by Tronox Investment Holdings Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox LLC	100% owned by Tronox Incorporated	Delaware, USA	Operating company (Hamilton)	CSC, 251 Little Falls Drive, Wilmington, Delaware 19808

Tronox Management Pty Ltd	51% owned by Tronox Western Australia Pty Ltd; 49% owned by Yalgoo Minerals Pty. Ltd.	Australia	Operating company; Tiwest (Kwinana)	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Mineral Holdings Australia Pty Ltd	100% owned by Tronox Limited	Australia	Holding company	Lot 962 Koombana Drive Bunbury Western Australia 6230

Tronox Mineral Sales Pty Ltd	100% owned by Yalgoo Minerals Pty. Ltd.	Australia	Dormant	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox Mineral Sands (Pty) Ltd	74% owned by Tronox Sands Holdings Pty Limited	South Africa	Operating company (Namakwa)	River Falls Office Park Wild Pear Buildings 262 Rose Avenue Dooringkloof Centurion 0157 South Africa

Tronox Mining Australia Ltd	100% owned by Tronox Mineral Holdings Australia Pty Ltd	Australia	Mining Tenement	Lot 962 Koombana Drive Bunbury Western Australia 6230

Tronox Pigment Bunbury Ltd	100% owned by Tronox Australind Pty Ltd	Australia	Operating company (Bunbury)	Lot 350 Old Coast Road Australind Western Australia 6233

Tronox Pigment UK Limited	100% owned by Millennium Inorganic Chemicals Overseas Holdings	United Kingdom	Operating company (Stallingborough)	35 Great St. Helen’s, London, England, EC3A 6AP

Tronox Pigmentos do Brasil SA	72% owned by Millennium Inorganic Chemicals Holdings Brasil Ltda.	Brazil	Public company listed on Brazil Exchange	Rodovia BA-099, Km 20, Camaçari, BA 42829-710

Tronox Pigments (Holland) B.V.	100% owned by Tronox Investment Holdings Limited	Netherlands	Operating company (Botlek)	Professor Gerbrandyweg 2 3197KK Botlek Rotterdam The Netherlands

Tronox Pigments (Netherlands) B.V.	100% owned by Tronox Holdings Coöperatief U.A.	Netherlands	Holding company	Lot 22 Mason Road Kwinana Beach Western Australia 6167

Tronox Pigments (Singapore) Pte. Ltd.	100% owned by Tronox Worldwide Pty Limited	Singapore	Sales company	51 Goldhill Plaza 308900 Singapore

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox Pigments Australia Holdings Pty Limited	100% owned by Tronox Australia Pigments Holdings Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Pigments Australia Pty Limited	100% owned by Tronox Pigments Australia Holdings Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Pigments LLC	100% owned by Tronox Worldwide Pty Limited	Delaware, USA	Holding company	CSC, 251 Little Falls Drive, Wilmington, Delaware 19808

Tronox Pigments Pty Limited	100% owned by Tronox Worldwide Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Sands Holdings Pty Limited	100% owned by Tronox Global Holdings Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Sands Investment Funding Limited	100% owned by Tronox Sands UK Holdings Limited	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

Tronox Sands LLP	99% owned by Tronox Global Holdings Pty Limited; 1% owned by Tronox Limited	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

Tronox Sands UK Holdings Limited	100% owned by Tronox Sands LLP	United Kingdom	Holding company	7 Albemarle Street, London, United Kingdom, W1S 4HQ

Tronox Saudi Industries Company	100% owned by Tronox UK Holdings Limited	Kingdom of Saudi Arabia	Operating company	Jeddah, Al Rabwah district, P.O. Box 13586 Jeddah 22514 Kingdom of Saudi Arabia

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

5  Investment in subsidiary (Continued)
Name	Ownership Interest	Country of Incorporation	Nature of Business	Registered Address
Tronox UK Finance Limited	100% owned by Tronox Sands Investment Funding Limited	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

Tronox UK Holdings Limited	100% owned by Tronox Investment Holdings Limited	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

Tronox UK Limited	100% owned by Tronox UK Holdings Limited	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

Tronox UK Merger Company Limited	100% owned by Tronox UK Holdings Limited	United Kingdom	Holding company	35 Great St. Helen’s London, England, EC3A 6AP

Tronox US Holdings Inc.	100% owned by Tronox UK Holdings Limited	Delaware, USA	Holding company	CSC, 251 Little Falls Drive, Wilmington, Delaware 19808

Tronox Western Australia Pty Ltd	100% owned by Tronox Worldwide Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Tronox Worldwide Pty Limited	100% owned by Tronox Australia Holdings Pty Limited	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia

Yalgoo Minerals Pty. Ltd.	100% owned by TiO2 Corporation Pty Ltd	Australia	Holding company	Lot 22 Mason Road Kwinana Beach WA 6167 Australia
6  Cristal acquisition
On April 10, 2019, the company completed the acquisition of the TiO2 business of Cristal for $1.675 billion of cash, plus 37,580,000 ordinary shares. The total acquisition price, including the value of the ordinary shares at $14 per share on the closing date of the Cristal Transaction, was approximately $2.2 billion. With the acquisition of our shares, an affiliate of Cristal became our largest shareholder. At December 31, 2019, Cristal International Holdings B.V. (formerly known as Cristal Inorganic Chemical Netherlands Cooperatief W.A.), a wholly owned subsidiary of National Titanium Dioxide Company Ltd., continues to own 37,580,000 shares of Tronox, or a 26% ownership interest. National Titanium Dioxide Company Ltd. is 79% owned by Tasnee.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

7  Debtors
$
Due from Tronox Investment Holdings Limited

Total debtors due after one year from group undertakings	1,353,102,826
Debtor amounts due from the company’s subsidiary Tronox Investment Holdings Limited (“TIHL”) relate to the sale of Tronox Limited shares in exchange for a long term note receivable.
Interest on unpaid principal accrues at a rate of 7% per annum. All outstanding principal and accrued interest is payable in full upon maturity of the note which is three calendar years from 27 March 2019.
8  Intercompany receivable
This represents amounts receivable from subsidiaries for equity awards granted to employees in the respective subsidiaries as part of the Management Equity Incentive Plan (MEIP).
Tronox Holdings plc Amended and Restated Management Equity Incentive Plan
On March 27, 2019, in connection with the Re-domicile Transaction, Tronox Holdings plc assumed the management equity incentive plan previously adopted by Tronox Limited, which plan was renamed the Tronox Holdings plc Amended and Restated Management Equity Incentive Plan. The amendments to the plan were made to provide, among other things, for the appropriate substitution of Tronox Holdings in place of Tronox Limited and to ensure the compliance with the laws of England and Wales law in place of Australian law. The MEIP permits the grant of awards that are comprised of incentive options, nonqualified options, share appreciation rights, restricted shares, restricted share units, performance awards, and other share-based awards, cash payments, and other forms as the compensation committee of the Board of Directors (the “Board”) in its discretion deems appropriate, including any combination of the above. Subject to further adjustment, as of December 31, 2019, the maximum number of shares which may be the subject of awards (inclusive of incentive options) is 20,781,225 ordinary shares.
During 2019, 195,178 Restricted Stock Units (RSU’s) were granted to Board members and vest a ratably over approximate one-year period. They are valued at the weighted average grant date fair value. 3,528 RSUs were also granted to certain Board members in lieu of cash fees earned and vested immediately.
9  Creditors
Creditor amounts are primarily payables associated with various transactions with the company’s subsidiaries. Accrued liabilities primarily relate to professional fees payable.
$
Intercompany payable	8,681,808
Accrued liabilities	2,368,594
Dividends payable	422,323
Other creditors	221,959
11,694,684

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

10 Share capital
This represents 141,900,459 ordinary shares of $0.01 each issued and outstanding at par value.
Ordinary share capital
141,900,459 ordinary shares of $ 0.01 each	$ 1,419,005
The changes in ordinary shares during the period were as follows:
Number of shares
Shares issued on incorporation	1
Shares issued on completion of redomicile	125,726,277
Shares issued on acquisition of Cristal	37,580,000
Shares repurchased and retired	(21,453,379)
Shares issued upon vesting of restricted stock units	47,560
Shares outstanding as of 31 December 2019	141,900,459
The shares repurchased and retired during the period represent approximately 15% of the company’s called up share capital.
Exxaro mineral completion agreement
On November 26, 2018, the company, certain of its subsidiaries and Exxaro entered into the Completion Agreement. The Completion Agreement provides for the orderly sale of Exxaro’s remaining ownership interest in us, subject to market conditions, helped to facilitate the Re-domicile Transaction, as well as addressed several legacy issues related to our 2012 acquisition of Exxaro’s mineral sands business.
Pursuant to the terms of the Completion Agreement, on May 9, 2019, Exxaro exercised their right under the agreement to sell 14 million shares to us for an aggregate purchase price of approximately $200 million or $14.3185 per share, plus fees of approximately $1 million. The share price was based upon a 5% discount to the 10-day volume weighted average price as of the day that Exxaro exercised their sale notice to us. Upon repurchase of the shares by the Company, the shares were cancelled. The shares repurchased represent approximately 9.87% of the called up share capital.
Repurchase of Common Stock
On June 3, 2019, the Company’s Board of Directors authorized the repurchase of up to $100 million of the Company’s stock. During the period ended December 31, 2019, we purchased 7,453,391 shares under the authorization at an average price of $11.59 per share and at a cost of approximately $87 million, including sales commissions and fees. Upon repurchase of the shares by the Company, the shares were cancelled. The shares repurchased represent approximately 5.25% of the called up share capital.
11 Share premium
Share premium represents the dollar value of the number of shares issued in excess of common stock par value.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

12 Distributable reserve
On 27 March 2019, the place of incorporation of our publicly traded parent holding company was changed from Australia to the United Kingdom by issuing shares in the company to existing shareholders of Tronox Limited. Each Tronox Limited share was exchanged for one company share such that each shareholder maintained the same voting rights and economic interest.
The redomicile transaction having completed on 27 March 2019 gave rise to a merger reserve on the company’s balance sheet of US$1,574,093,000. On 28 March 2019, this amount was capitalized, and the amount applied in paying up in full at par one non-voting bonus share with a nominal value of US$1,574,093,000. This non-voting bonus share was then cancelled on 9 April 2019 creating a distributable reserve of $1,574,093,000 which may be utilized in the future to pay dividends to shareholders and make other distributions.
In addition, as part of the capital reduction, the 50,000 redeemable deferred shares issued on 7 November 2018 were also cancelled on 9 April 2019.
During the period, the distributable reserves were reduced by dividends paid to Ordinary shareholders of $20,272,683.
Distributable reserves includes profit for the period of $40,572,739.
13 Guarantees
The company, with some of its subsidiaries, are guarantors of a term loan credit agreement with a maturity date of 22 September 2024 and with an outstanding balance of $1.805 billion, Senior Notes due 2025 with an outstanding balance of $450 million and Senior Notes due 2026 with an outstanding balance of $615 million that are recorded in the consolidated financial statements of the company as of 31 December 2019. The company is also a guarantor to the Wells Fargo revolving syndicated credit agreement with a maturity date of 22 September 2022 of which no draw down had been made as of 31 December 2019.
14 Subsequent Events
On February 25, 2020, the Board declared a quarterly dividend of $0.07 per share to holders of our ordinary shares at the close of business on March 9, 2020, which will be paid on March 20, 2020.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

Independent auditors’ report to the members of Tronox Holdings Plc
Report on the audit of the group financial statements
Opinion
In our opinion, Tronox Holdings Plc’s group financial statements (the “financial statements”):
•	give a true and fair view of the state of the group’s affairs as at 31 December 2019 and of its loss and cash flows for the year then ended;
•	have been properly prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP); and
•	have been prepared in accordance with the requirements of the Companies Act 2006.
We have audited the financial statements, included within the Annual Report and Financial Statements (the “Annual Report”), which comprise: the consolidated balance sheet as at 31 December 2019, the consolidated statement of operations and consolidated statement of comprehensive income (loss), the consolidated statement of cash flows, and the consolidated statement of changes in shareholders’ equity for the year then ended; and the notes to the financial statements, which include a description of the significant accounting policies.
Basis for opinion
We conducted our audit in accordance with International Standards on Auditing (UK) (“ISAs (UK)”) and applicable law. Our responsibilities under ISAs (UK) are further described in the Auditors’ responsibilities for the audit of the financial statements section of our report. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Independence
We remained independent of the group in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, which includes the FRC’s Ethical Standard, as applicable to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

Our audit approach
Overview
•	Overall group materiality: $13 million (2018: $9.75 million).
•
Tronox Holdings plc is a public limited company incorporated under the laws of England and Wales and is listed on the New York Stock Exchange thus the Group is subject to group financial statement audits in both the United Kingdom (UK) and the United States of America (US).

•
The Group’s headquarters are in the United Kingdom, however it maintains its global operations from Stamford, Connecticut, USA, where Group management resides. We have thus used the US corporate component team to perform the on-site testing in the US in relation to the management Group functions and then other component teams to perform the on-site testing for other global sites in scope (including another component team in the US for the Hamilton operation), with the UK Group team performing the remainder of the audit work.

•
We identified 2 reporting units which, in our view, required a full scope audit based on their size and risk. In addition, we determined that audit procedures over certain accounts or balances were required at a further 7 reporting units to provide sufficient overall Group coverage of particular financial statement line items.

•
We used component teams in 6 countries to perform a combination of full scope audit procedures and audits of specific balances, with the Group team performing the remainder. Certain Group financial statement disclosures and a number of complex areas, prepared by the head office finance function, were audited by the US corporate component team, with the Group consolidation audited by the UK Group engagement team.

•	Reporting units where audit procedures were performed accounted for 84% of Group revenue and 83% of Group total assets.
•	Fraud in Revenue Recognition
•	Risk of material misstatement related to the valuation of Cristal net assets acquired – Valuation of Mineral Leaseholds
•	Covid-19
The scope of our audit
As part of designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements. In particular, we looked at where the directors made subjective judgements, for example in respect of significant accounting estimates that involved making assumptions and considering future events that are inherently uncertain. As in all of our audits we also addressed the risk of management override of internal controls, including evaluating whether there was evidence of bias by the directors that represented a risk of material misstatement due to fraud.
Key audit matters
Key audit matters are those matters that, in the auditors’ professional judgement, were of most significance in the audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) identified by the auditors, including those which had the greatest effect on: the overall audit strategy; the allocation of resources in the audit; and directing the efforts of the engagement team. These matters, and any comments we make on the results of our procedures thereon, were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. This is not a complete list of all risks identified by our audit.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

Key audit matter	How our audit addressed the key audit matter
Fraud in revenue recognition
We determined that the focus of the significant risk of fraud in revenue recognition is specific to revenue transactions throughout the year, represented by the existence/occurrence and accuracy assertions.
We have identified that the risk would be related to management override through fictitious entries. This could occur through a manual journal entry or through creation of a fictitious debit memo or accounting entry to the subledger.

Testing of revenue has been performed by the component teams which cover 84% of the overall revenue balance. The substantive procedures performed are as follows:
  • Tested a sample of revenue transactions recognised to a high level of assurance to the appropriate support such as contracts, purchase orders, invoices, proof of delivery and cash receipts.
  • Tested unusual manual journal entries that credited revenue
For components not in-scope, we have performed disaggregated revenue analytics based on products and location to assess the revenue balances and any unusual movements.
We did not identify any material misstatement as a result of the procedures performed.

Risk of material misstatement related to the Cristal acquisition – Valuation of mineral leaseholds
On April 10, 2019, the Group completed the acquisition of the TiO2 business of The National Titanium Dioxide Company Ltd. (“Cristal”) for a total acquisition price of $2.2 billion, which primarily included net assets held for sale of $722 million, working capital of $770 million, property plant and equipment of $746 million, long-term liabilities of $280 million and mineral leaseholds of $95 million.

Our procedures included the following:
  • Reading the purchase agreement;
  • Testing management’s process for estimating the fair value of mineral leaseholds; and
  • Testing management’s cash flow projections used to estimate the value of the mineral leaseholds, using professionals with specialised skill and knowledge to assist in doing so.

The fair value of Cristal’s mining operations in Western Australia were determined using the income approach, specifically a discounted cash flow analysis (“DCF”). The DCF includes significant estimates and assumptions with respect to the expected production of the mine over the estimated time period, sales prices, expected profit margins and the discount rate. The calculated value was then reduced by the fair values determined for property plant and equipment in order to derive the fair value of mineral leaseholds. As at 31 December 2019, the fair values of mineral leaseholds are based on preliminary information.
The principal consideration for our determination that performing procedures relating to the acquisition of the TiO2 business of Cristal - valuation of mineral leaseholds is a key audit matter is there was significant judgment by management when developing the fair value measurement of the mineral leaseholds, which in turn lead to a high degree of auditor judgment, subjectivity and effort in performing procedures to evaluate management’s future cash flow projections

Testing management’s process included evaluating the appropriateness of the valuation methods and the reasonableness of significant assumptions, including the expected production of the mine over the estimated time period, sales prices, expected profit margins and the discount rate.
Evaluating the reasonableness of the expected production of the mine over the estimated time period, sales prices, and expected profit margins included (i) comparing expected production of the mine and shipment volumes to geologist reports related to the ore reserve estimates and information supporting management’s expected extraction of these reserves over the estimated time period; (ii) comparing estimated sales prices to industry projections and other forecast information prepared by the Group; and (iii) comparing expected profit margins to information used by management to support these inputs and assumptions, such as benchmarking data and comparisons to other similar operations within the Group to determine whether operating expenses were

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

Key audit matter	How our audit addressed the key audit matter
and significant assumptions, including the expected production of the mine over the estimated time period, sales prices, expected profit margins and the discount rate. In addition, the audit effort involved the use of professionals with specialised skill and knowledge to assist in performing these procedures and evaluating the audit evidence obtained.

based on supportable costs.
Professionals with specialised skill and knowledge were used to assist in evaluating the appropriateness of the Group’s discounted cash flow model and the reasonableness of certain significant assumptions, including the discount rate.
We found that management’s assumptions are supportable and did not identify any material misstatement as a result of the procedures performed.

Covid-19
As noted within Item 1A Risk Factors, in December 2019, a novel strain of coronavirus surfaced in China and has spread globally.
The extent of the impact of the virus was not anticipated as at 31 December 2019 and it was not considered a global pandemic until after the year end. Consequently, the impact of the virus is not considered an adjusting post balance sheet event for the purposes of impairment reviews or for the fair value exercise performed on the Cristal acquisition (covered in the separate KAM titled Risk of material misstatement related to the Cristal acquisition – Valuation of mineral leaseholds).
The coronavirus has had an impact on the global economy, and may impact the Group’s ability, as well as the ability of the Group’s customers and suppliers, to manufacture products and may reduce demand in the markets which could have a material adverse effect on the results of the business, financial condition or results of operations.
The coronavirus could impact the Group’s results, particularly with respect to TiO2 production plants and mineral sands operations and the supply of TiO2 and zircon products to global customers.
The Group has considered the potential impacts noted above on its liquidity position by performing various potential scenarios to ensure that it has sufficient liquidity to continue as a going concern.

Our procedures included the following:
  • evaluating management’s downside scenarios, challenging the key assumptions
  • assessing the reasonableness/achievability of management’s mitigating actions
  • reading management’s disclosures in the financial statements
We found that management’s downside scenario assumptions are supportable and did not identify any material misstatement as a result of the procedures performed.
We also found that management’s disclosures within the Annual Report and Financial Statements are appropriate.

How we tailored the audit scope
We tailored the scope of our audit to ensure that we performed enough work to be able to give an opinion on the financial statements as a whole, taking into account the structure of the group, the accounting processes and controls, and the industry in which it operates.
The Group’s accounting process is structured around a local finance function in each of the Group’s reporting units. These functions maintain their own accounting records and controls (although transactional processing and certain controls for some reporting units are performed at a shared service centre).
In establishing the overall Group audit strategy and plan, we determined the type of work that needed to be performed at the reporting units by the Group engagement team and by component auditors from other PwC network firms. Where the work was performed by component auditors, we determined the level of involvement we needed to have

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

in the audit work at those reporting units so as to be able to conclude whether sufficient appropriate audit evidence had been obtained as a basis for our opinion on the Group financial statements as a whole.
For each reporting unit, we determined whether we required an audit of their complete financial information (“full scope”) or whether procedures on specified accounts or balances would be sufficient. Those where a full scope audit was required included the largest reporting unit (Hamilton plant), determined as individually financially significant because it contributes more than 15% of Group’s revenue. We performed a full scope audit at one further component based on its size and risk. Senior members of the Group audit engagement team visited these components to review the work undertaken by component auditors and assess the audit findings.
In addition, we determined that audit procedures over certain accounts or balances were required at a further 7 reporting units to provide sufficient overall Group coverage of particular financial statement line items. Senior members of the Group audit engagement team visited a selection of these reporting units to review the work undertaken by component auditors and assess the audit findings. We held a conference call with the remaining teams to discuss their approach to key audit matters and discuss any findings. We performed a detailed review of the working papers for the significant component and other component teams as deemed appropriate.
Certain Group financial statement disclosures and a number of complex areas, prepared by the head office finance function, were audited by the US corporate component team, with the Group consolidation audited by the UK Group engagement team.
Reporting units where audit procedures were performed accounted for 84% of Group revenue and 83% of Group total assets.
In determining the nature, timing, and extent of audit procedures to be performed at non-significant components, the US corporate component team performed analytical procedures at a Group level. Those not subject to analytical review procedures were individually, and in aggregate, immaterial. This gave us the evidence we needed for our opinion on the financial statements as a whole.
Materiality
The scope of our audit was influenced by our application of materiality. We set certain quantitative thresholds for materiality. These, together with qualitative considerations, helped us to determine the scope of our audit and the nature, timing and extent of our audit procedures on the individual financial statement line items and disclosures and in evaluating the effect of misstatements, both individually and in aggregate on the financial statements as a whole.
Based on our professional judgement, we determined materiality for the financial statements as a whole as follows:
Overall group materiality	$13 million (2018: $9.75 million).
How we determined it	See below.
Rationale for benchmark applied
Due to the acquisition that occurred during the year, we have concluded that pre-tax income or loss for the current year is not the most meaningful benchmark for determining overall materiality. Thus, we have considered alternative benchmarks including adjusted EBITDA, EBITDA and net sales forecasted for 2019. These benchmarks yielded materiality levels ranging from $9.4 million to $13.8 million. We used our professional judgement to determine an overall materiality level of $13 million.

For each component in the scope of our group audit, we allocated a materiality that is less than our overall group materiality. The range of materiality allocated across components was between $2 million and $10.5 million.
We agreed with the Audit Committee that we would report to them misstatements identified during our audit above $750,000 (2018: $500,000) as well as misstatements below that amount that, in our view, warranted reporting for qualitative reasons.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

Conclusions relating to going concern
ISAs (UK) require us to report to you when:
•	the directors’ use of the going concern basis of accounting in the preparation of the financial statements is not appropriate; or
•
the directors have not disclosed in the financial statements any identified material uncertainties that may cast significant doubt about the group’s ability to continue to adopt the going concern basis of accounting for a period of at least twelve months from the date when the financial statements are authorised for issue.

We have nothing to report in respect of the above matters.
However, because not all future events or conditions can be predicted, this statement is not a guarantee as to the group’s ability to continue as a going concern.
Reporting on other information
The other information comprises all of the information in the Annual Report other than the financial statements and our auditors’ report thereon. The directors are responsible for the other information. Our opinion on the financial statements does not cover the other information and, accordingly, we do not express an audit opinion or, except to the extent otherwise explicitly stated in this report, any form of assurance thereon.
In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If we identify an apparent material inconsistency or material misstatement, we are required to perform procedures to conclude whether there is a material misstatement of the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report based on these responsibilities.
With respect to the UK Statutory Strategic Report and UK Statutory Directors Report, we also considered whether the disclosures required by the UK Companies Act 2006 have been included.
Based on the responsibilities described above and our work undertaken in the course of the audit, ISAs (UK) require us also to report certain opinions and matters as described below.
UK Statutory Strategic Report and UK Statutory Directors Report
In our opinion, based on the work undertaken in the course of the audit, the information given in the UK Statutory Strategic Report and UK Statutory Directors Report for the year ended 31 December 2019 is consistent with the financial statements and has been prepared in accordance with applicable legal requirements.
In light of the knowledge and understanding of the group and its environment obtained in the course of the audit, we did not identify any material misstatements in the UK Statutory Strategic Report and UK Statutory Directors Report.
Responsibilities for the financial statements and the audit
Responsibilities of the directors for the financial statements
As explained more fully in the Statement of Directors’ Responsibilities, the directors are responsible for the preparation of the financial statements in accordance with the applicable framework and for being satisfied that they give a true and fair view. The directors are also responsible for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, the directors are responsible for assessing the group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the group or to cease operations, or have no realistic alternative but to do so.

TRONOX HOLDINGS PLC

NOTES TO THE FINANCIAL STATEMENTS

Auditors’ responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.
A further description of our responsibilities for the audit of the financial statements is located on the FRC’s website at: www.frc.org.uk/auditorsresponsibilities. This description forms part of our auditors’ report.
Use of this report
This report, including the opinions, has been prepared for and only for the parent company’s members as a body in accordance with Chapter 3 of Part 16 of the Companies Act 2006 and for no other purpose. We do not, in giving these opinions, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.
Other required reporting
Companies Act 2006 exception reporting
Under the Companies Act 2006 we are required to report to you if, in our opinion:
•	we have not received all the information and explanations we require for our audit; or
•	certain disclosures of directors’ remuneration specified by law are not made.
We have no exceptions to report arising from this responsibility.
Other matter
We have reported separately on the parent company financial statements of Tronox Holdings Plc for the period ended 31 December 2019.
/s/ Miles Saunders
Miles Saunders (Senior Statutory Auditor)
for and on behalf of
PricewaterhouseCoopers LLP
Chartered Accountants and Statutory
Auditors Reading
26 March 2020

Appendix B
TRONOX HOLDINGS PLC
AMENDED AND RESTATED MANAGEMENT EQUITY INCENTIVE PLAN
ARTICLE I
PURPOSE
1.1 Establishment. Tronox Holdings plc (the successor to Tronox Limited), a public limited company incorporated under the laws of England and Wales (the “Company”), established an equity incentive plan known as the “Tronox Limited Management Equity Incentive Plan, as amended (the “Original Plan”). The Original Plan was amended and restated by the Company’s Board effective March 27, 2019 (the “Effective Date”) and became known as the “Tronox Holdings plc Amended and Restated Management Equity Incentive Plan” (the “Plan”).
1.2 Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees, Members of the Board, and Independent Contractors of the Company and its Subsidiaries. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Share, Restricted Share Units, Performance Awards and Other Share-Based Awards, cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above.
ARTICLE II
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
“Affiliate” means (i) any person or entity that directly or indirectly controls or is controlled by the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Share, Restricted Share Units, Performance Awards and Other Share-Based Awards, cash payments and such other forms as the Committee in its discretion deems appropriate.
“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.
“Base Price” means the price at which a SAR may be exercised with respect to a Share.
“Board” means the Company’s Board of Directors, as constituted from time to time.
“Cause” means with respect to a Participant’s Termination from and after the date hereof, the following (unless the applicable Award Agreement states otherwise): (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the determination (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) the Participant’s material breach of any written agreement between the Company or any Affiliate and such Participant or the commission by a Participant of any indictable offense which carries a maximum penalty of imprisonment; (ii) perpetration by a Participant of an illegal act, or fraud which could cause demonstrable economic injury to the Company; (iii) continuing failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (iv) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the determination that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable law.

“Change in Control” means the occurrence, after the Effective Date, of any one or more of the following events; provided that, with respect to any Award that is subject to Section 409A of the Code, an event shall not be treated as a Change in Control hereunder unless such event also constitutes a “change in control event” within the meaning of Section 409A of the Code:
(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of common Shares of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;
(b) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, or by the shareholders of the Company in substantially the same proportions as their ownership of common Shares of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any twelve (12)-month period, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;
(c) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial appointment occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of such number of directors as required by the Company’s Articles of Association, each of whom were either directors at the beginning of the one year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(d) a merger, consolidation, scheme of arrangement, share issue or other similar transaction of the Company or a direct or indirect subsidiary of the Company with any other company, other than a merger, consolidation, scheme of arrangement, share issue or other similar transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (including any successor to the Company or the ultimate parent company of the Company); provided, however, that a merger, consolidation, scheme of arrangement, share issue or other similar transaction effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (b) and (c)) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or
(e) the consummation of a sale or disposition of assets of the Company and/or its direct and indirect subsidiaries having a value constituting at least forty percent (40%) of the total gross fair market value of all of the assets of the Company and its direct and indirect subsidiaries (on a consolidated basis) immediately prior to such transaction, other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
“Code” means the Internal Revenue Code of 1986 (US), as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means at least one committee, as described in Article III, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein; provided that if no such committee exists, the “Committee” means the Board.
“Disability” means with respect to a Participant’s Termination from and after the date hereof, the following (unless the applicable Award Agreement states otherwise): (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “disability” (or words of like import)), termination due to: (i) a permanent and total disability as defined in Section 22(e)(3) of the Code; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words of like import), “disability” as defined under such agreement; provided that with respect to Incentive Stock Options “disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code and; provided further, that for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.
“Eligible Individual” means any of the following individuals who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein: (a) any Member of the Board, officer or Employee of the Company or a Subsidiary or Affiliate of the Company, (b) any individual to whom the Company, or a Subsidiary of the Company, has extended a formal offer of employment, so long as the grant of any Award shall not become effective until the individual commences employment or (c) any Independent Contractor or advisor of the Company or a Subsidiary or Affiliate.
“Employee” means an employee of the Company or a Subsidiary or Affiliate. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company or a Subsidiary or Affiliate; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.
“Exchange Act” means the Securities Exchange Act of 1934 (US), as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.
“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there was no reported transaction for such date, the opening transaction price as reported by the exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the value as determined by the Board, in its sole discretion, on a good faith basis, taking into account the requirements of Section 409A of the Code.
“Good Reason” means with respect to a Participant’s Termination, the following (unless the applicable Award Agreement states otherwise): (i) the assignment of duties materially inconsistent with the Participant’s position, authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities, (ii) a reduction of the Participant’s aggregate annual compensation opportunity (i.e., base salary and annual bonus and incentive compensation target opportunity), and such reduction is not related to a reduction in either individual or corporate performance, (iii) a change of more than 50 miles in the Participant’s principal place of employment, or (iv) any other action or inaction that constitutes a material breach of the Plan.
“Grant Date” means the date that the Award is granted.
“Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.
“Independent Contractor” means an independent contractor or consultant of the Company or a Subsidiary. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer to become an independent contractor or consultant by the Company or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence his or her duties by a date established by the Committee.
“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary or Affiliate.
“Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.
“Non-Qualified Share Option” means an Option that is not an Incentive Stock Option.
“Option” means an option to purchase Shares granted pursuant to Article VI.
“Other Share-Based Award” means an Award under Article X of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares including, without limitation, an Award valued by reference to an Affiliate.
“Participant” means an Employee, Independent Contractor, or Member of the Board with respect to whom an Award has been granted and remains outstanding.
“Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.
“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.
“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
“Period of Restriction” means the period during which Awards are subject to forfeiture and/or restrictions on transferability.
“Restricted Share” means a Share Award granted pursuant to Article VII under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.
“Restricted Share Unit” or “RSU” means a Share Award granted pursuant to Article VII subject to a period or periods of time after which the Participant will receive Shares (which may be settled in cash at the Company’s discretion) if the conditions contained in such Share Award have been met.
“Securities Act” means the Securities Act of 1933 (US), as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
“Share” means the Company’s ordinary shares, or any security issued by the Company or any successor in exchange or in substitution therefore.
“Share Appreciation Right” or “SAR” means an Award granted pursuant to Article VIII, granted alone or in tandem with a related Option which is designated by the Committee as a SAR.
“Share Award” means an Award of Restricted Shares or an RSU pursuant to Article VII.
“Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
“Ten Percent Holder” means an Employee (together with persons whose Share ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns shares representing more than ten percent of the voting power of all classes of securities of the Company.
“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code and that are settled or distributed upon a “Termination,” the foregoing definition shall only apply to the extent the applicable event would also constitute a “separation from service” under Code Section 409A.
“Termination of Consultancy” means: (a) that the Independent Contractor is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as an Independent Contractor ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, an Independent Contractor to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Independent Contractor becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Independent Contractor is no longer an Independent Contractor, an Eligible Employee or a Non-Employee Director.
“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes an independent director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or an independent director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to adverse consequences under Section 409A of the Code.
“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning. A Share is “delivered” by the Company to a person if:
(a) the Company issues the Share to the person (or a nominee of the person); or
(b) the Company causes the Share to be transferred to the person (or a nominee of the person).
ARTICLE III
ADMINISTRATION
3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of three (3) or more Members of the Board (as appointed by the Board) and may consist of the entire Board. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretions necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the full and final authority in its discretion to (a) determine which Eligible Individuals shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements (and any other instrument relating to the Plan), (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by Eligible Individuals, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any defect(s) or omission(s), or reconcile any inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting of any Award, (i) subject to Sections 6.4 and 8.4, extend the period during which an Option or SAR may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.
The acts of the Committee shall be acts approved in writing by all of the members of the Committee or approved by resolution of the Committee. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Subject to applicable law, each member of the Committee is entitled to rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.
3.3 Delegation by the Committee.
3.3.1 The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company except for grants of Awards to persons (a) who are Non-Employee Directors or otherwise are subject to Section 16 of the Exchange Act or (b) who are, or who are reasonably expected to be, ‘covered employees’ for purposes of Section 162(m) of the Code; provided, however, that the Committee may not delegate its authority or power if prohibited by applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
3.3.2 The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and, subject to applicable law, may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.
3.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board and any person designated pursuant to Section 3.3.1, shall to the maximum extent permitted by applicable law and the Articles of Association of the Company be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be available to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon the person otherwise to be indemnified under this Section 3.4 determines that the acts or omissions or determinations of such person giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. This section 3.4 does not create any right of indemnification or exclude any liability to the extent such indemnification or exclusion is prohibited by law or by the Company’s Articles of Association. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Articles of Association (or other organizational document) of the Company or a Subsidiary or Affiliate, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
3.5 Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the maximum number of Shares which may be the subject of Awards (inclusive of unissued Shares to which outstanding Incentive Stock Options relate) granted under the Plan shall be 20,781,225 Shares in total (the “Share Reserve”). Shares required to be delivered under the Plan may be newly issued Shares or previously issued Shares which the Company has caused to be acquired by or for the benefit of Participants (as the Committee decides from time to time). To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available to be issued or transferred for grants of Awards under this Section 4.1. The maximum number of Shares to which Incentive Stock Options relate shall be equal to the Share Reserve. The maximum number of Shares subject to a Performance Award (which includes Options for this purpose) that may be granted to any one person in any one fiscal year is that number of Shares equal to $6,000,000 as determined on the grant date and the maximum amount that can be earned in respect of a performance award denomination in cash or value other than shares on an annualized basis is $7,500,000.
4.2 Lapsed Awards. To the extent that Shares subject to an outstanding Award have ceased to be deliverable to a Participant by reason of (i) expiration, cancellation, forfeiture or other termination of such Award, or (ii) the settlement of all or a portion of such Award in cash, then such Shares which have ceased to be deliverable by the Company shall not be counted toward the Share Reserve and shall again be available under this Plan; provided, however, that Shares surrendered in payment of the exercise price of an Option, Shares withheld or surrendered for payment of taxes with respect to any Award, and Shares repurchased by the Company on the open market with the proceeds of the exercise price of Options, shall be counted toward the Share Reserve and not be available for re-issuance under the Plan. If SARs are exercised and settled in Shares, the full number of Shares subject to the SARs shall be considered issued under the Plan, without regard to the number of Shares issued upon settlement of the SARs.
4.3 Changes in Capital Structure. Unless otherwise provided in the Award Agreement, in the event that any special dividend or other special distribution (whether in the form of cash, Shares, other securities, or other property), Share bonus issue, recapitalization, subdivision, consolidation, reorganization, merger, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares (including, without limitation, a transaction under which a person (either alone or together with associates) acquires control of the Company), subject to applicable law the Board or the Committee shall make any adjustments in such manner as it, in good faith, deems equitable or appropriate, in (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under this Article IV), (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award (based on the spread).
4.3.1 If the Company enters into or is involved in any Corporate Event, subject to applicable law, the Board or the Committee shall, prior to such Corporate Event and upon such Corporate Event, take such action as it, in good faith, deems to be equitable or appropriate, which may (but need not) include replacing Awards with substitute awards in respect of the Shares, cash, other securities or other property of the surviving corporation, acquirer, ultimate parent company of the Company or any affiliate of the foregoing on such terms and conditions, as to the number of Shares, pricing and otherwise, to substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if a Change in Control occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Change in Control and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount that the Committee, in its sole discretion, determines to be the equivalent value of such Award (e.g., in the case of an Option or SAR, the amount of the spread), it being understood that the equivalent value of an Option or SAR with an exercise price greater than or equal to the Fair Market Value of the underlying Shares shall be zero.
4.3.2 Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 4.3 need not be uniform as to all outstanding Awards, nor treat all Participants identically.
4.3.3 Nothing in this Section 4.3 requires the Board or the Committee to do or procure anything which is not within its power or control to do or procure or which would involve the Board or Committee (or any member thereof) breaching a duty owed to the Company.
4.4 Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, any Shares which are delivered under this Plan, must not be delivered for consideration that is less than as permitted under applicable law.
ARTICLE V
GENERAL REQUIREMENTS FOR AWARDS
5.1 Awards Under the Plan. Awards under the Plan may be in the form of Incentive Stock Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Share, Restricted Share Units, Performance Awards and Other Share-Based Awards, cash payments and such other forms as the Committee in its discretion deems appropriate, including any combination of the above. No fractional Shares shall be issued under the Plan nor shall any right be exercised under the Plan with respect to a fractional Share. If (but for this Section) a Participant would become entitled to be delivered a number of Shares that is not a whole number, the number of Shares to which the Participant is entitled to be delivered shall not include the fraction.
5.2 General Eligibility. All Eligible Individuals are eligible to be granted Awards, subject to the terms and conditions of this Plan. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.
5.3 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Employees of the Company, its Subsidiaries and its parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.
5.4 Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee’s determination under the Plan (including, without limitation, determination of the eligible Employees who shall be granted Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Award Agreements and the establishment of Performance Goals) need not be uniform and may be made by it selectively among eligible Employees who receive or are eligible to receive Awards under the Plan, whether or not such eligible Employees are similarly situated.
5.5 Conditions and Restrictions on Shares. Each Participant to whom an Award is made under the Plan shall (i) enter into an Award Agreement with the Company that shall contain such provisions consistent with the provisions of the Plan, as may be approved by the Committee and (ii) to the extent the Award is made at a time prior to the date Shares are listed for trading on an established securities exchange, enter into a “Stockholder’s Agreement” that is substantially similar in all material respect to any stockholder’s agreement entered into by any other employee of the Company or its Subsidiaries in connection with the Award of any equity-based compensation. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act. Finally, no Shares shall be delivered under the Plan, unless the delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder and the person to whom they are to be delivered has agreed to become a member of the Company and be bound by its Articles of Association.
5.6 Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Committee may in its sole discretion cancel such Award, in whole or in part, if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. In the case of an Award of Restricted Shares that is cancelled pursuant to this Section 5.6, the Committee may determine that the Restricted Shares are forfeited, in which case the provisions of Section 7.4 shall apply in respect of such forfeited Shares. Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the rules and regulations of the principal U.S. national securities exchange in which the Shares are listed, or if so required pursuant to a written policy adopted by the Company, and in accordance with the Company’s incentive clawback policy, originally adopted January 25, 2013 as in effect from time to time, Awards are and shall continue to be subject to clawback, forfeiture or similar requirements.
5.7 Restrictions on Transfer. It shall be a condition of every Award that no Participant shall offer (or permit or cause to be offered) any Shares that are delivered to him or her pursuant to the Award for sale within 12 months of their issue, unless the Award Agreement provides otherwise
ARTICLE VI
SHARE OPTIONS
6.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Share Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the Effective Date or (ii) the date this Plan is approved by the Company’s shareholders.
6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Share Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Share Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.
6.3 Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee at the time of grant, provided; however; that the Exercise Price of an Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Holder, 110%) of the Fair Market Value of a Share on the Grant Date.
6.4 Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth (10th) anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth (5th) anniversary of its Grant Date.
6.5 Exercisability of Options. Subject to Section 6.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion.

The exercise of an Option is contingent upon payment by the optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.
6.6 Method of Exercise. Options shall be exercised in whole or in part by the Participant’s delivery of a written notice of exercise to the General Counsel or Secretary of the Company (or his or her designee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent and no Shares resulting from the exercise of an Option shall be issued until full payment therefore has been made. The Committee, in its sole discretion, also may permit exercise by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan (including, without limitation, a cashless exercise whereby the Company does not deliver that number of Shares with a Fair Market Value equal to the aggregate exercise price of the Options being exercised). As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (or the equivalent if such Shares are held in book entry form) for such Shares with respect to which the Option is exercised.
6.7 Restrictions on Share Transferability. Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
6.8 RESERVED
6.9 RESERVED
6.10 Incentive Stock Options. Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Share Option and shall be valid as such according to its terms.
6.11 Prohibition on Repricing. Notwithstanding anything in the Plan to the contrary, other than as may be permitted pursuant to Section 4.3, the Committee shall not without the approval of the Company’s shareholders (a) lower the Exercise Price of an Option after it is granted, (b) cancel an Option when the Exercise Price exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
ARTICLE VII
SHARE AWARDS
7.1 Grant of Share Awards. Subject to the provisions of the Plan, Share Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. Share Awards may be issued either alone or in addition to other Awards granted under the Plan.
7.2 Share Award Agreement. Each Share Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Share Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine including, without limitation, that an RSU Award may be settled in cash or a combination of cash and Shares.
7.3 Acceptance. Awards of Restricted Shares must be accepted within a period of thirty (30) days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Share Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.
7.4 Transferability/Share Certificates/Forfeiture.
7.4.1 Restricted Shares may not be sold, Transferred, pledged, assigned, or otherwise alienated or hypothecated during the Period of Restriction. During the Period of Restriction, a Restricted Share Award may bear a legend as described in Section 7.5.2. Unless the Committee determines otherwise, Restricted Shares shall be delivered to and held by the relevant Participant for the applicable Period of Restriction and such Participant shall be and remain the beneficial owner of each such Restricted Share.

7.4.2 The Committee may impose such requirements and implement such arrangements as it considers necessary or desirable for the purpose of securing compliance by the Participant with the terms of an Award of Restricted Shares and the Plan (including this Section 7.4). Such requirements and arrangements may include, without limitation, a requirement that the Participant deliver to the Company (or its nominee) any Share certificate relating to the Restricted Shares and a blank transfer of the Restricted Shares duly executed by the Participant (as transferor).
7.4.3 In the event that an Award of Restricted Shares is forfeited in whole or part, the Company shall be entitled, at its election at any time thereafter, to do any of the following:
(a) to require the Participant to transfer the forfeited Shares to any person nominated by the Company including, without limitation:
(i) an Eligible Individual for or in connection with an Award made to such Eligible Individual; or
(ii) a broker instructed to sell the Shares on a securities exchange at the then prevailing market price for Shares (or any other price acceptable to the Committee);
(b) to require the Participant to sell the forfeited Shares (or cause them to be sold):
(i) to any person nominated by the Company at such price and on such terms and subject to such conditions as the Committee decides; or
(ii) on any securities exchange at the then prevailing market price for Shares (or any other price acceptable to the Committee);
(c) (subject to applicable law) to buy-back the forfeited Shares from the Participant for a total purchase price of $1.00 (that is, $1.00 for all the forfeited Shares of the Participant irrespective of the number of Shares that are bought back from the Participant).
7.4.4 The Participant must do any act that Company may reasonably require to give effect to an election made by the Company under Section 7.4.3. Without limiting the generality of the foregoing, the acts may include sign or give any direction, instruction, share transfer or other document to any person.
7.4.5 Where the Company requires the Participant to transfer the Shares or to sell the Shares (or cause them to be sold) under paragraph (a) or paragraph (b) of Section 7.4.3, the Participant shall be obliged to pay to the Company an amount equal to the consideration (if any) received upon such transfer or sale (or, in the case of non-cash consideration, the value of such consideration as reasonably determined by the Company) immediately upon receipt of the consideration. Without limiting Section 7.4.4, the Company may require the Participant to direct that the transferee or purchaser pay or deliver any consideration to which the Participant is entitled under the transfer or sale to the Company (or as the Company directs). If any consideration is received by the Company (in any capacity) upon a transfer or sale of forfeited Shares of a Participant, the Company shall be entitled to retain that consideration for its own benefit and shall not be required to account to the Participant for it.
7.4.6 The Company is authorized under the Plan by each Participant to do, and to appoint any person who is a director, secretary, general counsel or employee of the Company to do, for and on behalf of and in the name of any Participant to whom an Award of Restricted Shares is made, any act which the Committee considers that the Participant is required to do under the Plan (including, without limitation, under Section 7.4.3 or Section 7.4.4) or the terms of an Award of Restricted Shares. Without limiting the generality of the foregoing, the acts may include sign or give any direction, instruction, share transfer or other document to any person for and on behalf of and in the name of the Participant. A Participant may not revoke this authority.
7.5 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Shares as it may deem advisable or appropriate.
7.5.1 General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, , or any other basis determined by the Committee in its discretion.
7.5.2 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Shares during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Restricted Shares shall bear the following legend: “The sale or other transfer of the shares of Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Tronox Holdings plc Amended and Restated Management Equity Incentive Plan (the “Plan”), and in a Restricted Share Award Agreement (as defined by the Plan). A copy of the Plan and such Restricted Share Award Agreement may be obtained from the General Counsel or Secretary of Tronox Holdings plc.”
7.5.3 Removal of Restrictions. Upon the termination or expiry of the Period of Restriction applicable to Restricted Shares, subject to the Company’s right to require payment of any taxes, the Shares shall cease to be liable to be forfeited by the Participant and the restrictions in Section 7.4 shall cease to apply (“Released Shares”). Upon delivery to the Company of any Share certificate relating to Released Shares bearing a legend as referred to in Section 7.5.2, the Company shall cancel such certificate and deliver to the Participant a new certificate for the Released Shares that does not bear such a legend (unless no such certificate is required to be delivered under applicable law).
7.5.4 Voting Rights. During the Period of Restriction, Participants holding Restricted Shares may exercise full voting rights attaching to the Shares, unless otherwise provided in the Award Agreement. However, if an award of Restricted Shares is forfeited, the Participant must not cast a vote attaching to any of the forfeited Shares (or appoint a proxy or attorney to do so).
7.5.5 Dividends and Other Distributions. Unless otherwise provided in the Award Agreement:
(a) a Participant shall be entitled to receive all dividends and other distributions paid on Restricted Shares held by him or her provided, that any such dividends or other distributions shall be subject to the same vesting requirements as the underlying Share Awards and shall be accumulated and paid only at the time the Share Award becomes vested. In the case of a distribution paid other than in cash, the relevant amount shall be the value of the property distributed as at the date of the distribution, as determined by the Committee;
(b) in the case of an Share Award of RSUs, if and when the RSUs vest and cease to be liable to be forfeited, the Company shall make a Dividend Equivalent Payment to the Participant. For this purpose, a “Dividend Equivalent Payment” is an amount equal to the amount of cash dividends and other distributions that would have been paid to the Participant during the period commencing on the date of grant of the Share Award and ending on the date that is one business day before the date on which Participant is delivered the Shares pursuant to the RSU Award or the RSU Award is settled in cash (as the case may be) as if, for each RSU that has vested, a Share had been delivered to the Participant on the date of grant instead of an RSU; and
(c) for the avoidance of doubt, notwithstanding anything to contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend, Dividend Equivalent Payment or otherwise with respect to any Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.
7.5.6 Consolidations/Subdivisions/Bonus Issues. For the avoidance of doubt, subject to the Committee determining otherwise pursuant to Section 4.3 and to the terms of any Award Agreement, if there is a consolidation of Shares or a subdivision of Shares, or a pro rata bonus issue of Shares or other securities by the Company, the Restricted Shares of each Participant shall as from the effective date of such consolidation, subdivision or bonus issue be:
(a) in the case of a consolidation or subdivision, the smaller or greater number of Shares (as the case may be) resulting from the consolidation or subdivision of the Restricted Shares of the Participant held immediately before the effective date of the consolidation or subdivision; and
(b) in the case of a pro rata bonus issue, the Shares comprising the Restricted Shares of the Participant and the bonus Shares or other securities issued to the Participant in relation to the Restricted Shares of the Participant held immediately before the record date for the pro rata bonus issue.

ARTICLE VIII
SHARE APPRECIATION RIGHTS
8.1 Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion.
8.2 Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option. The Base Price with respect to Shares subject to a non-tandem SAR shall be determined by the Committee at the time of grant, provided that the Base Price of a non-tandem SAR shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.
8.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
8.4 Expiration Dates. Each SAR shall terminate no later than the tenth (10th) anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.
8.5 Exercisability.
8.5.1 Method of Exercise. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the General Counsel or Secretary of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request.
8.5.2 Tandem SARs. Tandem SARs (i.e., SARs issued in tandem with Options) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article VI. The related Options which have been surrendered by the exercise of a tandem SAR, in whole or in part, shall no longer be exercisable to the extent the related tandem SARs have been exercised.
8.5.3 Discretionary Limitations. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
8.6 Payment. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR by (ii) the number of Shares with respect to which the SAR is exercised.
8.7 Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in newly issued Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.
8.8 Prohibition on Repricing. Notwithstanding anything in the Plan to the contrary, other than as may be permitted pursuant to Section 4.3, the Committee shall not without the approval of the Company’s shareholders (a) lower the Base Price of an SAR after it is granted, (b) cancel a SAR when the Base Price exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control) or (c) take any other action with respect to an SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

ARTICLE IX
PERFORMANCE AWARDS
9.1 General. The Committee may grant a Performance Award to a Participant, payable in any form described in Section 5.1, upon the attainment of specific Performance Goals. If the Performance Award is payable in Restricted Shares, with the provisions of Article VII shall apply in respect of the Restricted Shares. If the Performance Award is payable in cash, it may be paid upon attainment of the relevant Performance Goals either in cash or in Restricted Shares (based on the then current Fair Market Value of such Shares) to be held in accordance with Article VII, as determined by the Committee, in its sole and absolute discretion. If it is a condition of the Performance Award payable in Restricted Shares that the Restricted Shares shall be forfeited if a Performance Goal is not attained, the provisions of Section 7.4 shall apply in respect of such forfeited Shares and Section 7.5.5 shall apply in respect of forfeited dividends and other distributions. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. Performance Awards granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which additional terms and conditions shall be reflected in the applicable Award Agreement.
9.2 Performance Goals. Subject to applicable law, the Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share (basic and diluted), (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow (including, without limitation, operating cash flow, free cash flow, discounted cash flow, return on investment and cash flow in excess of cost of capital), (j) earnings before interest, taxes, depreciation and amortization, (k) earnings before interest and taxes, (l) sales, (m) total stockholder return relative to assets, (n) total stockholder return relative to peers, (o) financial returns (including, without limitation, return on assets, return on net assets, return on equity and return on investment), (p) cost reduction targets, (q) customer satisfaction, (r) customer growth, (s) employee satisfaction, (t) gross margin, (u) revenue growth, (v) market share, (w) book value per share, (x) expenses and expense ratio management, (y) system-wide sales or system-wide sales growth, (z) traffic or customer counts, (aa) new product sales, (bb) any combination of the foregoing or (cc) such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. Multiple Performance Goals may be established and may have the same or different weighting.
9.3 Additional Criteria. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.
9.4 Adjustment to Performance Goals. At any time prior to payment of an Award, the Committee may adjust previously established Performance Goals and other terms and conditions of the Award to reflect major unforeseen events, including, without limitation, changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items.
9.5 Value, Form and Payment of Performance Award. The Committee will establish the value or range of value of the Performance Award, the form in which the Award will be paid, and the date(s) and timing of payment of the Award. The Participant will be entitled to receive the Performance Award only upon the attainment of the Performance Goals and such other criteria as may be prescribed by the Committee during the Performance Period.

ARTICLE X
OTHER SHARE-BASED AWARDS
10.1 Grant. Subject to the provisions of the Plan, the Committee may grant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including, but not limited to, Shares issued to a Participant purely as a bonus and not subject to any restrictions or conditions, Shares issued to a Participant in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, performance units, dividend equivalent units, Share equivalent units, and deferred Share units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Individuals to defer all or a portion of their cash compensation in the form of Other Share-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.
10.2 Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Shares subject to Awards made under this Article X may not be Transferred prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
10.3 Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and this Plan, the recipient of an Award under this Article X shall be entitled to receive all dividends and other distributions paid with respect to such Award; provided, that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Award and shall be paid at the time the Award becomes vested. If any dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Award with respect to which they were paid and, if such Shares are forfeited under the Award, the provisions of Section 7.4 shall apply in respect of such forfeited Shares and Section 7.5.5 shall apply in respect of any forfeited dividends and other distributions (as if the Shares were forfeited Restricted Shares).
10.4 Vesting. Any Award under this Article X and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion. Unless expressly provided otherwise in an Award Agreement, in the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award. Where any Shares covered by an Award under this Article X are forfeited by a Participant, the provisions of Section 7.4 shall apply in respect of such forfeited Shares and Section 7.5.5 shall apply in respect of any forfeited dividends and other distributions (as if the Shares were forfeited Restricted Shares).
10.5 Price. Subject to applicable law, (a) Shares issued on a bonus basis under this Article X may be issued for no cash consideration; and (b) Shares purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.
10.6 Payment. The form of payment for the Other Share-Based Award shall be specified in the Award Agreement.
ARTICLE XI
PARTICIPANT TERMINATION
11.1 Rules Applicable to Options and SARs. Unless otherwise determined by the Committee or as set forth in the applicable Award Agreement:
11.1.1 Termination by Reason of Death or Disability. If a Participant’s Termination is by reason of death or Disability, all Options or SARs that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Options or SARs.
11.1.2 Termination Without Cause. If a Participant’s Termination is by the Company without Cause, all Options or SARs that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options or SARs.

11.1.3 Termination by the Participant. If a Participant terminates his or her service with the Company for any reason, all Options or SARs that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Options or SARs.
11.1.4 Termination for Cause. If a Participant’s Termination is for Cause all Options or SARs, whether vested or unvested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
11.1.5 Unvested Options and SARs. Except as set forth in the applicable Award Agreement, Options or SARs that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
11.2 Rules Applicable to Share Awards, Performance Awards and Other Share-Based Awards. Unless otherwise determined by the Committee in the applicable Award Agreement, upon a Participant’s Termination for any reason: (i) during the relevant Period of Restriction, all Share Awards still subject to restriction shall be forfeited; and (ii) any unvested Performance Award or Other Share-Based Awards shall be forfeited. If a Participant forfeits Shares held by him or her, the provisions of Section 7.4 shall apply in respect of such forfeited Shares and Section 7.5.5 shall apply in respect of any forfeited dividends and other distributions (as if the Shares were forfeited Restricted Shares).
11.3 Statutory limitations. Without limiting the generality of Section 14.11, if (but for this Section, the Participant (or legal personal representative or other person) would be entitled to receive a payment or other benefit under this Plan or an Award Agreement in connection with the Participant’s termination of service and payment of such amount or the giving of such benefit would result in the Company, a Subsidiary, then despite any other provision in this Plan or the applicable Award Agreement, the Participant shall be entitled to receive only the maximum amount that may lawfully be paid to the Participant, or the benefit to the extent that it may be lawfully given, in connection with the Participant’s termination of service.
ARTICLE XII
CHANGE IN CONTROL
12.1 Treatment of Awards in connection with a Change in Control. Unless provided otherwise by the Committee (as constituted prior to a Change in Control) in an Award Agreement or otherwise, or as provided in an employment agreement or similar agreement between the Company or any Subsidiary and the Participant, in the event of a Change in Control:
12.1.1. Any Options and Share Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred shall be assumed by the successor (or its parent company) or cancelled in exchange for substitute options or share appreciation rights issued by the successor (or its parent company) in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) in the case of a Non-Qualified Share Option, and Treas. Reg. §1.424-1(a) (or any successor regulation) in the case of an Incentive Stock Option and, if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason, such Awards, to the extent then outstanding, shall fully vest and become exercisable. To the extent Options and Share Appreciation Rights that are outstanding as of the date of such Change in Control are not assumed or substituted, the Award shall, as determined by the Committee, (A) immediately become fully exercisable and vested to the full extent of the original grant, or (B) be cancelled in exchange for cash and/or other substitute consideration (if any) with respect to each Share subject to the Award as of the Change in Control date equal in value to the excess (if any) of (I) the per-Share value, as determined by the Committee in its discretion, of the property (including cash) received by the Company’s shareholders as a result of the transaction over (II) if applicable, the per-Share Exercise Price or Base Price of the applicable Award. If the value of the property (including cash) received by the holder of a Share as a result of the transaction does not exceed the per-Share Exercise Price or Base Price of the Award, the Award may be cancelled without providing any cash or other consideration to the Participant with respect to such Award.
12.1.2 Any Performance Awards outstanding as of the date such Change in Control is determined to have occurred shall be converted into, as applicable, time-based restricted stock of the successor (or its parent company) or time-based restricted stock units based on stock of the successor (or its parent company) and, if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason, such Awards, to the extent then outstanding, shall fully vest. With respect to Performance Awards that are outstanding as of the date of such Change in Control and are not converted to a time-based Award, any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code and the applicable terms of the Performance Awards). In either case, unless otherwise determined by the Committee in an Award Agreement or otherwise, the value of the Performance Awards as of the date of the Change in Control shall be determined assuming target performance has been achieved, except that the value shall be determined based on actual performance as of such date if (A) more than half of the performance period has elapsed as of such date and (B) actual performance is determinable as of such date.
12.1.3 Any other Share Awards and cash Awards outstanding as of the date such Change in Control is determined to have occurred shall be assumed by the successor (or its parent company) or cancelled in exchange for comparable awards issued by the successor (or its parent company), and, if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason, such Awards, to the extent then outstanding, shall fully vest. With respect to such Awards that are outstanding as of the date of such Change in Control and are not assumed or substituted, any deferral or other restriction shall lapse and such Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code and the applicable terms of the Awards).
12.1.4 For an Award to be validly assumed or substituted by a successor for purpose of this Section 12, it must (A) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedules; (B) have substantially equivalent value to such Award (determined at the time of the Change in Control); and (C) be based on stock that is listed and traded on an established U.S. securities market or an established securities market outside the United Stated upon which the Participants could readily trade the stock without administrative burdens or complexities.
ARTICLE XIII
AMENDMENT, TERMINATION AND DURATION
13.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, and the rules of the applicable securities exchange; provided, however, unless prohibited by applicable law, the Board may amend the Plan and any Award Agreement without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company intends to administer the Plan and all Awards granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan.
13.2 Duration of the Plan. The Plan shall, subject to Section 13.1, terminate ten (10) years after the date that the Plan is approved by a resolution passed at a general meeting of the Company, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.
ARTICLE XIV
MISCELLANEOUS
14.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

14.2 Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole and absolute discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
14.3 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
14.4 Beneficiary Designations. Subject to the restrictions in Section 14.5 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation or such designation being effective under applicable law, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
14.5 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement or as prohibited by applicable law, a Participant may (with the prior approval of the Committee) transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.
14.6 No Rights as Shareholder. Except to the limited extent provided in Sections 7.5.4 and 7.5.5 or as otherwise provided under applicable law, no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until the Shares that are the subject of the Award have actually been delivered to the Participant and certificates representing such Shares, if any, or in the event the Shares are non-certificate, such other method of recording beneficial ownership, shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
14.7 Withholding. Subject to the terms of the applicable Award Agreement or any other agreement addressing the withholding obligations of the Company or the Participant in connection with the issuance or settlement of an Award granted hereunder, as a condition to the settlement of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, if permitted by the Committee, authorizing withholding from payroll, reducing the number of Shares otherwise deliverable, delivering Shares already owned and any other amounts payable to the Participant), an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation (except as required under applicable law) to deliver Shares to the Participant or to issue a certificate or book-entry transfer for such Shares. Unless otherwise provided in an Award Agreement or other written agreement with a Participant, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) paying cash, (b) not delivering Shares to which the Participant would otherwise be entitled to be delivered, or (c) any combination of the foregoing.

14.8 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital Shares or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.
14.9 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
14.10 Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
14.11 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing under the Plan or an Award Agreement shall require the Company, a Subsidiary or any other person to do any act or thing or refrain from doing any act or thing if to do or not do that act or thing (as the case may be) would contravene applicable law.
14.12 Governing Law. The Plan and all determinations made and actions taken pursuant hereto to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of New York and construed accordingly.
14.13 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of New York in New York County or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of New York in New York County, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s registered office, attention General Counsel and Secretary, and (e) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.
14.14 Notices. Any notice which may be required or permitted under this Plan shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
14.14.1 If such notice is to the Company, to the attention of the General Counsel or Secretary of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

14.14.2 If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.
14.15 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.
14.16 Payments to Minors. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
14.17 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participant(s) and not with the Company.
14.18 Other Benefits. No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
14.19 Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to any Awards hereunder.
14.20 Award Agreement. Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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D13908-Z77223

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TRONOX HOLDINGS PLC

The Board of Directors recommends a vote FOR the election of all the nominees for Director in Proposal 1 - Election of Directors, and FOR Proposals 2 – 9.

	For	Against	Abstain
1. Election of Directors			
Nominees:			
01 Jeffry Quinn	☐	☐	☐
02 Ilan Kaufthal	☐	☐	☐
03 Mutlaq Al-Morished	☐	☐	☐
04 Vanessa Guthrie	☐	☐	☐
05 Peter Johnston	☐	☐	☐
06 Ginger Jones	☐	☐	☐
07 Stephen Jones	☐	☐	☐
08 Moazzam Khan	☐	☐	☐
09 Sipho Nkosi	☐	☐	☐
2. A non-binding advisory vote to approve executive compensation.	☐	☐	☐
3. Ratify the appointment of PricewaterhouseCoopers LLP (U.S.) as the Company's independent registered public accounting firm.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D13909-Z77223

TRONOX HOLDINGS PLC
Annual Meeting of Shareholders
June 24, 2020 9:00 AM
This proxy is solicited by the Board of Directors

Jeffry Quinn and Jeffrey Neuman and each of them, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Tronox Holdings plc to be held on June 24, 2020 held live via webcast at www.virtualshareholdermeeting.com/TROX2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees for Director in Proposal 1 – Election of Directors, and FOR Proposals 2, 3, 4, 5, 6, 7, 8, and 9.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side